    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 3, 1998

                                            REGISTRATION STATEMENT NO. 333-21899
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 6


                                       TO

                                    FORM F-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                         MED-EMERG INTERNATIONAL, INC.

             (Exact name of Registrant as specified in its charter)

            CANADA                          3842                      NA
 (State or other jurisdiction   (Primary Standard Industrial    (IRS Employer
              of                    Classification Code)        Identification
incorporation or organization)                                       No.)

                               2550 ARGENTIA ROAD
                                   SUITE 205
                          MISSISSAUGA, ONTARIO L5N 5R1
                                     CANADA
                                 (905) 858-1368
   (Address, including postal code and telephone number, including area code, of Registrant's principal executive offices)
                            ------------------------

                                 CARL PAHAPILL
                PRESIDENT, CHIEF OPERATING OFFICER AND DIRECTOR
                         MED-EMERG INTERNATIONAL, INC.
                               2550 ARGENTIA ROAD
                                   SUITE 205
                          MISSISSAUGA, ONTARIO L5N 5R1
                                     CANADA
                                 (905) 858-1368
          (Name, address, including postal code and telephone number, including area code, of agent for service)
                            ------------------------

                          COPIES OF COMMUNICATIONS TO:

        JAY M. KAPLOWITZ, ESQ.                      JACK BECKER, ESQ.
        ARTHUR S. MARCUS, ESQ.                   SNOW BECKER KRAUSS P.C.
     GERSTEN, SAVAGE, KAPLOWITZ &                    605 THIRD AVENUE
           FREDERICKS, LLP                              25TH FLOOR
         101 EAST 52ND STREET                 NEW YORK, NEW YORK 10158-0125
       NEW YORK, NEW YORK 10022                       (212) 687-3860
            (212) 752-9700

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier, effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box / /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                                PROPOSED
                                                                        PROPOSED MAXIMUM        MAXIMUM
               TITLE OF EACH CLASS                    AMOUNT BEING     OFFERING PRICE PER      AGGREGATE           AMOUNT OF
         OF SECURITIES TO BE REGISTERED                REGISTERED         SECURITY(1)        OFFERING PRICE     REGISTRATION FEE
Common Stock, no par value.......................     1,437,500(2)           $4.25            $  6,109,375         $ 1,851.33
Redeemable Common Stock Purchase Warrants........     1,437,500(3)           $0.10            $    143,750         $    43.56
Common Stock issuable upon exercise of Redeemable
  Common Stock Purchase..........................     1,437,500(4)           $4.50            $  6,468,750         $ 1,960.23
Underwriters' Warrant to Purchase Common Stock...       125,000              $6.375           $    796,875         $   241.48
Underwriters' Warrant to purchase
  Warrants.......................................       125,000              $0.15            $     18,750         $     5.68
Common Stock issuable upon exercise of Warrants
  issuable upon exercise of Underwriters'
  Warrants.......................................      125,000(4)            $6.75            $    843,750         $   255.68
Common Stock being Registered for Selling
  Stockholders...................................        62,500              $4.25            $    265,625         $    80.49
Total Registration Fee...........................                                                                  $ 4,438.45

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933.

(2) Includes 187,500 shares of Common Stock subject to an over-allotment option granted to the Underwriters by certain stockholders of the Company.

(3) Includes 187,500 Redeemable Common Stock Purchase Warrants subject to an over-allotment option granted to the Underwriters.

(4) Pursuant to Rule 416, this Registration Statement also covers an indeterminable number of additional shares of Common Stock issuable as a result of any future anti-dilution adjustments in accordance with the terms of the Redeemable Common Stock Purchase Warrants.
                            ------------------------

                                EXPLANATORY NOTE

    The Registration Statement contains two forms of prospectus: (i) one to be used in connection with an offering by the Company of shares of Common Stock and Redeemable Common Stock Purchase Warrants (the "Prospectus"); and (ii) one to be used in connection with the sale of Common Stock by certain selling securityholders (the "Selling Securityholders Prospectus"). The Prospectus and the Selling Securityholders Prospectus will be identical in all respects except for the alternate pages for the Selling Securityholders Prospectus included herein which are labeled "Alternate Page for Selling Securityholders Prospectus."

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 3, 1998

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                         MED-EMERG INTERNATIONAL, INC.
                        1,250,000 SHARES OF COMMON STOCK
              1,250,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS


    MED-EMERG INTERNATIONAL, INC. (the "Company") is hereby offering (the "Offering"), separately and not as units, 1,250,000 shares of the Company's common stock, no par value (the "Common Stock"), and 1,250,000 Redeemable Common Stock Purchase Warrants (the "Warrants"). The Common Stock and the Warrants must be purchased on the basis of one Warrant for each share of Common Stock purchased and will be seperately transferable immediately upon issuance. Each of the Warrants entitles the registered holder thereof to purchase one share of Common Stock at a price of $4.50 per share, subject to adjustment in certain circumstances, at any time during the period commencing one year from the date upon which the registration statement (the "Registration Statement") of which this Prospectus is a part is declared effective (the "Effective Date") by the
Securities and Exchange Commission and ending on             , 2003, [the fifth
anniversary of the Effective Date]. The Warrants are subject to redemption by
the Company at $.10 per Warrant at any time commencing             , 2000 [two
years after the Effective Date] (or sooner with the consent of Network 1 Financial Securities, Inc.) on not less than 30 days prior written notice to the holders of the Warrants, provided the closing bid price of the Common Stock has been at least $8.00 for 20 consecutive trading days ending on the third day prior to the date on which the Company gives notice of redemption. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption.



    Prior to the Offering, there has been no public market for the Common Stock and Warrants and no assurance can be given that any such market will develop upon completion of the Offering. Application has been made to have the Common Stock and Warrants included for quotation on The Nasdaq SmallCap Market under the symbols "MEDF" and "MEDWF," respectively, and for listing on the Boston Stock Exchange under the symbols "MED" and "MEDW," respectively. The initial public offering price of the Common Stock and the Warrants and the exercise price and other terms of the Warrants have been determined by negotiation between the Company and Network 1 Financial Securities, Inc. (the "Representative"), the representative of the underwriters named herein ("Underwriters") and do not necessarily bear any relation to the Company's earnings, assets, book value, net worth or any other recognized criteria of value. See "Underwriting." Approximately $300,000 (6.73%) of the net proceeds of this Offering will be used to repay two notes held by a director of the Company. See "Use of Proceeds."



    Concurrently with the Offering, 62,500 shares of Common Stock ("Selling Securityholders' Shares") have been registered by the Company under the Securities Act of 1933, as amended ("Act"), on behalf of certain of its stockholders ("Selling Securityholders"), pursuant to a Selling Securityholder Prospectus. The Selling Securityholders' Shares may not be sold prior to twenty-four months from the Effective Date without the prior written consent of the Representative ("lock-up"). The Company will not receive any proceeds from the sale of the Selling Securityholders' Shares. The Representative has advised the Company that any decision to release any Selling Securityholder from the lock-up is dependent on market conditions, particularly its desire to preserve an orderly market for the Common Stock and Warrants, and that the Selling Securityholders (which participated in the Company's January 1997 Bridge Financing) may not be released during the first year of the lock-up.



AN INVESTMENT IN THE SHARES OF COMMON STOCK AND WARRANTS OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" COMMENCING ON PAGE 9 AND DILUTION ON PAGE 19.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                              UNDERWRITING
                                                              DISCOUNTS AND       PROCEEDS TO
                                          PRICE TO PUBLIC    COMMISSIONS(1)       COMPANY (2)
Per Share..............................  U.S. $4.25         U.S. $0.425        U.S. $3.825
Per Warrant............................  U.S. $0.10         U.S. $0.01         U.S. $0.09
Total(3)...............................  U.S. $5,437,500    U.S. $543,750      U.S. $4,893,750


(1) Does not include additional consideration in the form of (i) a non-accountable expense allowance payable to the Representative equal to 3% of the gross offering proceeds, of which U.S. $50,000 has been paid, (ii) warrants (the "Underwriters' Warrants") entitling the Underwriters to purchase up to 125,000 shares of Common Stock and 125,000 warrants at a price per share of Common Stock or warrant equal to 150% of the initial public offering price and (iii) US $5,000 per month for 24 months pursuant to a financial consulting agreement which is payable in full upon the closing of the Offering. The Company also has agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended, and to pay the Representative, under certain circumstances, a warrant solicitation fee of 5% of the exercise price of each Warrant exercised. See "Underwriting."


(2) Before deducting expenses of this Offering estimated at approximately US $435,000 payable by the Company, including the non-accountable expense allowance of US $163,125 (US $163,687.50 if the Underwriters' over-allotment option is exercised in full).

(3) The Company and certain of its securityholders ("Selling Allotment Securityholders") have granted the Underwriters an option, exercisable within 45 days after the date of this Prospectus, to purchase up to 187,500 shares of Common Stock (all of which are being granted by the Selling Allotment Securityholders) and 187,500 Warrants (the "Over-Allotment Option") upon the same terms as set forth above, solely to cover over-allotments, if any. If the Over-Allotment Option is exercised in its entirety, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company and the Selling Allotment Securityholders will be US $6,253,125, US $625,312.50 and US $4,746,937.50 and US$693,281.25,
    respectively. See "Underwriting" and "Selling Allotment Stockholders."


    The Common Stock and Warrants are being offered by the Underwriters subject to prior sale, when, as and if delivered to the Underwriters and subject to their right to reject orders in whole or in part and to certain other conditions. It is expected that delivery of certificates will be made against payment therefor at the offices of Network 1 Financial Securities, Inc., Galleria, Building 2, 2 Bridge Avenue, Redbank, New Jersey 07701, on
    or about             , 1998.


                      NETWORK 1 FINANCIAL SECURITIES, INC.


               THE DATE OF THIS PROSPECTUS IS             , 1998

    CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK AND WARRANTS OFFERED HEREBY, INCLUDING PURCHASES OF THE COMMON STOCK OR WARRANTS TO STABLIZE ITS MARKET PRICE, PURCHASES OF THE COMMON STOCK OR WARRANTS TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK OR WARRANTS MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

    THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE QUALIFIED FOR SALE UNDER THE SECURITIES LAWS OF CANADA OR ANY PROVINCE OR TERRITORY OF CANADA. THE SECURITIES ARE NOT BEING OFFERED FOR SALE AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN CANADA, OR TO ANY RESIDENT THEREOF, IN VIOLATION OF THE SECURITIES LAWS OF CANADA OR ANY PROVINCE OR TERRITORY OF CANADA.

                                 EXCHANGE RATE

    ALL DOLLAR AMOUNTS SET FORTH IN THIS PROSPECTUS FOR THE COMPANY ARE EXPRESSED IN CANADIAN DOLLARS, EXCEPT WHERE OTHERWISE NOTED. The following table sets forth (i) the rates of exchange for the Canadian dollar, expressed in U.S. dollars, in effect at the end of each of the periods indicated; (ii) the average of exchange rates in effect on the last day of each month during such periods; and (iii) the high and low exchange rates during such periods, in each case based on the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York.


                                                      YEAR ENDED DECEMBER 31,
                                  ----------------------------------------------------------------
                                    1992       1993       1994       1995       1996       1997
                                  ---------  ---------  ---------  ---------  ---------  ---------
RATE AT END OF PERIOD...........  $  0.7874  $  0.7576  $  0.7143  $  0.7353  $  0.7299  $  0.6991
AVERAGE RATE DURING PERIOD......     0.8264     0.7752     0.7299     0.7299     0.7353     0.7223
HIGH............................     0.7729     0.7416     0.7097     0.7009     0.7212     0.6945
LOW.............................     0.7871     0.8065     0.7642     0.7533     0.7526     0.7493



    On January 26, 1998, the noon buying rate for Canadian dollars was U.S. $.6897 = $1.00 Canadian.


    This Prospectus contains conversions of certain Canadian dollar amounts into U.S. dollars, as indicated by the symbol U.S.$, solely for the convenience of the reader. These conversions should not be construed as representations that the Canadian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated. Canadian dollar amounts so converted have been converted into U.S. dollars at the rate of U.S. $.7353 = $1.00 Canadian.

                               CIVIL LIABILITIES

    The Company is a corporation incorporated under the Business Corporations Act of Ontario (the "OBCA") and most of the directors, controlling persons and officers of the Company, as well as experts named herein, are residents of Canada. Moreover, substantial portions of the Company's assets and the assets of such persons are located in Canada. As a result, it may be difficult to effect service of process within the United States upon the Company or such persons or to enforce, in United States federal or state courts, judgments against them obtained in such courts and predicated on the civil liability provisions of the United States federal or state securities laws. The Company has appointed Gersten, Savage, Kaplowitz & Fredericks, LLP as its agent for service of process in any action against the Company in any federal court or court in the State of New York arising out of the Offering. The Company has been advised by its Canadian counsel, Borden & Elliot, that there is doubt as to whether Canadian courts would enforce (i) judgments of United States federal or state courts obtained in actions against the Company or such persons predicated on the civil liability provisions of the United States federal or state securities laws; or
(ii) in original actions, liabilities against the Company or such persons predicated solely on the United States federal or state securities laws.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION, FINANCIAL STATEMENTS AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED OR THE CONTEXT OTHERWISE REQUIRES, ALL INFORMATION CONTAINED IN THIS PROSPECTUS ASSUMES NO EXERCISE OF THE WARRANTS, THE OVER-ALLOTMENT OPTION OR THE UNDERWRITERS' WARRANTS. AS USED HEREIN, UNLESS OTHERWISE INDICATED OR THE CONTEXT OTHERWISE REQUIRES, THE "COMPANY" REFERS TO MED-EMERG INTERNATIONAL, INC. ("MEI"), ITS WHOLLY-OWNED SUBSIDIARIES, MED-EMERG URGENT CARE CENTRES, INC., 927563 ONTARIO INC. AND 927564 ONTARIO INC., ITS INDIRECT WHOLLY-OWNED SUBSIDIARIES, MED-EMERG, INC. ("MED") AND MED-PLUS HEALTH CENTERS LTD. ("MPHC"), WHO ARE WHOLLY-OWNED BY 927563 ONTARIO, INC. AND 927564 ONTARIO, INC., RESPECTIVELY, THE COMPANY ALSO OWNS 33.33% OF GLENDERRY WALK-IN CLINIC ("GWIC"), A PARTNERSHIP WHICH IT MANAGES AND OPERATES.
                                  THE COMPANY

    The Company specializes in the coordination and delivery of emergency related healthcare services in the Province of Ontario, Canada. The broad range of services offered by the Company include operational consulting and healthcare management services, physician and nurse staffing, and healthcare educational services.

    Due to increasing government fiscal restraint, Ontario's health care system is currently undergoing a significant restructuring by the provincial government. Based on a determination that the Ontario public healthcare system was not fiscally efficient, the Province of Ontario recently enacted the Savings and Restructuring Act, which gives its provincial government the ability to implement a health care system restructuring plan. The new legislation established the Health Services Restructuring Commission with broad decision making authority over every aspect of a public hospital's operations. This includes all aspects of operations, fiscal policy, public funding and even the continuance or cessation of a public hospital's existence. The objective of the legislation is to induce public hospitals' care delivery systems in the Ontario health care area to improve the quality of health care, and particularly to install efficiencies of cost in the delivery of medical services to the 11 million residents of the Province of Ontario (37% of all of Canada). Inefficient hospitals run the risk of the loss of public funding if they fail to meet the objectives of the Commission. Accordingly, the incentives are in place to induce public hospitals to find solutions to achieve the desired efficiencies, including outsourcing available from and through private sector organizations, such as the Company.

    The Company presently provides emergency medical services to hospitals and to other medical groups through its Emergency Medical Services Division ("EMS Division"), and clinical medical services to the public in Company-owned clinics through its Clinical Operations Division. The Company's recently launched Urgent Care Centres program, which provides on-site emergency medical services, is intended to expand clinic operations. The Company intends to aggressively market its facilities and services as a viable outsource alternative to public hospitals' present emergency room operations.

THE EMS DIVISION

    The EMS Division of the Company provides physician staffing and administrative support to emergency departments and physician recruitment services to Canadian hospitals and emergency physician groups from a pool of approximately 189 independent, non-employee physicians and other healthcare professionals who have entered into physician contracts with the Company. Under the direction of the Company's management, the Company's physician pool provides emergency medical services to 16 hospital emergency rooms located in Ontario, Canada. See "Business -- Contractual Arrangements."
    Management believes that competitive pressures have focused the attention of many hospital administrators on the need for better management of their professional medical staff. In the experience of management, hospitals have increasingly turned to contract management firms with specialized skills to help solve physician contract and scheduling problems, to strengthen the management of their professional medical staff and specific clinical departments, to better control costs, and to assist in meeting their healthcare coverage needs and obligations. Using its management skills and experience, and the economies of scale which the size and specialization of its operations permit, the Company provides a management alternative to hospitals while offering a flexible practice and lifestyle alternative to physicians. The EMS Division also provides management consulting services to healthcare facilities and the Ministry of Health, Province of Ontario, and prepares business plans and feasibility studies to improve efficiency at such facilities.

    The marketing strategy for the Company's EMS Division is to procure contracts to oversee the management of entire emergency departments for hospitals. In Canada, as indicated by the Savings and Restructuring Act enacted by the provincial government of Ontario, there is significant pressure to increase cost effectiveness and efficiency of services within the public hospital sectors. Accordingly, public sector/private sector partnerships and joint ventures, such as the outsourcing of entire emergency department services including physician support, nursing support and administrative services may be an attractive, cost effective alternative for hospitals, and one to which the Company has addressed its marketing efforts.

    For the years ended December 31, 1996 and December 31, 1995, the EMS Division represented 81.2% and 86.5% of the Company's revenues, respectively. For the six months ended June 30, 1997 and June 30, 1996, the EMS Division represented 77.4% and 83.3% of the Company's revenues, respectively.

THE CLINICAL OPERATIONS DIVISION

    The Company's Clinical Operations division owns and operates four clinics in Canada, including two in Toronto's International Airport. Generally, the clinics offer a variety of services, including family practice, walk-in services for patients, and chiropractic and massage therapy. In addition, the airport clinics provide walk-in services to the employees of the airport and emergency services to the approximately 28 million travelers who use the airport each year. The support staff at the airport clinics are employees of the Company. The emergency physicians, who are not employees of the Company, are on-call for the airport clinics and on-site for the other two clinics. The Company and its employees do not provide billable medical services. All billable medical services are provided by the non-employee physicians.

    In addition, the Company operates the Glenderry clinic in which it owns a 33.33% interest. The Company manages the walk-in clinic by providing scheduling, staffing, recruiting, billing, collections and accounting services to the clinic. In return for managing the clinic, the Company receives a monthly fee of $1,500. In addition, as a 33.33% owner of the clinic, the Company receives one third of all distributions made by the clinic and is responsible for 33.33% of any losses related to the clinic.

    For the years ended December 31, 1996 and December 31, 1995, the Clinical Operation's division represented 18.8% and 13.5% of the Company's revenues, respectively. For the six months ended June 30, 1997 and June 30, 1996, the Clinical Operation's division represented 22.6% and 16.7% of the Company's revenues, respectively.

URGENT CARE CENTRES

    The Company intends to develop a chain of Urgent Care Centres beginning in the Province of Ontario and then expanding to other provinces in Canada. Management expects that these centres will offer on-site, emergency medical care services comparable to the services provided in a traditional emergency department. The Urgent Care Centre concept consists of a group of emergency trained physicians, a medical laboratory, a diagnostic radiology service and a pharmacy, each of which must be present for the others to co-exist, and each of which is provided by a separately owned company. The Company, through its wholly-owned subsidiary Med-Emerg Urgent Care Centre, Inc., intends to provide emergency medical services at the urgent care centre. Each emergency-trained physician working at an Urgent Care Centre will have critical care expertise to treat most clinical problems. Unlike most walk-in clinics and family physician offices, its Urgent Care Centres will be staffed to treat 90% of the cases seen in a typical Ontario emergency department. The Company opened its first centre in September 1997 and plans to open up to nine additional centres over the following eighteen months. The Company estimates that it will cost approximately $200,000 to establish the Company's participation in each of the remaining Urgent Care Centre. See "Use of Proceeds."

    Urgent Care Centres will be "community based" and offer convenient access to non-hospital based health care. Management believes that the centres will offer high quality service not only in clinical medical practice but also in consumer defined quality attributes such as waiting times, quality of environment, quality of personal interaction and courtesy. The Company intends to design Urgent Care Centres to be less costly to the publicly funded health care system than traditional emergency departments.

    As indicated below, there is a growing need for an alternative provider of emergency medical services due to the funding problems facing the Canadian health care system. At present, the vast majority of emergency services are delivered by qualified family or general practitioners in local communities rather than emergency specialists as are staffed in hospital emergency rooms. Notwithstanding that the number of physicians focusing on emergency medicine is relatively small when compared to the number of medical physicians, the demand for emergency care has grown significantly over the past ten years.

GROWTH STRATEGY

    As part of its business strategy, the Company intends to pursue rapid growth, including possible acquisitions of, and joint ventures with, related and complementary businesses. The Company has no present commitments, undertakings or agreements for any specific acquisitions.
    The structure of the Company is as follows: Med-Emerg International, Inc. oversees the operations of each of its wholly-owned direct and indirect subsidiaries; Med-Emerg Urgent Care Centres, Inc. is a wholly-owned subsidiary of the Company which will oversee the Company's expansion and operations with respect to its planned Urgent Care facilities; 927563 Ontario Inc. and 927564 Ontario Inc. are now holding companies which, prior to the incorporation of Med-Emerg International, Inc., managed the businesses of their respective subsidiaries Med-Emerg, Inc. and Med-Plus Health Centres Ltd.; Med-Emerg, Inc., the wholly-owned subsidiary of 927563 Ontario Inc., is the operating company with respect to the Company's EMS Division and is the parent of Canadian Medical Center Prague, a limited liability company organized under the laws of the Czech Republic ("CMC"); and Med-Plus Health Centers Ltd., the wholly-owned subsidiary of 927564 Ontario Inc., is the operating company with respect to the Company's Clinical Operations Division.

    Med-Emerg International, Inc. was incorporated in the Province of Ontario on December 28, 1995 (under its former name 1162209 Ontario Inc.). Med-Emerg Urgent Care Centres, Inc. was incorporated in the Province of Ontario on December 2, 1996. 927563 Ontario Inc. and 927564 Ontario Inc. were incorporated in the Province of Ontario on March 22, 1991, Med-Emerg Inc. was incorporated in the Province of Ontario in July 1983 and Med Plus Health Centers Ltd. was incorporated in the Province of Ontario in March 1985. The Company's offices are located at 2550 Argentia Road, Suite 205, Mississauga, Ontario L5N 5R1 Canada and its telephone number is (905) 858-1368.

                                  THE OFFERING


Common Stock Offered.........  1,250,000 shares of Common Stock
Warrants Offered.............  1,250,000 Warrants. Each Warrant entitles the holder to purchase one share of Common Stock. See "Description of
                               Securities."
Offering Prices..............  US $4.25 per share of Common Stock
                               US $0.10 per Warrant.
Common Stock Outstanding
  Prior to the Offering(1)...  1,927,500
  After the Offering(1)......  3,177,500
Warrants Outstanding:
  Prior to the Offering......  0
  After the Offering.........  1,250,000
Terms of Warrants:
  Exercise Price.............  The exercise price is US $4.50 per share, subject to adjustment in certain circumstances.
  Exercise Period............  The Warrants are exercisable for a period of four years
                               commencing on       , 1999 (one year after the Effective
                               Date) and expiring on       , 2003 (five years after the
                               Effective Date).
  Redemption.................  The Warrants are redeemable by the Company, commencing
                                     , 2000, two years from the Effective Date (or sooner
                               with the consent of the Representative), at a redemption
                               price of $0.10 per Warrant on not less than 30 days written notice, provided that the closing bid price per share of
                               Common Stock, for 20 consecutive trading days ending on the third business day prior to the date of the redemption
                               notice, is at least US $8.00, subject to adjustment for
                               certain events. See "Description of Securities--Warrants."
  Risk Factors...............  The securities offered hereby involve a high degree of risk and immediate substantial dilution to public investors. See
                               "Risk Factors" and "Dilution".
  Use of Proceeds............  The net proceeds of the Offering will be used primarily for the development of a chain of Urgent Care Centres, expansion of the Emergency Services Division, the repayment of certain indebtedness and for working capital and general corporate purposes, including possible acquisitions. See "Use of
                               Proceeds".



  Proposed NASDAQ                                MEDEF
    Symbols(2)...............  Common Stock:     MEDWF
                               Warrants

  Proposed BSE Symbols(2)....  Common Stock:     MED
                               Warrants:         MEDW


------------------------


(1) Does not include 929,300 shares of Common Stock issuable upon exercise of outstanding options, 62,500 shares of Common Stock surrendered to the Company for cancellation without consideration prior to the Offering by certain investors in the Company's January 1997 private offering and 750,000 shares of Common Stock issuable upon conversion of 500,000 shares of Preferred Stock outstanding. The National Association of Securities Dealers, Inc. ("NASD") is of the opinion that two investors in the Company's January 1997 bridge financing were related persons of the Representative. Based upon this opinion, the NASD determined that the shares obtained by such investors in the January 1997 bridge financing would be deemed underwriting compensation in connection with this Offering, and that, therefore, the NASD was of the opinion that the total underwriting compensation payable to the

    Underwriters would be unfair and unreasonable. Accordingly, although the Representative disagreed with this opinion, such investors agreed to surrender to the Company for cancellation without consideration an aggregate of 62,500 shares of Common Stock obtained in the January 1997 bridge financing. The Company will remain obligated to repay the promissory notes issued to such investors in the aggregate principal amount of $250,000, upon the closing of this Offering. See "Use of Proceeds", "Principal Stockholders," "Management" and "Description of Securities."



(2) The proposed Nasdaq and Boston Stock Exchange trading symbols do not imply that a liquid and active market will be developed or sustained for the Common Stock and/or Warrants upon completion of the Offering.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

    The summary consolidated financial information set forth below is derived from and should be read in conjunction with the financial statements of the Company, including the notes thereto, appearing elsewhere in this Prospectus. All references to dollar amounts are stated in Canadian dollars unless otherwise noted.

STATEMENT OF OPERATIONS DATA:


                                                       SIX MONTHS ENDED                YEAR ENDED
                                                           JUNE 30                    DECEMBER 31
                                                     --------------------  ----------------------------------
                                                       1997       1996        1996        1995        1994
                                                     ---------  ---------  ----------  ----------  ----------
On a Canadian GAAP basis: (1)
Revenue............................................  $5,543,346 $5,288,293 $10,817,048 $10,983,553 $10,474,754
Physician Fees and Other Direct Costs..............  4,014,092  4,151,324   8,554,396   8,406,631   7,977,679
Gross Profit.......................................  1,529,254  1,136,969   2,262,652   2,576,922   2,497,075
Operating Expenses (5).............................  1,323,099  1,702,449   5,948,069   2,860,892   2,218,420
Operating Income (Loss)(2).........................    206,155   (565,480) (3,685,417)   (283,970)    278,655
Other Income (Expense).............................   (190,188)   (12,614)    (55,461)     54,930     (51,879)
Provision for Income Taxes (recovery)..............      3,992    (60,232)   (146,554)     71,447      52,245
Net Income (Loss)..................................     11,975   (517,862) (3,594,324)   (300,487)    174,531
Net Income per Common Share(2).....................  $    0.01  $   (0.16) $    (1.18) $    (0.13) $     0.07

On a U.S. GAAP basis: (1)
Operating Expenses(4)(5)...........................  1,336,884  1,704,154   6,006,643   2,860,892   2,218,420
Operating Income (Loss)............................    192,370   (567,185) (3,743,991)   (283,970)    278,655
Other Income (Expense).............................   (190,188)   (12,614)    (55,461)     54,930     (51,879)
Provision for Income Taxes (recovery)..............      3,992    (60,232)   (146,554)     71,447      52,245
Net Income (Loss)..................................     (1,810)  (519,567) (3,652,898)   (300,487)    174,531
Primary Earnings (loss) Per Share..................  $   (0.00) $   (0.22) $    (1.51) $    (0.13) $     0.08


BALANCE SHEET DATA:


                                                                                 SIX MONTHS ENDED
                                                                                  JUNE 30, 1997
                                                                             ------------------------
                                                                                              AS
                                                                               ACTUAL    ADJUSTED(3)
                                                                             ----------  ------------
Working Capital............................................................  $(1,414,324)  $4,628,316
Total Assets...............................................................  $4,331,937   $8,368,118
Accumulated Deficit........................................................  $(9,274,205)  $(9,549,524)
Preference shares..........................................................  $6,120,000   $6,120,000
Common shares..............................................................  $2,401,839   $8,397,629
Contributed Surplus (6)....................................................  $1,246,000   $1,246,000
Shareholders' Equity.......................................................  $  493,634   $6,214,105


------------------------


(1) The Company prepares its financial statements in accordance with accounting principles generally accepted in Canada ("Canadian GAAP") which may differ in certain respects from accounting principles in the United States ("U.S. GAAP"). For an explanation of the differences between Canadian GAAP and U.S. GAAP, see Note 18 to the Company's consolidated financial statements.



(2) Net income per share reflects a weighted average of 1,928,293 shares of Common Stock outstanding at June 30, 1997, 3,038,214 shares of Common Stock outstanding at December 31, 1996, 3,211,786 shares of Common Stock outstanding at June 30, 1996, and 2,333,333 shares of Common Stock outstanding prior to such dates.



(3) Reflects the surrender for cancellation without consideration of 62,500 shares of Common Stock to the Company by certain investors in the Company's January 1997 private offering and the issuance of 1,250,000 shares of the Company's Common Stock and 1,250,000 Warrants offered hereby and the application of the net proceeds therefrom. See "Use of Proceeds."



(4) At June 30, 1997 and June 30, 1996, U.S. GAAP requires the inclusion of $13,785 and $1,705, respectively, as additional write-off of deferred development and start-up costs. At December 31, 1996, under U.S. GAAP, $58,574 is included as additional write-off of deferred development and start-up costs.



(5) At December 31, 1996, operating expenses included stock compensation expenses of $1,695,800 for 610,000 shares issued to a shareholder as part of the November 1996 Recapitalization and $1,246,000 for the issuance of 700,000 stock options to a director.



(6) Contributed surplus arises from the difference between the fair market value of $2.78 and the exercise price of $1.00 for the 700,000 stock options issued to a director.

                                  RISK FACTORS

    THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN THE COMPANY. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

    OPERATING LOSSES; ACCUMULATED DEFICIT; WORKING CAPITAL DEFICIT. The Company incurred a net loss of $3,594,324 (on revenues of approximately $10,800,000) for the year ended December 31, 1996, as compared to a net loss of $300,487 (on revenues of approximately $10,900,000) for its year ended December 31, 1995, primarily as a result of write-downs of $509,337 and $663,448, respectively, for an investment in a clinic in Prague, The Czech-Republic, which has been closed. In addition, in 1996 there was a charge of $2,941,800 for stock compensation. As of June 30, 1997, the Company had an accumulated deficit of approximately $9,274,000 and a working capital deficit of approximately $1,414,000. In addition, operating expenses have increased during the past three years ($2,218,420 for 1994, $2,860,892 for 1995 and $5,948,069 for 1996, of which
$2,941,800 represents stock compensation charge) while revenues have remained relatively constant. There can be no assurance as to the future profitability of the Company. See "Selected Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    DEPENDENCE ON CONTRACTS WITH HOSPITALS. The Company derives the majority of its revenues from contracts with hospitals. The standard hospital contract provides for an initial one or two-year term, which renews automatically unless terminated on 60 days notice. The Company has at times experienced a periodic reduction in the number of its hospital contracts. This reduction is the direct result of the Ontario Hospital's Restructuring Committee's reduction and/or amalgamation of the number of hospital emergency departments, the defined nature of the crisis management service for hospitals that the Company provides and the risk that a physician elects to remain in the community and work on a full time basis for the hospital thus eliminating the need for the Company's services. In addition, in each of the Company's hospital contracts, each party is able to terminate the contract upon two or three months prior written notice. In some contracts, the hospital has the right to terminate immediately if it pays two to three months of management fees. There can be no assurance that the Company will be able to maintain its current level of hospital contracts. The loss of several hospital contracts would have a material adverse affect on the Company.

    UNCERTAINTY OF MARKET ACCEPTANCE OF URGENT CARE CENTRES. Upon completion of the Offering, the Company intends to develop a chain of Urgent Care Centres which will provide on-site emergency medical services. See "Business--Urgent Care Centres." The success of these centres depends on several factors, including the ability of the Company to attract qualified physicians and other health care providers and the public's willingness to seek emergency medical care at such centres. There can be no assurance that the Company will be able to obtain the necessary qualified personnel or that the Urgent Care Centre concept will attain market acceptance.

    CLASSIFICATION OF PHYSICIANS AS INDEPENDENT CONTRACTORS; POTENTIAL TAX LIABILITY. The Company contracts with physicians as independent contractors, rather than employees, to fulfill its contractual obligations to hospitals. Therefore, the Company did not historically, and the Company does not currently, withhold income taxes, make Unemployment Insurance and Canada Pension Plan payments, or provide worker's compensation insurance with respect to such independent contractors. The payment of applicable taxes is regarded as the responsibility of such independent contractors. A determination by taxing authorities that the Company is required to treat the physicians as employees could have an adverse effect on the Company and its operations.

    ADVERSE EFFECT OF PROVINCIAL LAWS REGARDING THE CORPORATE PRACTICE OF MEDICINE. Business corporations are legally prohibited in many Canadian provinces from providing or holding themselves out as providers of medical care. While the Company has structured its operations to comply with the corporate practice of medicine laws of Ontario and will seek to structure its operations in the future to comply with the laws of any province in which it seeks to operate, there can be no assurance that, given varying and uncertain interpretations of such laws, the Company would be found to be in compliance with restrictions on the corporate practice of medicine in such province. A determination that the Company is in violation of applicable restrictions on the practice of medicine in any province in which it operates could have a materially adverse effect on the Company if the Company were unable to restructure its operations to comply with the requirements of such province. Such regulations may limit the provinces in which the Company can operate, thereby inhibiting future expansion of the Company into potential markets in other jurisdictions or states.


    CORPORATE EXPOSURE TO PROFESSIONAL LIABILITIES. Due to the nature of its business, the Company and certain physicians who provided services on its behalf may be the subject of medical malpractice claims, with the attendant risk of substantial damage awards. The sources of potential liability in this regard include the alleged negligence of physicians placed by the Company at contract hospitals, and liabilities in connection with medical services provided at the clinics. The Company currently maintains the following insurance policies related to professional liabilities: (i) $10,000,000 with respect to general commercial liability; and (ii) $10,000,000 with respect to errors and omissions caused by a negligent act, error or omission by the Company, or any person for whom the Company is legally liable, arising out of the conduct of the Company's business. In addition, physicians staffed by the Company maintain their own malpractice insurance. To the extent such physicians were regarded as agents of the Company in the practice of medicine, there can be no assurance that a patient would not sue the Company for any medical negligence of such physicians. In addition, in the event that the Company becomes liable, there can be no assurance that its current insurance policy will be adequate to cover any liabilities.


    GOVERNMENT REGULATION. The Company's operations are subject to extensive Federal and provincial government regulation. The provision of medical services in Canada is for the most part, under provincial jurisdiction. Under the Health Insurance Act, the government of Ontario is responsible for paying physicians for the provision of insured services to residents of Ontario. In 1993, the government placed an overall maximum ("hard cap") of approximately $3.8 billion on the amount physicians could collectively bill the Ontario Health Insurance Plan (OHIP) for insured services. As physicians' billings exceeded this hard cap in successive years, the government reduced the fees received under OHIP by prescribed percentages ("clawback"). This clawback is subject to constant revision and review. In addition to the hard cap, individual physicians' billings under OHIP are subject to threshold amounts ("soft caps"). Once a physician reaches a prescribed level in the 12-month period beginning April 1 of each year, the government reduces payments to the physician by a prescribed fraction. For the period ended June 30, 1997 there was no clawback expense as compared to a charge to earnings of $84,701 for the period ended June 30, 1996. For the twelve months ended December 31, 1996, a total of $143,261 compared to the amount of $176,949 for the twelve months ended December 31, 1995 was reflected as clawback expense. Substantially all of the Company's operating revenue is derived from government funded and administered programs. In Canada, the health care system is publicly administered and is largely considered not for profit. A large for profit health care sector nevertheless co-exists within the non-profit section. OHIP fee for service over the past three years has been "clawed back" to ensure a total spending freeze of $3.8 billion per year in Ontario. In fiscal year 1996-97, the government announced a lowering of billing thresholds for all physicians in the province. The thresholds were lowered to levels which are estimated to affect as many as 30% of physicians. Once billings exceed these thresholds, further billings are discounted by 33%, 66% and 75%. In May 1997, the Ontario provincial government reached an agreement with the medical profession wherein it was agreed that the soft cap imposed against the individual physicians shall be cancelled on all services rendered after February 28, 1998. This agreement is due to expire on March 31, 2000. Further, this agreement has no effect on the hard cap. Any further change in reimbursement regulations, policies, practices, interpretations or statutes that places material limitations on reimbursement amounts or practices could adversely affect the operations of the Company, absent, or prior to, satisfactory renegotiation of contracts with clients and arrangements with contracted physicians. There can be no assurance as to what new regulations, whether now with respect to hard caps or in the future with respect to soft caps, will be imposed and what effect they will have on the Company.

    In addition the Health Services Restructuring Commission (HSRC), established under Bill 26, will have the mandate and authority to facilitate and accelerate hospital restructuring in Ontario. This legislation contains measures intended to control public and private spending on healthcare as well as to provide universal public access to the healthcare system. The Company cannot predict the ultimate effect of this and what other healthcare legislation, if any, will be enacted. Significant changes in Canada's healthcare system are likely to have a gradual but substantial impact on the manner in which the Company conducts its business and could have a gradual but substantial impact on the manner in which the Company conducts its business and could have a material effect on the results of the Company.

    ABILITY TO MANAGE GROWTH; RISK OF UNSPECIFIED ACQUISITIONS. As part of its business strategy, the Company intends to pursue growth through acquisitions of related and complementary businesses in both Canada and the United States. The Company's growth strategy will require expanded client services and support, increased personnel throughout the Company, expanded operational and financial systems and the implementation of new control procedures. There can be no assurance that the Company will be able to achieve rapid growth or be able to manage expanded operations effectively. Moreover, failure to implement financial and operating systems and to add professional and necessary support personnel could have a material adverse impact on the Company's results of operations and financial condition. The Company has no present commitments, understandings or agreements for any acquisitions. The Company's acquisitions could involve a number of risks including the diversion of management's attention to the assimilation of the companies to be acquired, unforeseen difficulties in the acquired operations, adverse effects on the Company's operating results, amortization of acquired intangible assets and dilution in the ownership interest of stockholders as a result of the issuance of additional Common Stock or Preferred Stock. The consummation of any acquisition will likely include the issuance by the Company of additional equity and/or debt securities. In addition, the Company may utilize a portion of the proceeds of this Offering. Any new issues of equity will likely result in additional dilution to the investors in this Offering. The Company is prohibited from issuing any Common Stock or Preferred Stock for a period of 24 months from the date of this Prospectus without the prior written consent of the Representative. There can be no assurance the Company will consummate any acquisition transaction. The Company is not required to seek an independent appraisal of any potential acquisitions.


    BROAD DISCRETION IN APPLICATION OF PROCEEDS. Approximately 34.87% of the net proceeds of the Offering will be applied to working capital and general corporate purposes. In addition, the application of the balance of the proceeds may differ considerably from the estimates set forth herein due to changes in the economic climate and/or the Company's planned business operations or unanticipated complications, delays and expenses. Accordingly, management of the Company will have broad discretion over the use of proceeds. See "Use of Proceeds."


    DEPENDENCE ON KEY PERSONNEL. The success of the Company is largely dependent upon the efforts and abilities of certain members of its management, including but not limited to, Ramesh Zacharias, M.D., its Chief Executive Officer and Carl Pahapill, its President and Chief Operating Officer. The loss of the services of either Dr. Zacharias or Mr. Pahapill would likely have a material adverse effect on the business of the Company. Although the Company has procured key-man life insurance in the amount of $1,000,000 on Mr. Pahapill, it has no key-man life insurance on any other employees. See "Business--Personnel" and "Officers and Directors."


    CONTROL BY MANAGEMENT AND/OR EXISTING STOCKHOLDERS. Following completion of the Offering, the Company's officers and directors will own or have rights to acquire an aggregate of approximately 53% of the voting power of the Company's capital stock. See "Principal Stockholders" and "Description of Securities." Accordingly, such stockholders will possess the ability to elect all of the directors and to generally exert substantial control over the business and operations of the Company. In addition, in the event that the holders of the convertible preferred stock convert such stock into common stock of the Company prior to November 1, 2006, management of the Company will control an additional 750,000 shares of the outstanding common stock. In the event that the preferred stock is converted after November 1, 2006, due to the fact that it is convertible at the then current market value of the Company's common stock, the preferred stock may be convertible into substantially more than 750,000 shares of common stock. See "Description of Securities--Preferred Stock."

    COMPANY FINANCING OF ACCOUNTS RECEIVABLES. One of the services provided by the Company's EMS Division is the collection of fees for services performed by the independent physician contractors. In the event that the Company does not collect these fees by the time payment is due to the physician, it is nevertheless obligated to pay the physician. In practice, the Company uses its working capital to finance the accounts receivable and pays the physician. As stated in the "Use of Proceeds" section, a portion of the proceeds of this Offering will be used to augment the Company's working capital which is, in part, used to finance accounts receivable. Historically, bad debts are less than 1% of gross billings since substantially all of the physician services billed to OHIP are for Ontario residents who are automatically covered by OHIP for the medical services performed. However, there can be no assurance that accounts receivables will ultimately be collected from OHIP and the hospital. Accordingly, there can be no assurance that the Company will not experience significant losses due to unsatisfied accounts receivable which have been financed by the Company.


    NEED FOR ADDITIONAL FINANCING. The Company believes that the net proceeds of the Offering together with available cash flows will be sufficient to finance the Company's working capital requirements for a period of at least 12 months following the completion of the Offering. The Company has allocated US$1,554,750 of proceeds of the Offering for working capital purposes. In addition, although the Company has not entered into any formal commitments, the Company's strategy is to acquire companies with related and complementary businesses. The continued expansion and operation of the Company's business beyond such 12 month period and its ability to make acquisitions may be dependent upon its ability to obtain additional financing. There can be no assurance that additional financing will be available on terms acceptable to the Company, or at all. In addition, the Company intends to repay the outstanding balance on its bank line of credit out of the net proceeds of the Offering, at which time the line of credit will be discontinued. Although the Company intends to secure a new line of credit from a bank, there can be no assurance thereof. Failure to obtain additional financing when and as needed may have a material adverse effect on the Company's operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


    COMPETITION. The healthcare industry is highly competitive. The Company competes based on the scope, quality and cost of services provided. Certain of the Company's actual or potential competitors have substantially greater financial resources available to them. While management believes that it competes on the basis of the quality of its services, the larger resources of its competitors may give them certain cost advantages over the Company (e.g., in the areas of malpractice insurance, cost, savings from internal billing and collection and a broader scope of services). The Company also competes with various local physician groups which provide hospitals with emergency staffing alternatives. The clinics operated by the CO Division compete with hospital and other private physicians. The Urgent Care Centres will compete with hospital emergency rooms. There can be no assurance that the Company will not encounter increased competition in the future which could adversely affect the Company's operating results.


    OFFERING PROCEEDS BENEFIT AFFILIATED PERSON; PROCEEDS TO REPAY INDEBTEDNESS TO INSIDERS. The Company will use a portion of the net proceeds of this Offering to repay one of its directors the following amounts: (i) US$250,000 principal amount plus interest borrowed against a line of credit granted to the Company by such director, and (ii) US$150,000 principal amount plus interest which the director invested in the January 1997 private placement. See "Use of Proceeds."

    POTENTIAL CONFLICTS OF INTEREST. As discussed in this Prospectus, Robert Rubin, a director of the Company, has provided the Company with a line of credit in the amount of US$800,000. As of January 30, 1998, there was an outstanding balance of US$250,000 on the line of credit. Although all outstanding amounts on the line of credit will be repaid out of the proceeds of this Offering, the Company may borrow against the line of credit in the future. In the event that the Company does borrow in the future and Mr. Rubin becomes a creditor of the Company, there can be no assurance that Mr. Rubin's relationships with the Company as a creditor and director will not give rise to conflicts with respect to future transactions by the Company. See "Certain Transactions."


    TRANSACTIONS WITH MANAGEMENT AND PRINCIPAL STOCKHOLDERS. The Company has in the past loaned money to members of management and principal stockholders. As of June 30, 1997, amount outstanding is $197,719, $137,719 of which will be repaid prior to the completion of this Offering, and $60,000 of which is being repaid over a period of five years beginning two years from the completion of this Offering. These loans bear no interest. The Company does not at present contemplate entering into additional related party transactions. In the future, the Company plans to present all proposed transactions with affiliated parties to the Board of Directors for its consideration and approval. Any interested party transaction will be approved by a majority of the disinterested directors.


    NON COMPLIANCE WITH BANKING AGREEMENT. The Company had an aggregate line of credit with its bank credit facility in the amount of $1,200,000. On December 12, 1997 the Company agreed with its bank to reduce the line of credit to $850,000 by January 15, 1998. At June 30, 1997 and January 27, 1998, the Company had an outstanding balance of $1,092,917, and $696,993, respectively, but was not in compliance with certain maintenance criteria of the banking agreement because (i) the Company's net worth as calculated under the banking agreement was less than $275,000, and (ii) the Company did not have a debt service coverage ratio of 1.5:1. Although the Company is repaying the outstanding balance out of the proceeds of the Offering, there can be no assurance that the Company's current non-compliance with these financial covenants will not affect the Company's ability to obtain lines of credit or other financing in the future with this lender or other financial institutions.


    RISK RELATED TO INVESTMENT IN CANADIAN CORPORATION. The Company is a corporation incorporated under the Business Corporations Act of Ontario (the "OBCA") and most of the directors, controlling persons and officers of the Company, as well as experts named herein, are residents of Canada. Moreover, substantial portions of the Company's assets and the assets of such persons are located in Canada. As a result, it may be difficult to effect service of process within the United States upon the Company or such persons or to enforce, in United States federal or state courts, judgments against them obtained in such courts and predicated on the civil liability provisions of the United States federal or state securities laws. The Company has been advised by its Canadian counsel, Borden & Elliot, that there is doubt as to whether Canadian Courts would enforce (i) judgments of United States federal or state courts obtained in actions against the Company or such persons predicated on the civil liability provisions of the United States federal or state securities laws; or (ii) in original actions, liabilities against the Company or such persons predicated solely on the United States federal or state securities laws.

    In addition, an Investor will be liable to pay Canadian withholding tax equal to 25% (or such lesser rate as may be provided under an applicable tax treaty) of the gross amount of any dividend actually or deemed to have been paid or credited to the Investor on the Investor's Common Stock. An Investor who is a resident of the United States for purposes of the Canada-U.S. Income Tax Convention is subject to a lesser tax of 15% of the gross amount of any dividend actually or deemed to have been paid or credited to the Investor on the investor's Common Stock if the Investor holds less than 10% of the voting stock of the Company, or 5% if the Investor holds 10% or more of the voting stock of the Company. The Company will be required to withhold the tax from the gross amount of the dividend, and to remit the tax to the Receiver General of Canada for the account of the Investor. Investors who are entitled to reduced withholding tax under an applicable treaty must provide appropriate evidence of that entitlement satisfactory to the Company.

    LIMITED PUBLIC MARKET FOR THE COMPANY'S SECURITIES; NO ASSURANCE OF PUBLIC TRADING MARKET. Prior to the Offering, there has been no market for the Common Stock or Warrants. No assurance can be given that a public market for such securities will develop or that a public trading market, if developed, will be sustained. The Company has applied for listing of the Common Stock and Warrants on The Nasdaq Stock Market, Inc. ("Nasdaq") SmallCap Market. If a trading market does in fact develop for the Common Stock and Warrants, there can be no assurance that it will be maintained. If for any reason the Company's securities are not listed on Nasdaq or a public trading market does not develop, purchasers of the Company's securities may have difficulty in selling their securities should they desire to do so. In any event, because certain restrictions may be placed upon the sale of the securities, unless such securities qualify for an exemption from the "penny stock" rules, such as listing on the Nasdaq Small Cap Market, some brokerage firms will not effect transactions in the Company's securities and it is unlikely that any bank or financial institution will accept such securities as collateral, which could have a materially adverse effect in developing or sustaining any market for the securities.

    For continued listing on The Nasdaq SmallCap Market, a company, among other things, must have (i) US$2,000,000 in net tangible assets, US$35,000,000 in market capitalization, or net income of US$500,000 in two of the last three years, (ii) US$1,000,000 in market value of public float, (iii) a minimum bid price of US$1.00 per share, and (iv) have a minimum of two (2) market makers. If the Company is listed on Nasdaq, and the Company is unable to satisfy the requirements for continued listing, trading, if any, in the Common Stock would be conducted in the "pink sheets" or on the NASD OTC Electronic Bulletin Board.

    PENNY STOCK REGULATION. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current prices and volume information with respect to transactions in such securities are provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this Offering may find it more difficult to sell their securities.

    NO DIVIDENDS. The Company does not intend to pay any dividends on its Common Stock in the foreseeable future. The Company currently intends to retain any earnings to finance the operations of the Company. In addition, the Company's Preferred Stock prohibits the payment of any dividends on the Common Stock until all accrued dividends have been paid on the Preferred Stock. Dividends on the Preferred Stock will accrue at a rate of US$135,000 per year. See "Dividend Policy" and "Description of Securities."

    IMMEDIATE AND SUBSTANTIAL DILUTION. This Offering involves an immediate and substantial dilution to investors. Purchasers of Common Stock in the Offering will incur an immediate dilution of US$4.34 per share (assuming no value is ascribed to the Warrants) in the net tangible book value of their investment from the initial public offering price, which dilution amounts to approximately 102% of the initial public offering price per share of Common Stock. Investors in the Offering will pay US$4.25 per share, as compared with an average cash price of US$.87 per share of Common Stock paid by existing stockholders. See "Dilution."

    SHARES ELIGIBLE FOR FUTURE SALE. Of the 1,927,500 shares of Common Stock of the Company outstanding as of the date of this Prospectus (after giving effect to the surrender for cancellation without consideration to the Company prior to this Offering of 62,500 shares of Common Stock from certain investors in the Company's January 1997 private offering), 1,865,000 are "restricted securities," 840,000 of which are owned by "affiliates" of the Company, as those terms are defined in Rule 144 promulgated under the Securities Act. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted shares of Common Stock for at least one year is entitled to sell in brokerage transactions, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the Common Stock is quoted on NASDAQ or a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. Rule 144 also permits a person who presently is not and who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least two years to sell such shares without regard to any of the volume limitations described above. An aggregate of 62,500 shares of Common Stock are being registered concurrently with this Offering. Robert Rubin, a Director, holds options to purchase an aggregate of 700,000 shares of Common Stock. In the event Mr. Rubin exercises such options, the shares will be eligible for resale under Rule 144 commencing one year from the exercise of the options. All of the Company's existing securityholders have agreed not to sell or otherwise dispose of any of their shares of Common stock for a period of two years from the date of this Prospectus, without the prior written consent of the Representative, except for holders of an aggregate of 500,000 shares of Common Stock who have agreed to an identical restriction for a period of one year. Options to purchase an additional 229,300 shares of Common Stock have been granted pursuant to the Company's 1997 Stock Option Plan. There can be no assurance that the Company will not issue additional options currently available for issuance. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices of the Company's securities prevailing from time to time. The possibility that substantial amounts of Common Stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital in the future through the sale of equity securities. See "Shares Eligible for Future Sale."


    POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS. The Warrants offered hereby are redeemable, in whole or in part, at a price of US$.10 per Warrant, commencing two years after the Effective Date (or earlier with the consent of the Representative) and prior to their expiration; provided that (i) prior notice of not less than 30 days is given to the Warrantholders; (ii) the closing bid price of the Common Stock on each of the 20 consecutive trading days ending on the third business day prior to the date on which the Company gives notice of redemption has been at least US$8.00; and (iii) Warrantholders shall have exercise rights until the close of the business day preceding the date fixed for redemption. Notice of redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, or to sell the Warrants at the current market price when they might otherwise wish to hold them, or to accept the redemption price, which may be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities--Warrants."

    REQUIREMENTS OF CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION IN CONNECTION WITH THE EXERCISE OF THE WARRANTS. The Warrants offered hereby are not exercisable unless, at the time of exercise, (i) there is a current prospectus relating to the Common Stock issuable upon the exercise of the Warrants under an effective registration statement filed with the Securities and Exchange Commission, and (ii) such Common Stock is then qualified for sale or exempt therefrom under applicable state securities laws in the jurisdictions in which the various holders of Warrants reside. There can be no assurance, however, that the Company will be successful in maintaining a current registration statement. After a registration statement becomes effective, it may require updating by the filing of a post-effective amendment. A post-effective amendment is required (i) any time after nine months subsequent to the effective date when any information contained in the prospectus is over sixteen months old, (ii) when facts or events have occurred which represent a fundamental change in the information contained in the registration statement, or (iii) when any material change occurs in the information relating to the plan of distribution of the securities registered by such registration statement. The Company anticipates that this Registration Statement will remain effective for at least nine months following the date of this Prospectus or until
            , 1998, assuming a post-effective amendment is not filed by the Company. The Warrants will be separately tradeable and separately transferable from the Common Stock offered hereby immediately commencing on the date of this Prospectus. The Company intends to qualify the Warrants and the shares of Common Stock issuable upon exercise of the Warrants in a limited number of states, although certain exemptions under state securities ("blue sky") laws may permit the Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified. The Company will be prevented, however, from issuing shares of Common Stock upon exercise of the Warrants in those states where exemptions are unavailable and the Company has failed to qualify the Common Stock issuable upon exercise of the Warrants. The Company may decide not to seek, or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the holders of the Warrants reside. In such a case, the Warrants of those holders will expire and have no value if such Warrants cannot be exercised or sold. See "Description of Securities."

    AUTHORIZATION AND DISCRETIONARY ISSUANCE OF PREFERRED STOCK AND COMMON STOCK. The Company's Certificate of Incorporation authorizes the issuance of an unlimited number of shares of Common Stock and "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors Accordingly, the Board of Directors is empowered, without stockholder approval, to issue an unlimited number of shares of Common Stock for any purpose without stockholder approval or issue preferred stock with dividend, liquidation, conversion, voting or other rights which could decrease the amount of earnings and assets available for distribution to holders of Common Stock and adversely affect the relative voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock or Common Stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Except for 500,000 shares of Preferred Stock currently held by Ramesh and Victoria Zacharias, the Company has no present intention to issue any shares of its preferred stock. However, there can be no assurance that the Company will not issue shares of preferred stock or common stock in the future. The Company has agreed with the Representative that, except for issuances disclosed in or contemplated by this Prospectus, it will not issue any securities, including but not limited to any shares of preferred stock, for a period of 24 months following the Effective Date, without the prior written consent of the Representative. See "Certain Transactions" and "Description of Securities--Preferred Stock."

    NON-REGISTRATION IN CERTAIN JURISDICTIONS OF SHARES UNDERLYING THE
WARRANTS. Although the Common Stock and the Warrants will not knowingly be sold to purchasers in jurisdictions in which they are not registered or otherwise qualified for sale, purchasers may buy the Common Stock or Warrants in the aftermarket or may move to jurisdictions in which the shares of Common Stock issuable upon exercise of the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In such event, the Company could be unable to issue shares to those persons desiring to exercise their Warrants unless and until the shares could be registered or qualified for sale in the jurisdiction in which such purchasers reside, or an exemption to such qualification exists or is granted in such jurisdiction. If the Company was unable to register or qualify the shares in a particular state and no exemption to such registration or qualification was available in such jurisdiction, in order to realize any economic benefit from the purchase of the Warrants, a holder might have to sell the Warrants rather than exercising them. No assurance can be given, however, as to the ability of the Company to effect any required registration or qualification of the Common Stock or Warrants in any jurisdiction in which registration or qualification has not already been completed. See "Description of Securities--Warrants."

                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of the Common Stock and Warrants offered hereby, after deducting underwriting discounts and commissions and other expenses of the Offering, are estimated to be U.S. $4,458,750 (U.S. $4,474,125 if the Over-allotment Option is exercised in full). The Company intends to use the net proceeds of the Offering as follows:


                                                                        AMOUNT      PERCENTAGE
                                                                     -------------  -----------
                                                                         (U.S.
                                                                       DOLLARS)
Urgent Care Centres (1)............................................   $ 1,000,000        22.43%
Repayment of Lines of Credit (2)...................................       875,000        19.63%
Repayment of Bridge Notes (3)......................................       537,000        12.04%
Emergency Service Contracts (4)....................................       342,000         7.67%
Computer Equipment (5).............................................       150,000         3.36%
Working Capital and General Corporate Purposes and potential
  acquisitions (6).................................................     1,554,750        34.87%
                                                                     -------------  -----------
                                                                      $ 4,458,750       100.00%
                                                                     -------------  -----------
                                                                     -------------  -----------


------------------------

(1) Represents the estimated capital and working capital costs related to establishing the Company's participation in the first 10 Urgent Care Centres. In addition, the Company intends to secure bank financing and third party lease financing of at least U.S.$500,000 to fund the costs of opening the first 10 Urgent Care Centres. See "Management Discussion and Analysis of Financial Condition and Results of Operations" and "Business."


(2) Represents repayment of an aggregate of US$250,000 of loans against line of credit provided to the Company by Robert Rubin, a director of the Company. These loans are to be repaid on the earlier to occur of (i) the consummation of this Offering, and (ii) May 16, 1998 for the first US$100,000, July 28, 1998 for US$50,000, and January 14, 1999 for the remaining US$100,000. The loan bears interest at 2% over the prime rate in effect from time to time as reported in The Wall Street Journal. The Company used these loans for working capital and certain costs associated with the opening of the first urgent care centre. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Transactions." Also represents repayment of approximately $850,000 (US$625,000) against the Company's outstanding balance on its bank credit facility, such balance bearing interest on an annual basis at the facility's announced prime rate plus 1.5%. The proceeds borrowed from the bank credit facility were used by the Company as working capital.


(3) Represents repayment of the principal and accrual interest on the 8% promissory notes sold in the January 1997 private placement ("Bridge Financing"). The proceeds from the Bridge Financing were applied to reduce the Company's bank borrowings. These Bridge Notes bear interest at a rate of 8% per annum and are due in June 1998, or earlier upon receipt of gross proceeds of at least US$4,000,000 (debt or equity) from an underwritten public offering. Robert Rubin, a director of the Company, is the holder of a bridge note in the principal amount of US$150,000. See "Certain Relationships and Related Transactions."

(4) Represents the cost of financing accounts receivable for emergency service contracts that the Company anticipates receiving over the next 24 months, although there can be no assurance of the receipt thereof. See "Management's Discussion and Analysis of Financial Condition and Results of
    Operations--Liquidity and Capital Resources."

(5) Represents the estimated cost of upgrading the Company's management information systems, particularly its accounting and billing systems. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

(6) Although the Company has not identified any definite acquisition candidate, the Company intends to use a portion of the net proceeds of the Offering to fund acquisitions.

    The foregoing represents the Company's estimate of the allocation of the net proceeds of the Offering, based upon the current status of its operations and anticipated business needs. It is possible, however, that the application of funds may differ from the estimates set forth herein due to changes in the economic climate and/or the Company's planned business operations or unanticipated complications, delays and expenses, as well as any potential acquisitions that the Company may consummate, although no specific acquisition has been identified. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Any reallocation of the net proceeds will be at the discretion of the Board of Directors of the Company and will be within the categories listed above.

    The Company estimates that the net proceeds from this Offering together with available cash flows will be sufficient to meet the Company's liquidity and working capital requirements for a period of 12 months from the completion of this Offering. In the event that the Company consummates any acquisition, although no specific acquisition has been identified, such funds will be derived from the funds currently allocated to working capital or from revenues generated from the Company's operations. There can be no assurance that the Company will generate sufficient revenues for such acquisitions.

    Pending application, the net proceeds will be invested in short-term money market instruments and direct or indirect Canadian or U.S. Government obligations.

                                    DILUTION

1. DILUTION AS CALCULATED WITHOUT GIVING EFFECT TO CONVERSION OF PREFERRED STOCK. (1)


    At June 30, 1997, the Company had a net tangible book value (deficit) of (US $4,728,904) or (US$2.50) per share of outstanding common stock after giving pro forma effect to the surrender for cancellation without consideration to the Company prior to this Offering of 62,500 shares of Common Stock from certain investors in the Company's January 1997 private offering. Net tangible book value represents the Company's total tangible assets less total liabilities and preferred shares, divided by the number of shares of common stock outstanding. After giving effect to the sale of the Common Stock and the Warrants offered hereby (assuming no value is ascribed to the Warrants), the adjusted pro forma net tangible book value (deficit) of the Company would have been approximately (US $270,154) or approximately (US $0.09) per share of outstanding common stock at June 30, 1997. This represents immediate dilution of US $4.34 per share, or 102% to purchasers of the Common Stock in the Offering. The following table illustrates the per share dilution to be incurred by the public investors in the
Offering:


Assumed initial offering price per share............................                US $4.25
Net tangible book value at June 30, 1997............................  (US $2.50)
Increase per share attributable to the sale of the Common Stock
  offered hereby....................................................    US $2.41
                                                                      ----------
Pro forma net tangible book value after the Offering................              (US $0.09)
                                                                                  ----------
Dilution per share to new investors.................................                US $4.34
                                                                                  ----------
                                                                                  ----------

2. DILUTION AS CALCULATED WHEN GIVING EFFECT TO CONVERSION OF THE PREFERRED STOCK. (2)


    At June 30, 1997, the Company had a net tangible book value (deficit) of (US $228,904) or (US$0.12) per share of outstanding capital stock after giving pro forma effect to the surrender for cancellation without consideration to the Company prior to this Offering of 62,500 shares of Common Stock from certain investors in the Company's January 1997 private offering. Net tangible book value represents the Company's total tangible assets less total liabilities, divided by the number of shares of capital stock outstanding. After giving effect to the sale of the Common Stock and the Warrants offered hereby (assuming no value is ascribed to the Warrants), the adjusted pro forma net tangible book value of the Company would have been approximately US $4,229,846 or approximately US $1.00 per share of outstanding capital stock at June 30, 1997. This represents immediate dilution of US $3.25 per share, or 76% to purchasers of the Common Stock in the Offering. The following table illustrates the per share dilution to be incurred by the public investors in the Offering:



Assumed initial offering price per share..............................              US $4.25
Net tangible book value at June 30, 1997..............................  (US $0.12)
Increase per share attributable to the sale of the Common Stock
  offered hereby......................................................   US $1.12
                                                                        ---------
Pro forma net tangible book value after the Offering..................              US $1.00
                                                                                   ---------
Dilution per share to new investors...................................              US $3.25
                                                                                   ---------
                                                                                   ---------


    The following table summarizes the number and percentages of shares of Common Stock purchased from the Company through the date of this Prospectus, the amount and percentage of cash consideration paid and the average price per share paid to the Company by existing stockholders and by new investors pursuant to the Offering:


                                                                 TOTAL CONSIDERATION         AVERAGE
                                          SHARES PURCHASED   ----------------------------     PRICE
                                          NUMBER/PERCENTAGE      AMOUNT         PERCENT     PER SHARE
                                          -----------------  ---------------  -----------  ------------
Existing Stockholders(3)................    1,927,500/60.7%  US$   1,638,301        23.6%      US$0.87
New Investors...........................    1,250,000/39.3%     US 5,312,500        76.4%      US$4.25
                                          -----------------  ---------------       -----
                                             3,177,500/100%  US$   6,950,801       100.0%
                                          -----------------  ---------------       -----
                                          -----------------  ---------------       -----


------------------------

(1) In calculating dilution, the first presentation does not give effect to the conversion of an aggregate of US$4,500,000 of Convertible Preferred Stock which is convertible into 750,000 shares of Common Stock at US$6.00 per share for a period of ten years from the date of issuance. Issuance of the Convertible Preferred Stock resulted in a charge to retained earnings of $5,525,414 (US$4,062,804); however, the stated capital of the Convertible Preferred Stock does not form part of the net tangible book value available to the common shareholders as adjusted June 30, 1997.

(2) In calculating dilution, the second presentation gives effect to the conversion of an aggregate of the convertible preferred stock into an equivalent number of shares of Common Stock at $4.25 per share.


(3) Excludes 62,500 shares of Common Stock being surrendered for cancellation without consideration to the Company prior to this Offering by certain investors in the Company's January 1997 private offering.

                                 CAPITALIZATION


    The following table sets forth, as of June 30, 1997, (i) the actual capitalization, and (ii) the capitalization of the Company as adjusted to give effect to the sale by the Company of 1,250,000 shares of Common Stock and 1,250,000 Warrants offered hereby and the application of the estimated net proceeds thereof, and the surrender for cancellation without consideration to the Company of 62,500 shares of Common Stock by certain investors in the Company's January 1997 private offering. This information should be read in conjunction with the consolidated financial statements and related notes thereto appearing elsewhere in this Prospectus.



                                                                                            JUNE 30, 1997
                                                                                     ----------------------------
                                                                                                    AS ADJUSTED
                                                                                        ACTUAL          (1)
                                                                                     ------------  --------------
Short Term Debt:
  Bank Operating Facility..........................................................  $  1,092,917   $    --
  Promissory Note..................................................................        78,742         78,742
  8% Bridge Notes..................................................................       680,000        --
  Line of Credit...................................................................       136,000
                                                                                     ------------  --------------
                                                                                     $  1,987,659   $     78,742
                                                                                     ------------  --------------
                                                                                     ------------  --------------
Stockholders' Equity:

Convertible Preferred Stock--no par value; authorized unlimited shares, 500,000
  shares issued and outstanding (actual and as adjusted)...........................  $  6,120,000   $  6,120,000

Common Stock--no par value; authorized unlimited, shares issued and outstanding
  1,952,000 (actual), and 3,177,500 (as adjusted)..................................     2,401,839      8,397,629

Accumulated Deficit................................................................    (9,274,205)    (9,549,524)
Contributed surplus................................................................     1,246,000      1,246,000
                                                                                     ------------  --------------

Total Shareholders' Equity.........................................................  $    493,634   $  6,214,105
                                                                                     ------------  --------------
                                                                                     ------------  --------------


--------------------------

(1) Gives effect the surrender for cancellation without consideration to the Company of 62,500 shares of Common Stock by certain investors in the Company's January 1997 private offering and to the sale of 1,250,000 shares of Common Stock and 1,250,000 Warrants and the application of the net proceeds thereof. See "Use of Proceeds."

                                   DIVIDENDS

    Since January 1, 1994, the Company has paid $80,383 in cash dividends. The Company has no present intention of paying any additional dividends on its Common Stock in the foreseeable future, as it intends to use its earnings, if any, to generate increased growth. The payment by the Company of cash dividends, if any, in the future, rests solely within the discretion of its Board of Directors and will depend upon, among other things, the Company's earnings, capital requirements and financial condition, as well as other factors deemed relevant by the Company's Board of Directors. The terms of the outstanding Preferred Stock prohibit the payment of any dividends on Common Stock until dividends of US$135,000 per year have been paid on the Preferred Stock. See "Description of Securities--Preferred Stock."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    The Company believes that emergency departments, which are often the first point of contact with patients, play an important role in providing the individual with continuous access to the healthcare system. The Company's history dates back to 1983 when its founder identified the need for a private sector company that could provide emergency physician contract staffing and recruitment. A tenet of the Company's strategy has been that third party providers of specialized emergency care medicine can play an important role in reducing the costs of publicly funded healthcare systems while ensuring the highest quality of care.

    Socialized medicine has been in place in the Province of Ontario for a quarter of a century. As the Canadian government's healthcare program is the most expensive government program, it is therefore an obvious and unavoidable target for restraints. It was built with a recognition that the transfer from private health care to state-funded care would be a complex transition. Since the transition, there has been a reluctance to address major reforms. Consequently, the system has grown rapidly in both cost and complexity.

    Demand for emergency care has grown significantly over the past ten years, notwithstanding the small proportion of physicians focusing on emergency medicine. Moreover, recruitment of experienced emergency medicine practitioners by hospitals in other countries is intense and such demand is expected to continue for some time. Given the uncertainties associated with patient volumes in several Ontario hospital emergency departments, the pool of available physicians willing to practice emergency medicine has been declining.

    In the last five to ten years, major changes have been occurring in the way services are delivered within hospitals in Canada. The length of time patients stay in hospitals has been dropping substantially. Overall, the average length of stay in acute care hospitals has decreased 20% in the last five years. Patients who five years ago would generally have spent up to ten days in hospital are now often being operated on using minimally invasive surgery which results in their being discharged within a day or two of being admitted.

    Day surgery as a percentage of all surgery has increased from 53% to 70% in five years. As a result, in many hospitals the majority of surgery is now done on an outpatient basis. Many other services previously provided mainly on an inpatient basis are shifting to outpatient programs (e.g., dialysis, chemotherapy and diagnostic testing).

    Thus, governments have been studying alternatives to the existing fee-for-service funding of physicians in order to reduce health care costs. Since 1988, close to 3,500 acute care hospital beds have been closed in the Toronto Metropolitan area alone, a 30% decrease. Although the number of acute care beds has decreased by 30% and similar bed decreases have occurred in other areas, the number of hospitals remains unchanged. Scarce public health dollars continue to be spent on the overhead and infrastructure of independent facilities even though the amount of time patients spend in these facilities has decreased. Among hospitals, 25% to 30% of funds are spent on administrative, overhead and infrastructure costs.

    Funding constraints for health care in Ontario have resulted in billing caps, with a sliding scale claw-back. This claw-back reduces the amount a physician can bill after total annual billing exceeds $275,000. Other solutions under consideration include rostered patient care. Rostering is a reimbursement plan based on a fixed fee per patient as opposed to Fee-For-Service. The patient would assume financial responsibility for non-emergency care when such care is obtained outside the rostered family practice but within a defined geographic proximity if it is accessed merely for convenience. However, proponents of various roster-based models have not offered any concrete proven solutions to decrease emergency department utilization. Under the current Health Services Organization ("HSO") model, the Ontario Ministry of Health pays a monthly flat fee to the Company on behalf of the patient's physician for each patient enrolled under the HSO program regardless of whether the patient visits the clinic or not. The monthly fee is determined by the age and sex of the patient and is referred to as the capitation rate. At June 30, 1997, the average monthly capitation rate was $12.40 per patient with approximately 6,551 patients enrolled under the HSO program.

    Fees charged by the Company for emergency department staffing services are comprised of two elements: (i) hospital services; and (ii) physician services. Under each hospital contract, the Company has the responsibility for the billing and collection of physician fees. The Company charges each hospital a fee for its recruiting and staffing services on a fixed fee basis. Details of the Company's hospital contracts are described below.

    When determining the split arrangement to be used in the physician compensation model for the Company's fee-for-service contracts, the Company considers a hospital's emergency room patient volume, the monthly gross margin targets set by the Company, the location of the hospital in relation to the supply of physicians, and shift coverage offered or required by the hospital.

    When determining the fixed administrative fee to be charged to the particular hospital, the Company considers several factors including location of the hospital in relation to the availability of physicians, number of physicians from which to draw, the number of physician shifts required, and patient volumes.

    For the majority of the hospital staffing contracts, the Company's monthly fee is due on the 1st of the month for which shift coverage is being provided. For a few of the Company's contracts, the fee is not due until the end of the month for which shift coverage was provided. For all of the Company's hospital staffing contracts (fee-for-service and fixed fee contracts) the physicians are paid on the 15th of each month for services rendered the prior month.

    All of the Company's hospital staffing contracts are based on a specific period of time, generally one year. At the end of the term of the contract, both parties have the right to renegotiate any part of the Agreement, including the Company's monthly management fee. There is generally not a pre-set renewal fee stated within the contract, however, on occasion the contract contains a stated renewal fee.

    If the contract is not renegotiated or terminated by the end of the term of the contract, the contract automatically renews on the same terms and conditions until a renewal agreement is completed, a new contract is negotiated, or the contract is officially terminated.

    In each of the Company's hospital staffing contracts, both parties have the right to terminate the contract upon written notice, generally 2 or 3 months. In some contracts, the hospital is able to terminate the contract without written notice if it pays a penalty equal to 2 or 3 months of management fees.

    For the majority of the Company's hospital staffing contracts there exists no renegotiation rights for either party until the term of the contract expires. There are some contracts that have a volume clause which states that both the Company's fee and the physicians remuneration model have been based on a certain level of volume. If this volume level were to dramatically change for a significant period of time, both parties would have the right to renegotiate either the monthly fee or the physicians remuneration, or both.

    The following are the direct costs associated with the Company's hospital staffing contracts:

    (i) REGIONAL MEDICAL DIRECTORS -- The Company pays four (4) of its physicians a monthly fee to handle any issues that may arise at any given hospital, to attend Emergency Services Committee meetings within each hospital and to act as an ambassador, promote the services provided by the Company, to provide orientation to new physicians at a facility, and to screen all new physician applicants.

    (ii) SALARIES FOR RECRUITING PERSONNEL -- A portion of the Company's recruiting staff's salary relates directly to the hospital staffing business. When the Company receives a new contract and there exists a shortage of physicians, the Company's recruiting staff will work towards increasing the Company's supply of emergency physicians.

    (iii) SALARIES FOR SCHEDULERS -- The salaries of the Company's scheduling department are a direct cost incurred because they are meeting the scheduling requirements of each of the Company's hospital contracts.

    (iv) ACCOMMODATION COSTS -- On occasion, there exists the need to book hotel accommodations for physicians in order to meet the Company's scheduling requirements. These costs are often paid by the Company without reimbursement by the hospital. With some of the Company's hospital contracts, these costs are recovered from the hospital, in other hospital contracts these are direct costs to us.

    (v) OTHER SUPPORT STAFF SALARIES -- A portion of the salaries of other employees who dedicate time towards the hospital staffing contracts should also be considered a direct cost.

    Several hospital staffing contracts contain a clause that provides that the hospital will guarantee the revenue necessary to fund all physician related service costs.

    The Company tracks all physician related service costs, including physician remuneration, back-up coverage, local medical director's accommodation costs and any costs which may have arisen due to government policies, and bills the hospital for the difference between the revenue guaranteed by the hospital and the service costs.

    The Company's hospital contracts are designed to transfer to the hospital certain financial risks arising from changes in patient volume. Because the majority of such contracts are reimbursed from government healthcare insurance plans, the Company's bad debt experience in collection of physician fees has been less than 1% of allowable billings, primarily due to administrative errors. Fee-for-service contractual arrangements involve a credit risk related to services provided to uninsured individuals. The Company's working capital needs are generally a function of the acquisition of new hospital contracts or the conversion of fixed fee contracts to fee-for-service contracts. As discussed below in Results of Operations, the Company has sometimes experienced a reduction in the number of its hospital contracts, making the acquisition of new contracts particularly important. See "Risk Factors -- Loss of Hospital and Physician Contracts."

    The Company's physician contracts are entered into between the Company and individual physicians and are either part time or full-time. A physician working with the Company assigns the right to bill and provides a consent to the Company to perform both the billing and collection function for the medical services performed. The Ontario Ministry of Health is notified of the physician's consent for the Company to perform these functions through the use of an authorization form. The Company pays the physician for the services provided based on the terms of the contract between the Company and the physician. The Company does not purchase receivables from the physicians. In general, each contracted physician will be placed in a functioning facility by the Company and the Company will collect all fees due to the physician for rendering medical services. The Company then pays the physician for the medical services provided based on the terms of the contract between the Company and the physician. The Company's gross margin on hospital contracts is comprised of approximately 8% to 20% of total OHIP billings, plus the administrative fees charged to the hospital.

    In the Clinic operations, revenue is generated when the contracted physician performs a medical service which in turn is billed by the Company to the Ministry of Health. The fee-for-services billed to the Ministry of Health are based on rates set by the Ministry of Health and vary depending on the type of medical service performed. The Ministry of Health pays the Company on a monthly basis for these services billed and the Company in turn pays the physician according to the contract between the physician and the Company. In addition, the Company owns and manages its clinic and provides staffing, administration, management and financial support. Therefore, the Company received a monthly management fee from each clinic and is entitled to 100% of any distributions made from the clinic.

    The Company's management believes that the Company is positioned as a viable solution to some of the existing problems in the healthcare system and therefore has expanded its original offering of physician staffing and recruitment to provide a broader range of services to fit needs in the emergency and related health services marketplace.

                             RESULTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO JUNE 30, 1996

    NET SERVICE REVENUES. Revenues increased by $255,053 or 4.8% from $5,288,293 for the six months ended June 30, 1996 to $5,543,346 for the comparable period in 1997. The increase is due primarily from revenue generated from the St. George acquisition completed in August 1996. For the six months ended June 30, 1997, revenue from this clinic totaled $486,801. The net increase in revenue from the clinics was offset by a reduction in revenue generated from hospital contracts.

    For the six months ended June 30, 1997, revenues of Emergency Medical Services division decreased by $114,560 or 2.6% to $4,293,153 from $4,407,713 for the six months ended June 30, 1996. The marginal decline of revenues was due to: (i) the termination of seven fixed fee hospital contracts that were replaced by three new fixed fee contracts, and one fee-for-service contract, (ii) the termination of two fixed fee contracts for correctional institutions, (iii) a marginal decline in fee-for-service contracts from two hospitals.

    For the six months ended June 30, 1997, operating income of Emergency Medical Services division increased by $93,935 to $4,950 from a loss of $88,985 for the six months ended June 30, 1996. This increase was due to a decrease in operating expenses and income from consulting projects.

    For the six months ended June 30, 1997, revenues of Clinical Operations increased by $369,613 or 42.0% to $1,250,193 from $880,580 for the six months ended June 30, 1996. The increase in revenues was due to the acquisition of a new clinic during the third quarter of the prior fiscal period.

    For the six months ended June 30, 1997, operating income for the Clinical Operations increased by $677,700 to $201,205 from a loss of $476,495 for the six months ended June 30, 1996. The increase was due to greater revenues from the newly acquired clinic, as well as reductions in operating costs as a result of the amalgamation of the new clinic with one of the Company's other medical clinics. At June 30, 1996, the operating loss included the write-off of deferred start-up project costs of $365,291. There was no write-off of deferred start-up costs at June 30, 1997.

    PHYSICIAN FEES AND OTHER DIRECT COSTS. Physician fees, which represent fees to contract physicians, represent the largest single variable expense. These fees are earned primarily through the Company's emergency medical services to the hospital emergency department contracts. Physician fees for the six months ended June 30 decreased by $137,232 or 3.3% from $4,151,324 in 1996 to $4,014,092 in 1997 due to the reduction in the number of hospital staffing contracts. Physician fees and other direct costs represented 78.5% of net revenues for the six months ended June 30, 1996 and 72.4% of net revenues the six months ended June 30, 1997. Included in physician fees is clawback expense, which is a recovery of billings due to over utilization of medical services. The clawback rate for 1997 was 0% compared to the rate of 6.5% set by the Ontario Ministry of Health for the 1996 period. The clawback charge for the six months ended June 30, 1996 totaled $84,701. Other direct costs include travel, marketing and consulting costs related to international projects. These costs represent 5.2% of net revenues for the six months ended June 30, 1997 and 1.6% of net revenues for the six months ended June 30, 1996. The 1997 costs relate to the undertaking of a consulting project in the Northwest Territories, Canada and the 1996 costs relate to the undertaking of consulting projects in Hungary, India and Malaysia.

    OPERATING EXPENSES. Operating expenses decreased by $379,350 or 22.3% from $1,702,449 for the six months ended June 30, 1996 to $1,323,099 for the six months ended June 30, 1997. Operating costs include general operating expenses and the write-off of deferred start-up costs. The general operating expenses excluding the write-off of deferred start-up costs represents 24.5% of net revenues for the six months ended June 30, 1996 and 23.9% of net revenues for the six months ended June 30, 1997. The 1996 write-off of deferred start-up costs in the amount of $365,291 relate to an investment in a clinic in Prague, Czech Republic. The 1996 write-down was due to an unanticipated difficulty in penetrating the market and generating a sufficient return on capital invested from that clinic. Given the domestic opportunities available, the Company had decided to focus its efforts on domestic operations. The remaining 1996 write-down of $42,875 relates to start-up project costs for a healthcare consulting project in Malaysia. Under U.S. GAAP, operating expenses for the period ending June 30, 1997 includes additional charges of $13,785 for development and start-up costs as compared to $1,705 at June 30, 1996.

    For U.S. GAAP, the start-up costs of $13,785 at June 30, 1997 and $1,705 at June 30, 1996 are expensed as incurred whereas under Canadian GAAP these costs are deferred and amortized over a prescribed benefit period.

    OTHER EXPENSE. Other expense increased by $177,574 or 1,408% from $12,614 to $190,188 for the six months ended June 30, 1996 and 1997 respectively. The increase in other expense is due primarily to interest on increased bank borrowings, interest charged on the bridge promissory notes and the amortization of deferred financing charges relating to the bridge shares issued in January 1997. For the six months ended June 30, 1997, interest expense on bank borrowings was $41,135, $25,122 was charged as interest on the promissory notes and $123,931 was amortized as financing costs.

    NET INCOME. As a result of the above items, the Company had a net income of $11,975 for the six months ended June 30, 1997 as compared to a net loss of $517,862 for the six months ended June 30, 1996.

    Under U.S. GAAP, the Company reported net loss of $1,810 for the six months ended June 30, 1997 as compared to a net loss of $519,567 for the six months ended June 30, 1996.

FOR THE YEAR ENDED DECEMBER 31, 1996 COMPARED TO DECEMBER 31, 1995

    NET SERVICE REVENUES. Revenues decreased by $166,505 or 1.5% from $10,983,553 in 1995 to $10,817,048 in 1996. The decrease in revenue can be attributed to the reduction in the number of hospital staffing contacts and the closure of an unprofitable medical clinic in October 95. The reduction in revenue from hospital contracts was offset by revenues generated from the Glenderry Medical Clinic acquisition in December 1995 and the St. George Medical Clinic acquisition in September 1996.

    For the fiscal year ended December 31, 1996, revenues from Emergency Medical Services decreased by $722,310 or 7.6% to $8,783,309 from $9,505,619 for the year ended December 31, 1995. The decline in revenues was due to: (i) the loss of four fixed fee hospital contracts during the year which were replaced by four lower fee generating contracts, (ii) reductions in fee income from two contracts serving correctional institutions, (iii) a marginal increase in two fee-for-service contracts, and (iv) reductions in several contracts in place the prior year due to reductions in funding to hospitals from the provincial government.

    For the fiscal year ended December 31, 1996, before stock compensation expense, operating income from Emergency Medical Services decreased by $689,802 to a loss of $332,644, from a profit of $357,158 for the fiscal year ended December 31, 1995. The decrease was due to the attendant loss of revenues from the loss of hospital contracts during the year that were replaced by lower fee contracts, reductions in prior year contracts together with a delay in reducing the level of staffing to reflect the reduced demand for physicians. The loss of hospital contracts is the direct result of the Ontario Hospital's Restructuring Committee's reduction and/or amalgamation of the number of hospital emergency departments, the defined nature of the crisis management service for hospitals that the Company provides and the risk that a physician elects to remain in the community and work on a full time basis for the hospital thus eliminating the need for the Company's services. The December 31, 1996 loss also includes a write-off of advances relating to the Malaysia project in the amount of $42,875.

    For the fiscal year ended December 31, 1996, revenues of Clinical Operations increased by $555,805 or 37.6% to $2,033,739 from $1,477,934 for the year ended December 31, 1995. The increase in revenues was due to revenues of two new clinics that were acquired in December 1995 and September 1996.

    For the fiscal year ended December 31, 1996, operating income of Clinical Operations increased by $230,155 or 35.9% to a loss of $410,973, from a loss of $641,128 for the fiscal year ended December 31, 1995. The reduction of loss in operating income resulted from the increase in revenues from St. George's clinic combined with staff reductions and salary reductions in all of the Company's clinics, the closure of an unprofitable clinic in October 1995, reduction in management support staff and a lower write-off of deferred start up costs in the amount of $196,986 in connection with the Company's CMC clinic.

    PHYSICIAN FEES AND OTHER COSTS. Physician fees and other costs increased $147,765 or 1.8% from $8,406,631 in 1995 to $8,554,396 in 1996. Physician fees, which represent fees to contract physicians, represent the largest single variable expense. These fees are earned primarily through the Company's emergency medical services to the hospital emergency department contracts. Physician fees declined $90,434 or 1.1% from $8,385,712 in 1995 to $8,295,278 in
1996 due to the reduction in the number of hospital staffing contracts. Physician fees represented 76.3% of net revenues for 1995 and 76.6% of net revenues in 1996. Included in physician fees is clawback expense, which is a recovery of billings due to over utilization of medical services. The clawback rate of 10% set by the Ontario Ministry of Health resulted in a charge of $176,949 in 1995 compared to a clawback rate of 6.5% resulting in a charge of $143,261 in 1996. Clawback expense decreased by $33,688 or 19.0% in 1996 compared to 1995 due to the reduction in hospital contract revenue and the reduction in the clawback rate imposed by the Ontario Ministry of Health. Other direct costs include travel, marketing and consulting costs related to international projects. These costs represent .19% of net revenues for 1995 and 2.4% of net revenues in 1996 and are slightly higher in 1996 due to the undertaking of the consulting project in the State of Kerala in India.

    OPERATING EXPENSES. Operating expenses, excluding the 1996 stock compensation charge of $2,941,800, increased by $145,377 or 5.1% from $2,860,892 in 1995 to $3,006,269 in 1996. Operating costs include general operating expenses and the write-off of deferred start-up costs. In anticipation of growth, the Company had increased its administrative, management and marketing support. This increase in administrative, management and marketing support was comprised primarily of personnel additions, whose aggregate salaries and associated payroll expenses amounted to approximately $245,000. This increase in staffing was due in part to the opening of two new medical clinics during 1996 as well as in preparation to expand the Company's operations in the business of managing urgent care centres. More recently, the Company has restructured its operating overhead in an effort to better position itself as a competitive deliverer of emergency related health services. The primary components of this restructuring involved: (i) the elimination of two administrative staff positions and one operations staff position; (ii) the renegotiation and reduction of lease expense at one of the Company's medical clinics; (iii) the termination of a consulting contract with respect to the Company's decision to discontinue the operations of the clinic in Prague, Czech Republic; and (iv) the reduction of communication and delivery expenses for the medical clinics in Canada. The balance of the increase in operating expenses during 1996, compared to 1995, resulted from a write-off of deferred start-up costs amounting to $509,337 in 1996 as compared to $663,448 for the same period in 1995. The general operating expenses excluding the write-off of deferred start-up costs represent 20.0% and 23.1% of net revenues in 1995 and 1996, respectively.

    The write-off of deferred start-up costs of $509,337 in 1996 is due primarily to a write-down of $466,462 for an investment in a clinic in Prague, Czech Republic. The write-down was due to an unanticipated difficulty in penetrating the market and generating a sufficient return on capital invested from that clinic. Given the domestic opportunities available, the Company had decided to focus its efforts on domestic operations. The additional write-off of $42,875 relates to start-up project costs for a healthcare consulting project in Malaysia.

    Under U.S. GAAP, operating expenses for the 12 months ending December 31, 1996 include an additional charges for development and start-up costs of $58,574.

    For U.S. GAAP, the start-up costs of $58,574 are expensed as incurred whereas under Canadian GAAP, these costs are deferred and amortized over a prescribed benefit period.

    OTHER INCOME (EXPENSE). Interest expense and dividend income increased by $110,391 or 200% from income of $54,930 to an expense of $55,461 in 1995 and 1996, respectively. In 1996, there was no dividend income as compared to 1995 which reported dividend income of $123,623 as a result of a redemption of common shares. Interest expense totaled $68,693 for 1995 compared to $55,461 for 1996. The decrease in interest expense of $13,232 or 19.2% is due primarily to reduced bank borrowings.

    STOCK COMPENSATION EXPENSE The stock compensation charge of $2,941,800 in 1996 is a result of the share restructuring that occurred in November 1996. As part of the recapitalization of the company, Hampton House International was issued 610,000 common shares in consideration of past services. The value of $2.78 per share was ascribed to the common shares. In addition, Robert Rubin, a director of the Company, was granted a stock option to purchase 700,000 common shares of the Company at an exercise price of US$0.75 per share. The difference between $2.78 CDN and the exercise price resulted in a stock compensation charge of $1,246,000.

    NET INCOME. As a result of the above items, the Company had a net loss of $3,594,324 for the twelve months ended December 31, 1996 as compared to a net loss of $300,487 for the twelve months ended December 31, 1995.

    Under U.S. GAAP, the Company reported a net loss of $3,652,898 for the twelve months ended December 31, 1996, as compared to a net loss of $300,487 for the twelve months ended December 31, 1995.

    YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

    NET SERVICE REVENUES. Revenues increased by $508,799, or 5%, from $10,474,754 to $10,983,553. This increase was primarily attributable to the increase in fee income from fixed fee hospital staffing contracts as five new contracts replaced four lower fee contracts.

    For the fiscal year ended December 31, 1995, revenues of the Emergency Medical Services division increased by $508,492 or 5.7% to $9,505,619 from $8,997,127 for the year ended December 31, 1994. The increase in revenues was due to the net addition of one hospital contract during the year, and a marginal increase in average fee income from contracts that were operating in the prior year.

    For the fiscal year ended December 31, 1995, operating income of the Emergency Medical Services division increased by $108,251 or 43.5% to $357,158 from $248,907 for the fiscal year ended December 31, 1994. The increase was largely due to the closure of an unprofitable clinic.

    For the fiscal year ended December 31, 1995, revenues of the Clinical Operations division remained constant at $1,477,934 compared to $1,477,627 for the year ended December 31, 1994. For the fiscal year ended December 31, 1995, operating income of Clinical Operations decreased by $670,876 to a loss of $641,128 from a profit of $29,748 for the fiscal year ended December 31, 1994. The decrease was primarily due to the write-off of deferred start up costs in the amount of $663,448 in connection with the Company's CMC clinic.

    PHYSICIAN FEES AND OTHER COSTS: Physician fees and other costs increased $428,952 or 5.4% from $7,977,679 in 1994 to $8,406,631 in 1996. Physician fees, which represent fees to contract physicians, represent the largest single variable expense. These fees are earned primarily through the Company's provision of emergency medical services to hospital emergency department contracts. Contract physician fees increased $435,000, or 5.5% from $7,950,712 to $8,385,712 and represent 76.3% of net revenues for 1995 compared with 75.9% of net revenues for 1994. The increase in physician fees is consistent with the increase in the number of hospital staffing contracts in 1995. Included in physician fees is clawback expense, which is a recovery of billings due to over utilization of medical services. The clawback rate set by the Ontario Ministry of Health for 1994 was 7.5% compared to the rate of 10% for 1995 and resulted in a charge of $124,546 in 1994 compared to $176,949 in 1995. Clawback expense increased by $52,403 or 42.1% in 1995 compared to 1994 due to the rate change imposed by the Ministry. Other direct costs include travel, marketing and consulting costs related to international projects. These costs represent .25% of net revenues for 1994 and .19% of net revenues in 1995.

    OPERATING EXPENSES Operating expenses increased by $642,472 or 28.9% from $2,218,420 in 1994 to $2,860,892 in 1995. These expenses represent 21.2% of revenues and 26.0% of revenues in 1994 and 1995, respectively. The increase in operating costs is primarily due to a write-down of $663,448 for an investment in a clinic in Prague, Czech Republic and Malaysia. The write-down was due to an unanticipated difficulty in penetrating the market and generating a sufficient return on capital invested from that clinic. Given the domestic opportunities available, the Company had decided to focus its efforts on domestic operations.

    OTHER INCOME (EXPENSE). Other income (expense) increased $106,809 or 206% from an expense of $51,879 in 1994 to income of $54,930 in 1995. In 1995, dividend income of $123,623, resulting from a redemption of common shares, offset interest expense of $68,693. In 1994, no dividend income was reported.

    Interest expense increased $16,814, or 32.4% from $68,693 in 1995 as compared to $51,879 in 1994. The increase is attributable to an increase in borrowings to finance accounts receivable due to the 5% growth in net revenues, largely derived from billings to government healthcare insurance plans for services rendered by the Company's physicians.

    NET INCOME. As a result of the above items, the Company had a net loss of $300,487 in 1995 as compared to a net income of $174,531 in 1994.

LIQUIDITY AND CAPITAL RESOURCES

    The Company operates in two areas of emergency related healthcare, the providing of Emergency Medical Services and the provision of Clinical Operations.

    The Emergency Medical Services operations involve providing physician staffing and administrative support to emergency departments and physician recruitment services to hospitals and emergency physician groups. The assets employed by the Company to support the Emergency Medical Services operations are primarily working capital to finance accounts receivable which are generated by individual physicians but collected by the Company pursuant to contractual agreements between the Company and the independent contracted physicians. The average age of collection of the accounts receivable balances averages approximately 45 days; however, the physicians are paid after approximately 27 days. Thus, the liquidity of the Company is significantly affected by the volume of billings generated by the Emergency Medical Services operations which fluctuates from month to month.

    Clinical Operations, include family practices, walk-in services and chiropractic and massage therapy to patients. In addition to a similar requirement to finance the accounts receivable which are generated by individual physicians but collected by the Company pursuant to contractual agreements between the Company and the independent contracted physicians, the Company must also finance assets utilized in the operations of the clinics. These assets include leasehold improvements and fixtures, medical equipment, information systems and office furniture and supplies. Thus the average amount of assets employed by the Company to support the Clinical operations is generally greater than Emergency Medical Services operations calculated on a per physician basis.

    The capital requirements of the Company arise in four major areas. These are
(i) the need for additional capital to increase business through new service contracts for hospital emergency departments, (ii) the commencement of new specialty healthcare clinics, (ii) marketing expenses associated with consulting services both in Canada and international markets, and (iv) the need for capital to increase administrative capabilities, including centralized billing and collection services and management information systems.

    Marketing expenses associated with consulting services both in Canada and international markets are not expected to be material in the next 24 months as the Company's resources will be focused on developing new hospital contracts in Canada and the development of Urgent Care Centres.

    The Company is planning to develop a chain of Urgent Care Centres, initially in Ontario and then in other provinces, that it believes will gain public recognition and government support as a quality deliverer of emergency health care. The Company intends to develop these centres through both the opening of new centres and the acquisition of currently operating centres. No specific acquisition candidates have been identified. The first Urgent Care Centre opened in September 1997, with plans to open up to nine additional centres scheduled over the following eighteen months. Any decision to expand this base of 10 centres will be based on realized profitability and capital resources. The Company anticipates that the funding required to support this plan will amount to about $2.0 million. The Company estimates that bank financing and third party lease financing of at least $500,000 can be secured, thus approximately $1.5 million of the net proceeds from the Offering will be used to support the long-term capital and working capital requirements of the Urgent Care Centres. As of the date of this Prospectus, the Company has not secured any bank financing or third party financing, and there can be no assurance that such additional funding will be obtained on terms favorable to the Company, or at all. See "Use of Proceeds."

    In January 1996, the Company consummated a private offering of 1,000,000 shares of Common Stock for net proceeds of approximately $845,000 together with warrants to purchase 1,000,000 shares at an exercise price of $2.00 per share. The Company consummated this private offering because it needed working capital funds, including money to fund its bank credit facility. As part of the Company's November 1996 Recapitalization (as such term is hereinafter defined), all holders of the warrants surrendered their outstanding warrants.

    In September 1996, the Company acquired all of the assets and physician contracts of the St. Georges Health Services Organization (HSO) for a $193,732 promissory note, 75,000 shares of the Company's Common Stock, and the assumption of $270,868 of liabilities . This HSO was a contractual agreement with the Ministry of Health to provide primary care at a clinic for a specified number of registered patients.


    In January 1997, the Company completed a private placement of its securities ("Bridge Financing"), in which it sold 8% promissory notes in the aggregate principal amount of US$500,000 and 125,000 shares of its Common Stock and raised aggregate gross proceeds of US $500,000. The net proceeds of US $425,000 were initially applied to reduce the Company's bank borrowings. The principal and accrued interest on the notes are due and payable upon the earlier of 18 months from the date of issuance or receipt by the Company of at least US $4,000,000 from the sale of its debt and\or equity securities in a public or private financing.



    Robert Rubin, a director of the Company, has extended the Company a U.S.$800,000 line of credit which bears interest at 2% above the prime rate. As of the date hereof, there is a U.S.$250,000 outstanding balance under such line of credit.



    In addition, the Company had an aggregate line of credit of $1,200,000 with its bank credit facilities which the Company agreed with its bank to reduce to $850,000 on January 15, 1998. This credit may be drawn on by the Company at the bank's prime rate plus 1 1/2%. All bank loans are secured by a general security agreement covering all of the Company's assets. The terms of the banking agreement contain, among other provisions, requirements for maintaining defined levels of net worth and financial ratios. At June 30, 1997, the Company did not comply with (i) the net worth covenant because the net worth of the Company as calculated under the banking agreement was less than $275,000 and (ii) the financial ratio covenants requiring a debt service coverage ratio of 1.5:1. The Company has not requested or received a waiver of these defaults. As a result of these defaults, the bank is in a position to demand repayment of its loan; however, the Company utilized the proceeds of the Bridge Financing to reduce the Company's bank borrowings. As of June 30, 1997 and January 27, 1998, the Company had an outstanding balance of $1,092,917 and $696,993, respectively, on its line of credit. The Company intends to repay the outstanding balance out of the net proceeds of the Offering, at which time the line of credit will be discontinued. Although the Company intends to secure a new line of credit with a bank, there can be no assurance thereof. See "Use of Proceeds."

    The Company believes, although there can be no assurance, that net proceeds of the Offering and operating revenues will provide sufficient capital to finance the Company's capital requirements during the 12 months following completion of the Offering. If the Company encounters unexpected expenses during such period, or if after such period, revenues from operations are not sufficient to fund operations or growth, the Company may require additional financing. There can be no assurance that the Company will be able to obtain additional financing on acceptable terms, or at all.

    Inflation has not had, nor is it expected to have, a material impact on the operations and financial condition of the Company.

                             CHANGE IN ACCOUNTANTS

    Zaritsky Penny was previously the auditors for Med-Emerg Inc. which is a significant subsidiary of the Company. During the fiscal year ended December 31, 1995, that firm's appointment as auditors for Med-Emerg Inc. was terminated and KPMG was engaged as auditors for Med-Emerg Inc. (KPMG was also appointed auditors of Med-Plus Health Centers Ltd. another significant subsidiary of the Company.) The decision to change auditors was approved by the Company's board of directors.

    In connection with the audit of Med-Emerg Inc. for the year ended December 31, 1994, and the subsequent interim period through to the appointment of KPMG, there were no disagreements with Zaritsky Penny on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

    The audit report of Zaritsky Penny on the financial statements of Med-Emerg Inc. as of and for the year ended December 31, 1994, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

                                    BUSINESS

BACKGROUND

    Due to increasing government fiscal restraint, Ontario's health care system is currently undergoing a significant restructuring by the provincial government. Based on a determination that the Ontario public healthcare system was not fiscally efficient, the Province of Ontario recently enacted the Savings and Restructuring Act, which gives its provincial government the ability to implement a health care system restructuring plan. The new legislation established the Health Services Restructuring Commission with broad decision making authority over every aspect of a public hospital's operations. This includes all aspects of operations, fiscal policy, public funding and even the continuance or cessation of a public hospital's existence. The objective of the legislation is to induce public hospitals' care delivery systems in the Ontario health care area to improve the quality of health care and particularly to install efficiencies of cost in the delivery of medical services to the 11 million population of the Province of Ontario (37% of all of Canada). Inefficient hospitals run the risk of the loss of public funding if they fail to meet the objectives of the Commission. Accordingly, the incentives are in place to induce public hospitals to find solutions to achieve the desired efficiencies, including outsourcing available from and through private sector organizations, such as the Company.

THE COMPANY

    The Company specializes in the coordination and delivery of emergency related healthcare services. The broad range of services currently offered by the Company include operational consulting and healthcare management services, management of special purpose health clinics, physician and nurse staffing, and health educational services.

    As part of its business strategy, the Company intends to pursue rapid growth, including possible acquisitions of, and joint ventures with, related and complementary businesses. The Company has no present commitments, undertakings or agreements for any particular acquisitions.

    The Company presently provides emergency medical services to hospitals and to other medical groups through its Emergency Medical Services Division ("EMS Division"), and clinical medical services to the public in Company-owned clinics through its Clinical Operations Division. The Company's recently launched Urgent Care Centres program, which provides on-site emergency medical services, is intended to expand clinic operations. The Company intends to aggressively market its facilities and services as a viable outsource alternative to public hospitals' present emergency room operations.

THE EMS DIVISION

    Competitive pressures have focused the attention of many healthcare administrators, in both the private and public sectors, on the need for better staffing of their medical professionals. Hospitals have increasingly turned to contract staffing firms with specialized skills to help solve physician contract and scheduling problems.


    The EMS Division was established in 1983 as a medical staffing and recruitment business. The Company provides physician staffing and administrative support to emergency departments and physician recruitment services to Canadian hospitals and emergency physician groups. The administrative services include billing, maintenance of records and coordinating with third party payors. Under its contracts with hospitals, the Company is obligated to provide emergency department physician coverage. The Company also coordinates the scheduling of staff physicians which provides emergency department coverage and assists the hospital's administrative and medical staff in such areas as quality assurance, risk management, departmental accreditation and marketing. Under the direction of the Company's management, the Company's physician pool of approximately 189 emergency physicians undergo a rigorous accreditation program in order to ensure the quality of doctors who provide services on behalf of the Company.


    The Company's services are reimbursed either based on a monthly fee payable by the hospital or alternately on a per shift basis. As of December 1, 1997, the Company had 16 hospital contracts, of which

12 were contracted to pay monthly administration fees and four were contracted to pay based on per shift billings.

    CONTRACTUAL ARRANGEMENTS

    MANAGEMENT CONTRACTS WITH PHYSICIANS. The Company identifies, recruits and screens potential candidates to serve as emergency room physicians in hospitals which have contracted for the Company's contract staffing services. The Company then enters into contracts with physicians who meet its qualifications and provides those physicians as candidates for admission to the hospital's medical staff. While each hospital with which the Company contracts, ultimately determines whether a physician must be board certified in emergency medicine to provide medical services in its emergency room, in general, the hospitals do not require physicians to be so certified. The Company requires all physicians to be currently licensed to practice medicine in the Province of Ontario and to be Advanced Cardiac Life Support ("ACLS") or Advanced Training Life Support ("ATLS") certified before entering into a contract for the physician's services.

    The Company bills and collects the professional fees for the medical services provided. Professional fees payable to the physician are disbursed by the Company pursuant to each physician's contract. Physicians are generally paid on the basis of the greater of a fixed hourly rate or fee for service patient billings. As independent contractors, the physicians are responsible for their own income taxes and statutory remittances to the respective federal and provincial governments, as well as professional liability insurance. See "Risk Factors--Classification of Physicians as Independent Contractors; Potential Tax Liability."

    The terms and conditions of the Company's contracts with physicians generally provide that the Company, on a best efforts basis, bears the primary responsibility to provide physician coverage to various facilities under contract as provided for in each physician contract, each contracted physician will be placed in a functioning facility by the Company and the Company will collect all fees due to the physician for rendering services. The Company then pays the physician for the medical services provided based on the terms of the contract between the Company and the physician. The Company's gross margin on hospital contracts is comprised of approximately 8% to 20% of OHIP billings plus the administrative fees charged to the hospital. These contracts contain the following provisions: Each physician is not an employee of the Company but is instead an independent contractor of services to various medical facilities under contract with the Company; Each physician must remain in good standing with the College of Physicians & Surgeons of the Province of Ontario and be licensed to practice medicine in the Province of Ontario; Each physician must remain in good standing with the Canadian Medical Protective Association ("CMPA") and have appropriate CMPA coverage to provide physician services to patients while working with the Company; Each physician is expected to maintain an acceptable level of Continuing Medical Education ("CME") in order to qualify for reimbursement; Physicians are bound by a non-competition restriction not to provide services at any hospital where the Company has a contract for one year following the contract term. Each physician full-time contract has a term of twelve months.

    CONTRACTS WITH HOSPITALS. The Company coordinates the scheduling of staff physicians to provide coverage on a negotiated basis to a hospital's emergency department.

    The Company generally provides contract physician staffing services to hospitals on the following arrangements: fee-for-service contracts and physicians per shift that the Company provides to the hospital. In addition, physicians under contract to the Company authorize the Company to bill and collect fees. Depending upon the hospital patient volume, the Company may receive a subsidy from the hospital. Pursuant to such contracts, the Company assumes responsibility for billing and collection and assumes risks of administrative error and subsequent non-payment. All of these factors are taken into consideration by the Company, in arriving at appropriate contractual arrangements with healthcare institutions and professionals. The hospital contracts are generally for one year, are generally terminable by either party upon two months written notice, and automatically renew if not terminated. Details of the Company's hospital contracts are as described below.

    When determining the split arrangement to be used in the physician compensation model for the Company's fee-for-service contracts, the Company considers a hospital's emergency room patient volume, the monthly gross margin targets set by the Company, the location of the hospital in relation to the supply of physicians, and shift coverage offered or required by the hospital.

    When determining the fixed administrative fee to be charged to the hospital, the Company considers several factors including location of the hospital in relation to the availability of physicians, number of physicians from which to draw, the number of physician shifts required, and patient volumes.

    For the majority of the hospital staffing contracts, the Company's monthly fee is due on the 1st of the month for which shift coverage is being provided. For a few of the Company's contracts, the fee is not due until the end of the month for which shift coverage was provided. For all of the Company's hospital staffing contracts (fee-for-service and fixed fee) the physicians are paid on the 15th of each month for services rendered the prior month.

    All of the Company's hospital staffing contracts are based on a specific period of time, generally one year. At the end of the term of the contract, both parties have the right to renegotiate any part of the Agreement, including the Company's monthly management fee. There is usually not a pre-set renewal fee stated within the contract, however, on occasion there may be a stated renewal fee.

    If the contract is not renegotiated or terminated by the end of the term of the contract, the contract automatically renews on the same terms and conditions until a renewal agreement is completed, a new contract is negotiated, or the contract is officially terminated.

    In each of the Company's hospital staffing contracts, both parties have the right to terminate the contract upon written notice, generally 2 or 3 months. In some contracts, the hospital is able to terminate the contract without written notice if it pays a penalty equal to 2 or 3 months of management fees.

    For the majority of the Company's hospital staffing contracts there exists no renegotiation rights for either party until the term of the contract expires. There are some contracts that have a volume clause which states that both the Company's fee and the physicians remuneration model have been based on a certain level of volume. If this volume level were to dramatically change for a significant period of time, both parties would have the right to renegotiate either the monthly fee or the physicians remuneration, or both.

    The following are the direct costs associated with the Company's hospital staffing contracts:

    (i) REGIONAL MEDICAL DIRECTORS -- The Company pays four (4) of its physicians a monthly fee to handle any issues that may arise at any given hospital, to attend Emergency Services Committee meetings within each hospital and to act as an ambassador and promote the services provided by the Company.

    (ii) SALARIES FOR RECRUITING PERSONNEL -- A portion of the Company's recruiting staffs salary relates directly to the hospital staffing business. When the Company receives a new contract and there exists a shortage of physicians, the Company's recruiting staff will work towards increasing the Company's supply or emergency physicians.

    (iii) SALARIES FOR SCHEDULERS -- The salaries of the Company's scheduling department are a direct cost incurred because they are meeting the scheduling requirements of each of the Company's hospital contracts.

    (iv) ACCOMMODATION COSTS -- On occasion, there exists the need to book hotel accommodations for physicians in order to meet the Company's scheduling requirements. These costs are often paid by the Company without reimbursement by the hospital. With some of the Company's hospital contracts, these costs are recovered from the hospital, in other hospital contracts these are direct costs to us.

    (v) OTHER SUPPORT STAFF SALARIES -- A portion of the salaries of other employees who dedicate time towards the hospital staffing contracts should also be considered a direct cost.

    Several hospital staffing contracts contain a clause that provides that the hospital will guarantee the revenue necessary to fund all physician related service costs.

    The Company tracks all physician related service costs, including physician remuneration, 2nd on-call coverage, Local Medical Director's accommodation costs and any costs which may have arisen due to government policies, and bills the hospital for the difference between the revenue guaranteed by the hospital and the service costs generated by the physician.


    The Company currently has in place contracts for the provision in Ontario of emergency care services by its contracted physicians with 16 hospitals.


    THE EMS DIVISION'S OPERATIONS

    The principal operating activities of the Emergency Medical Services Division include the following:

    RECRUITMENT AND CREDENTIALS The recruitment and certifying of credentials of qualified independent contract physicians is a central aspect of the Company's operations. Three full-time employees of the Company are dedicated to recruiting and certifying credentials of the independent contact physicians for the Company. The Company recruits physicians from three groups. The first group is recruited directly from post graduate programs. Seminars are held in most of the teaching hospitals in Ontario to inform all the residents of family medicine and specialty training about career opportunities in the Company. The second and third groups recruited are family physicians with an interest in emergency medicine and full-time emergentologists. As part of its recruiting strategy, the Company intends to seek regulatory approval to establish a stock option plan in which its contracted physicians can participate. The Company believes that this will encourage physicians to make long-term commitments.

    QUALITY ASSURANCE. Quality assurance systems are designed to ensure consistency in clinical practice performance. These systems are subject to review and examination by independent hospital credential and regulatory agencies. As part of the Company's quality assurance program, all physicians are required to have ACLS and ATLS certification, provide a Certificate of Professional Conduct from the College of Physicians and Surgeons of Ontario, be approved by the credentialing committee in their respective hospitals that are governed by the Public Hospital Act, maintain adequate malpractice coverage, and maintain continuing medical education credits. Principally, quality assurance is the responsibility of Dr. Nimigan, the Company's Executive Medical Director, as well as the Medical Director assigned to such hospital. There are currently four Medical Directors responsible for quality assurance activities, including Dr. Zacharias. The efficacy of these systems, and the performance of its contract physicians, are critical to maintaining a good relationship with the hospitals, as well as minimizing the exposure of the Company to liability claims.

    TIME SCHEDULING. The scheduling of physician hours is performed monthly. Hospitals are provided a monthly physician coverage schedule prior to the first of each month. Under some of the hospital contracts, multiple physician coverage is required during certain periods. Because of varying other demands on the contract physicians, the scheduling process is complex and requires significant management attention. The Company has two full-time employees dedicated to scheduling issues.

    BILLING AND COLLECTION OF SERVICES. Fees generated by emergency department coverage are comprised of two elements: (i) hospital administrative fees; and
(ii) physician services. Under each hospital contract, the Company has the responsibility for the billing and collection of physician fees. The Company's bad debt experience in collection of physician fees has been less than 1% of allowable billings. In addition, the Company charges each hospital a fee for its recruiting and staffing services either on a fixed fee or fee-for-service basis.

    PERSONNEL ADMINISTRATION. The Company assists the contracted physicians in personnel administration, which includes the administration of physician fee reimbursement. In addition, the Company provides for the administration of fringe benefit programs, which may include but are not limited to life insurance, health insurance, professional dues and disability insurance.

    CONSULTING AND HEALTHCARE MANAGEMENT SERVICES. Hospitals have increasingly turned to consulting specialists with specialized skills to strengthen the management of their professional medical staff and specific clinical departments, to better control costs, and to assist hospitals in meeting their healthcare coverage needs and obligations to patients who are indigent, uninsured or unassigned to a referring physician. In the past three years, consulting contracts have been conducted with Hotel-Dieu Grace Hospital and The Wellesley Hospital.

    The Company has also conducted several international consulting assignments for healthcare clients in Saipan, the Cayman Islands, Malaysia and Russia, including feasibility studies, identification of medical service needs, planning of healthcare delivery systems and developing marketing strategies. The Company is currently engaged in one consulting assignment which is to provide an integrated strategic plan for the delivery of health and social services in the Northwest Territories in Canada, the costs of which are being funded by the Northwest Territory Provincial government.

    With respect to the Company's international business strategy, the Company intends to pursue additional consulting assignments, primarily in North America. Management believes that its prior consulting experiences, along with its emergency medical service and clinical operations experiences, will enable the Company to successfully pursue specialized consulting assignments. The Company's consulting services are performed on a cost plus basis. Fees billed on consulting assignments are generally a markup over direct salaries and consultant fees incurred. The Company anticipates that consulting work will continue to be performed as an extension of the Company's core business, the provision of emergency and related health care services. However, it does not intend to strategically pursue rapid growth of its consulting business.

    The Company expects to continue its growth through staffing additional hospital contracts. In particular, the Company intends to both strategically target hospitals and physician groups. Management actively seeks opportunities to competitively bid for hospital contracts.

    In addition, the Company intends to take advantage of the government's plans to restructure the delivery of Canadian medical care through fewer but more efficient hospitals and hospital groups. It is expected that hospitals will increasingly look to outsourcing from third party providers. Specifically, the Company expects that hospitals will seek opportunities for emergency care specialists not only to staff the emergency departments but also to administer and operate all aspects of those departments.

    Hospital restructuring has become a political focus in Ontario. The provincial government is reducing expenditures in the hospital sector as part of the restructuring. Historically, restructuring has been generally related to downsizing within a single organization. In Ontario, realizing additional savings in hospital medical services will be increasingly difficult without significant program reductions. There is a need, therefore, for new solutions which reduce the excess physical capacity in the healthcare system (e.g., number of facilities), reduce administrative overhead and rationalize medical services.

    In order to achieve this magnitude of change, the Company believes it will be necessary for hospitals to go outside their organization and consider means by which they can cooperate with other organizations. Management believes that the new wave of hospital restructuring will result in many hospital mergers and some hospitals will close. The government of Ontario recently enacted the Savings and Restructuring Act (Bill 26), a Bill that enables the Government to proceed with its restructuring plans.

    The Company believes that its experience in the provision of emergency medicine as well as its consulting expertise in reducing hospital costs can demonstratively convince hospitals to out-source emergency department services to the Company.

THE CLINICAL OPERATIONS DIVISION

    The Company owns and operates four clinics in Canada, including two clinics in Toronto's Lester B. Pearson International Airport. In addition, the Company operates the Glenderry clinic in which it owns a 33.33% interest. The locations of and services provided at the Company's clinics are as follows:

    AIRPORT. The Company has contracted with the Ministry of Transportation to provide emergency services for both Terminal 1 and 2 Medical Clinics Toronto's Lester B. Pearson International Airport. The airport clinics provide emergency services throughout the airport to approximately twenty-eight million travelers who use the airport each year and walk-in services to the approximately 35,000 employees. The staff consists of highly qualified critical care nurses who are on-site and emergency physicians who are on call. Other services provided in the clinic are chiropractic, massage therapy and audio testing which services are generally provided to employees of the airport.

    GLENDERRY, POND MILLS, CENTRAL. The Company operates three clinics which offer both family practice and walk-in services for patients. Other services provided at the clinics are travel medicine, chiropractic, massage therapy, weight loss program, acupuncture, Chinese medicine and professional family counseling. The Glenderry clinic is a partnership, in which the Company acquired a 33.33% interest in December 1995 for consideration of $27,208. The remaining 66.67% is held by two physicians unaffiliated with the Company. The Company manages the walk-in clinic by providing scheduling, staffing, recruiting, billing, collections and accounting services to the clinic. In return for managing the clinic, the Company receives a monthly fee of $1,500. In addition, as an owner of the 33.33% interest, the Company receives one-third of any distributions.

    The Company recently acquired the assets and physician contracts of St. George Medical Clinic, a Health Services Organization (HSO), for aggregate consideration of $284,257. The funding mechanism is a contractual agreement with the Ministry of Health to provide primary care at a clinic for a specified number of registered patients. The Ministry allocates a specific payment for each patient on a monthly basis, whether the services are used or not. The services provided under an HSO clinic as compared to a fee-for-service clinic are identical. The difference that arises between an HSO clinic vs a fee-for-service clinic is in the funding provided by the Ontario Ministry of Health. Under the HSO model, the Ministry pays a monthly flat fee for a patient listed with the HSO regardless of whether the patient visit the clinic or not. The monthly fee is determined by the age and sex of the patient and is referred to as the capitation rate. Under the fee-for-service model, a fee is billed to the Ministry only when a patient visits the clinic and a service is performed. The fee-for-service rates are set by the Ministry and vary depending on the type of medical service performed. The St. George clinic operations was transferred to the Central Clinic in an effort to take advantage of the Central Clinic's convenient location. As a result, the Company also transferred the physician contracts to its Central Clinic.

URGENT CARE CENTRES.

    The Company plans to develop a chain of Urgent Care Centres, initially in Ontario and then in other Canadian provinces, that will gain public recognition and government support as a quality deliverer of urgent health care. There can be no assurance that they will gain such recognition or support.

    Due to government funding constraints, many primary care physicians in Canada have moved to other countries to practice medicine, retired from the practice of medicine, or have closed their practices to become a member of a group of physicians that provide only limited access to health care. Consequently, approximately 1 in 4 residents of Ontario is without a primary care physician.

    The Company's plan is to develop its Urgent Care Centre services, through which it intends to offer on-site, one-stop medical care comparable to the services provided in a traditional emergency department. The Urgent Care Centre concept consists of a group of emergency trained physicians, a medical laboratory, a diagnostic radiology service, and a pharmacy, each of which must be present for the others to co-exist, and each of which is provided by a separately owned company. The Company will own and operate the clinic component of the Urgent Care Centre and the support staff will be employees of the Company. The Company, through its wholly-owned subsidiary Med-Emerg Urgent Care Centre, Inc., intends to provide emergency medical services, including emergency physician staffing, emergency nurse staffing, receptionist staffing, physician billing services, all financial services, inventory control, Medical Directorship and other operational components such as quality improvement and risk management initiatives. Each emergency-trained physician working at an Urgent Care Centre will have critical care expertise to treat most clinical problems. Unlike most walk-in clinics and family physician offices, the Company's management believes its Urgent Care Centres will generally be able to treat 90% of the cases seen in a typical Ontario emergency department. In certain cases requiring hospitalization, the Company intends that the Urgent Care Centre will stabilize the patient and then transfer them to hospitals.

    The Company will bill and collect the professional fees for medical services provided at its Urgent Care Centres. Fees are billable to the Ontario Ministry of Health "OHIP" in accordance with prescribed fee for service billing guidelines. In addition, for medical services not covered by OHIP, the Company will bill the patient directly. Management anticipates that direct patient billing will represent a small portion of the Company's billings. Subsequent to the receipt by the Company of its billings for medical services, professional fees payable to the physician will be disbursed pursuant to each physician's contract. The Company anticipates that the direct costs associated with each Urgent Care Centre will be those associated with employing the nursing and administrative support staff, the facility lease costs and the cost of supplies. The profitability of each Urgent Care Centre will be directly effected by the number of patients that each centre services. The Company believes that its experience in recruitment of physicians, its clinic operating experience and the capital available from this public offering will enable it to achieve its planned rate of openings for its Urgent Care Centres.


    The Company opened its first centre on September 19, 1997, and plans to open up to nine additional centres scheduled over the following eighteen months. The Company estimates that it will cost approximately $200,000 to open each new Urgent Care Centre. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


    It is expected that the Urgent Care Centres will be "community based" and offer less restricted access to non-hospital based health care. Management believes that the centres will offer high quality service not only in clinical practice but also in consumer defined quality attributes such as waiting times, quality of environment, quality of personal interaction and courtesy. Management's plan is that the Urgent Care Centres will be designed to be less costly to the publicly funded health care system than traditional emergency departments.

    The vast majority of emergency services in Ontario are delivered by qualified family or general practitioners in local communities. In Ontario, there are 20,084 physicians active in the practice of medicine although only 323 physicians are certified in emergency medicine. Notwithstanding this small proportion of physicians focusing on emergency medicine, the demand for emergency care has grown significantly over the past ten years. The Company believes, although there can be no assurance, that there is a need for an alternate provider of emergency medical services and expects this need to grow due to their anticipated cost efficiency and the funding problems facing the healthcare system.

    The success of the Urgent Care Centre concept will depend on the Company realizing several strategic objectives. The Company desires to offer comprehensive medical care at a level comparable to traditional hospital based emergency departments. In order to accomplish this objective, it must recruit sufficient physicians and nurses with appropriate critical care expertise to ensure quality care for all clinical problems, recruit experienced providers of diagnostic imaging, medical laboratory services, and pharmacy services to be co-participants in each centre, manage day-to-day operations with an experienced Medical Director for quality assurance and an experienced Clinical Director for operational efficiency, and operate in a cost effective manner to maximize profitability.

    The Company believes that customer service is essential to its success. The Company believes that the following steps will increase patient satisfaction:
Overlap physician staffing to suit volume so that the average waiting time from the moment the patient enters the Centre is 30 minutes or less; On-site location of diagnostic imaging, laboratory services and a pharmacy to reduce patient delays; Periodic patient satisfaction surveys to identify problems at an early stage and prevent reoccurrence of the same type of complaints; Customer access to waiting rooms with televisions and radios, air conditioning, current magazines, and coloring books and toys for children; and Clean sanitary facilities, particularly washrooms.

    The Company plans to establish or acquire existing Urgent Care Centres in locations having the following attributes: Residential populations of at least 150,000 within a 5 km (approximately 3 miles) to 8 km (5 miles) radius, preferably with a 25,000 day-time working population, largely families with children or teenagers, with lower to middle average household incomes; Locations near high density retail locations which offer convenience and visibility; Locations with accessibility for both ambulances and patients. The Company is not currently involved in any negotiations regarding an acquisition of a currently operating urgent care centre.

NOVEMBER 1996 RECAPITALIZATION


    On November 1, 1996, in order to restructure the Company at the request of the Representative and decrease the outstanding capital of the Company, the Board of Directors authorized the following capital restructuring: The controlling shareholders exchanged 2,203,333 common shares for 500,000 voting preferred shares, having a value of US$4,500,000 at the date of issuance. These preferred shares were subsequently transferred to a Canadian corporation which is controlled by the former preferred shareholders. Each of the preferred shares entitled the previous controlling shareholders to eight votes per share until the Company completes a public offering of its securities, at which time each preferred share will be entitled to one vote per share.



    Each preferred share is convertible into one and one-half shares of the Company's Common Stock at the option of the holder for a ten-year period from the date of issuance. At the end of the ten-year period, the holder may convert at its option the preferred shares into such number of shares of the Company's Common Stock as is equal to US$4,500,000 divided by the then current market price of the Company's Common Stock. The preferred shares are entitled to receive a cumulative dividend of US$.27 per share, payable in cash, or equivalent common shares based on their then-quoted market value. In addition, as part of the capital restructuring, all of the common share purchase warrants previously issued by the Company were surrendered. No consideration was paid by the Company, however, in the event that the initial public offering contemplated by the letter of intent dated September 5, 1996 has not closed by February 13, 1998, the Company will reissue, as soon as reasonably practicable, common share purchase warrants on substantially the same terms as the holders of the surrendered warrants.



    This capital restructuring was effected to reposition the shareholdings of the Company prior to the completion of an initial public offering of stock. In particular, the former controlling shareholder agreed to a substantial reduction in percentage of voting stock held of the Company subsequent to the Company completing its initial public offering, in exchange for the long-term preferred share commitment by the Company. Management is of the opinion that this restructuring was in the best interests of all shareholders of Med-Emerg, and provides a long-term capital structure from which the Company may pursue its strategic growth objectives.


GOVERNMENT REGULATION

    The provision of medical services in Canada is for the most part, under provincial jurisdiction. Under the Health Insurance Act, the government of Ontario is responsible for paying physicians for the provision of insured services to residents of Ontario. In 1993, the government placed an overall hard cap of approximately $3.8 billion on the amount physicians could collectively bill the Ontario Health Insurance Plan (OHIP) for insured services. As physicians' billings exceeded this hard cap in successive years, the government reduced the fees received under OHIP by prescribed percentages ("clawbacks"). This clawback is subject to constant revision and review. In addition to the hard cap, individual physicians' billings under OHIP are subject to threshold amounts, or soft caps. Once a physician reaches a prescribed level in the 12-month period beginning April 1 of each year, the government reduces payments to the physician by a prescribed fraction. In May 1997, the Ontario provincial government reached an agreement with the medical profession wherein it was agreed that the soft cap imposed against the individual physicians shall be cancelled on all services rendered after February 28, 1998. This agreement is due to expire on March 31, 2000. Further, this agreement has no effect on the hard cap. Any further change in reimbursement regulations, policies, practices, interpretations or statutes that places material limitations on reimbursement amounts or practices could adversely affect the operations of the Company, absent, or prior to, satisfactory renegotiation of contracts with clients and arrangements with contracted physicians.

    Under a combination of statutory provisions, both Federal and provincial, physicians are prohibited from billing their patients for fees in excess of those payable for insured services by OHIP. The Canada Health Act allows for cash contributions by the Federal government in respect of insured health services provided under provincial healthcare insurance plans. In order for a province to qualify for a full cash contribution, there is a requirement that the provincial healthcare insurance plan satisfy the criteria set out in the Canada Health Act. In addition, the province must ensure that no payments are permitted in respect of insured health services that have been subject to extra billing. Physicians who bill patients directly for the balance of their bill which has been reduced due to clawback may be guilty of an offense, and on conviction, liable to significant financial penalties and possibly subject to proceedings for professional misconduct. However, clawbacks with respect to individual physicians, as discussed above, will be cancelled on February 28, 1998.

    Continuing budgetary constraints at both the Federal and provincial level and the rapidly escalating costs of healthcare and reimbursement programs have led, and may continue to lead, to relatively significant reductions in government and other third party reimbursements for certain medical charges. The Company's independent contracted physicians as well as the Company are subject to periodic audits by government reimbursement programs to determine the adequacy of coding procedures and reasonableness of charges.

    Business corporations are legally prohibited from providing, or holding themselves out as providers of, medical care in many provinces. While the Company will seek to structure its operations to comply with the corporate practice of medicine laws of each province in which it operates, there can be no assurance that, given varying and uncertain interpretations of such laws, the Company would be found in compliance with restrictions on the corporate practice of medicine in all provinces. A determination that the Company is in violation of applicable restrictions on the practice of medicine in any province in which it operates or could operate could have a material adverse effect on the Company if the Company were unable to restructure its operations to comply with the requirements of such province.

PROPOSED HEALTHCARE LEGISLATION

    The Health Services Restructuring Commission (HSRC), established under Bill 26, will have the mandate and authority to facilitate and accelerate hospital restructuring in Ontario. This legislation contains measures intended to control public and private spending on healthcare as well as to provide universal public access to the healthcare system. The Company cannot predict the ultimate effect of this and what other healthcare legislation, if any, will be enacted. Significant changes in Canada's healthcare system are likely to have a gradual but substantial impact on the manner in which the Company conducts its business and could have a material effect on the results of the Company.

    Despite pronouncements by the Ontario Minister of Health that managed care options, such as in the United States, are being considered, it is not evident that U.S. styled managed care will play a significant role in the fee-for-service sector of the publicly funded healthcare system. Government actions have to date indicated a strategy to let the healthcare system proceed without intervening directly in the management of patient care as long as budgetary targets can be met. Should the current strategy fail, a greater emphasis may be placed on such managed care tools as utilization review, guidelines, and fee schedule-tightening. The current move away from traditional fee-for-service mechanisms may have a similar effect as physicians attempt to minimize the risk they face and as the government strives for accountability and value-for-dollar assurances.

COMPETITION

    Competition in the industry is based on the scope, quality and cost of services provided. Certain of the Company's actual or potential competitors have substantially greater financial resources available to them. While management believes that it competes on the basis of the quality of its services, the larger resources of its competitors may give them certain cost advantages over the Company (e.g., in the areas of malpractice insurance, cost, savings from internal billing and collection and a broader scope of services). While various local physician groups provide hospitals with emergency staffing alternatives, to date, the Company is the largest province wide provider of emergency staffing services to hospitals. The clinics operated by the CO Division competes with hospital and other private physicians. The Urgent Care Centres would compete with hospital emergency rooms. The Company believes that the varied physician practice alternatives coupled with competitive remuneration plans create a significant incentive for physicians to provide patient services through Med-Emerg.

LEGAL PROCEEDINGS

    The Company is presently party to one legal proceeding which was commenced on July 4, 1997 in the General Division of the Ontario Court. This proceeding relates to the November 1996 Recapitalization, in which the Estate of Dr. Donald Munro ("Estate") contributed 75,000 of its 150,000 shares of Common Stock to the capital of the Company. The Estate, the applicant in the proceeding, has taken the position that it continues to be the beneficial owner of 150,000 shares of Common Stock. The Company disagrees with the Estate's position and intends to defend this action vigorously. However, in the event that the Company is unsuccessful in its action, the Company will be required to return to the Estate the 75,000 shares which were previously surrendered in the November 1996 Recapitalization.

    In addition, in the future, the Company could be subject to claims arising from its contracts with hospitals or other institutions or professional associations to which it provides services.

EMPLOYEES

    On December 1, 1997, the Company had 28 full-time employees, of whom three were in general executive positions and 25 were in administration. In addition, as of such date approximately 140 independent physicians were independent contractors of the Company. The physicians are not employees of the Company. None of the Company's employees is represented by a collective bargaining agreement, and the Company considers its employee relations to be satisfactory.

PROPERTY

    The Company's offices are located at 2550 Argentia Road, Suite 205, Mississauga, Ontario, L5N 5R1. The Company occupies approximately 5,000 square feet of space under a lease which expires in February 2001 at an average annual rental rate of approximately $88,675.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The following table sets forth certain information concerning the directors, executive officers and key employees of the Company.

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------

Ramesh Zacharias, M.D., FRCSC........................          44   Chief Executive Officer, Director

Carl W. Pahapill, CA.................................          39   Chief Operating Officer, President and Director

Wayne Nimigan, M.D., FRCP............................          49   Executive Medical Director

Kathryn Gamble, CA...................................          30   Vice President of Finance, Chief Financial Officer,
                                                                    Secretary

Keith Burk, M.D......................................          38   Director of Urgent Care Operations

William Thomson, CA..................................          55   Chairman of the Board

Peter Deeb...........................................          29   Director

Victoria Zacharias...................................          47   Director

Robert M. Rubin......................................          56   Director

Patrick G. Michaud...................................          45   Director

    RAMESH ZACHARIAS, M.D., FRCSC. Dr. Ramesh Zacharias is the founder and Chief Executive Officer of Med-Emerg Inc. He has acted as Chief Executive Officer and a director of the Company since its inception. He has practiced medicine in Canada since 1981 and has extensive experience in the delivery of emergency medical care. He functions as the Medical Director and on-call physician for the Terminal 1 and 2 Medical Clinics at Toronto's Lester B. Pearson International Airport. He also provided consulting services regarding the delivery of emergency care in the Caribbean, Saipan and Malaysia and provided management consulting services regarding the operation of medical clinics in Canada, the United States and Russia. Mr. Zacharias is the husband of Victoria Zacharias, a director of the Company.

    CARL W. PAHAPILL, CA. Mr. Pahapill, joined the Company as Chief Operating Officer in February 1996 and became a director of the Company in October 1996. From September 1995 to January 1996, Mr. Pahapill acted as a consultant to the Company. From 1994 to 1995, Mr. Pahapill was the Chief Operating Officer of Signature Brands Limited, a publicly traded food processing Company (TSE). From 1984 to 1993, Mr. Pahapill was a Partner at BDO Dunwoody Chartered Accountants. Prior to that, Mr. Pahapill was a supervisor at Ernst & Young Chartered Accountants.

    WAYNE NIMIGAN, M.D., FRCP. Dr. Nimigan has been the Executive Medical Director since October 1993. Since 1978, Dr. Nimigan has been a clinical lecturer at the University of Ottawa, Department of Family Medicine. Dr. Nimigan is also a physician and principal shareholder of the Orleans Urgent Care Centre, a private emergency facility in Ottawa, Ontario. Dr. Nimigan was formerly the Director of the Emergency Department in the Commonwealth Health Centre in Saipan, an American commonwealth territory in the western Pacific. Dr. Nimigan has international experience in clinical practice in the former Soviet Union, Zaire, India, Malaysia and the Czech Republic.

    KATHRYN GAMBLE, CA. Ms. Gamble joined the Company in January 1996 serving as the Company's Vice President of Finance and became the Company's Chief Financial Officer in October 1996. From February 1995 to December 1995, Ms. Gamble was the Corporate Controller for Signature Brands

Limited, a publicly traded ("TSE") food processing company. From February 1993 to February 1995, Ms. Gamble was an Audit Analyst with Abitibi Price Inc., a publicly traded company (TSE, NYSE). From 1989 to February 1993, Ms. Gamble was a senior accountant at Iscove, Gold & Glatt Chartered Accountants.

    WILLIAM THOMSON, CA. Mr. Thomson has been a director of the Company since January 1996. Mr. Thomson has been an advisor of Med-Emerg Inc. since January 1991. From 1978 to the present, Mr. Thomson has served as the President of William E. Thomson Associates Inc., a management consulting firm specializing in crisis management and turn around operations. From 1992 to the present he has served as Chairman of Cyphertech Systems, Inc., a company he founded. From 1993 to 1995, he served as Chairman of Votek Systems, Inc., a software development company. In addition, from 1991 to 1994, he served as Chairman of Accomodex Franchise Management Inc. Mr. Thomson serves as a director of numerous companies, including Asia Media Group, Inc., a public company.

    PETER DEEB. Mr. Deeb has been a director of the Company since January 1996. Mr. Deeb founded the North American engineering and construction firm, Deeb-Wallaus Corporation where he served as Chairman and Chief Executive Officer from 1987 to 1993. Mr. Deeb is currently a Principal and Director of the Toronto investment banking firm of Thomson Kernaghan & Co. Ltd.

    In addition, Mr. Deeb holds the position of Chairman and CEO of the New York based merchant banking firm, Hampton House International Corp., and as Chief Executive of its Canadian subsidiary, Carlton International Brands Limited. Mr. Deeb also serves on the board of Lynx Investment Advisory, Inc. (Washington DC) and Capital Investment Circle Plc. (Dublin, Ireland).

    KEITH BURK, M.D.. Dr. Burk is a consultant to the Company and in such capacity has been the Company's Medical Director of Urgent Care Operations since May 1996. Dr. Burk is also the President of the Urgent Care Clinic Association of Ontario and is one of the founders of two urgent care clinics in the Kitchener-Waterloo region. Dr. Burk intends to dedicate at least two days per week to the Company's Urgent Care project in his capacity as a Medical Director. Since 1991, Dr. Burk has been a working physician at the Kitchener-Waterloo Urgent Care Clinics as well as the Medical Director at those two sites.

    ROBERT M. RUBIN. Mr. Rubin has served as a director of the Company since October 1996. Since June 1992, Mr. Rubin has served as a director of Diplomat Corporation, a publicly traded company involved in the sale of infantwear and babycare products through direct mail order catalogues.


    Since November 20, 1992, Mr. Rubin has served as the Chairman of the Board of Directors of Western Power & Equipment Corp. ("WPEC"), a construction equipment distributor. Between November 20, 1992 and March 7, 1993, Mr. Rubin served as Chief Executive Officer of WPEC. Between October, 1990 and January 1, 1994, Mr. Rubin served as the Chairman of the Board and Chief Executive Officer of American United Global Inc., a technology and communication company and majority owner of WPEC ("AUGI") and since January 1, 1994, solely as Chairman of the Board of AUGI. Mr. Rubin was the founder, President, Chief Executive Officer and a Director of Superior Care, Inc. ("SCI") from its inception in 1976 until May 1986 and continued as a Director of SCI (now known as Olsten Corporation ("Olsten")) until the latter part of 1987. Olsten, a New York Stock Exchange listed company, is engaged in providing home care and institutional staffing services and health care management services. Mr. Rubin is also a Director and minority stockholder of Response USA, Inc., a public company engaged in the sale and distribution of personal emergency response systems. Mr. Rubin is also Chairman and a principal stockholder of ERD Waste Corp., a public company specializing in the management and disposal of municipal solid waste, industrial and commercial nonhazardous solid waste and hazardous waste. In September 1997 ERD Waste Corp. filed for protection under title 11 for reorganization under Chapter 11 of the Bankruptcy Code.


    Mr. Rubin's involvement with all of the aforementioned companies may result in conflicting demands for his time. Management believes that the Company has taken adequate measures to assure that

Mr. Rubin will devote the amount of time to the Company that it deems necessary. However, there can be no assurance that all such conflicting demands will be resolved in favor of the Company.

    VICTORIA ZACHARIAS. Ms. Zacharias has been a director of Med-Emerg Inc. and the Company since their inceptions July 1983 and December 1995, respectively. In 1972, Ms. Zacharias received her nursing degree from The Wellesley School of Nursing in Toronto, Canada. Ms. Zacharias has approximately 25 years of nursing experience in a variety of hospitals located in Ontario, Canada. Ms. Zacharias is the wife of Ramesh Zacharias, the Company's Chief Executive Officer.

    PATRICK MICHAUD. Mr. Michaud has been a director of the Company since April 1997. Since September 1993, Mr. Michaud has been self-employed as an independent financial consultant. From April 1992 to September 1993, Mr. Michaud was Senior Vice-President and Chief Financial Officer of Majestic Electronic Stores, Inc., a publicly traded specialty electronics retailer. From 1990 to 1993, Mr. Michaud was a director of Continental Pharma Cryosan, a company which at the time was a publicly traded healthcare company. Mr. Michaud received his BA in Engineering Civil in 1974 from the Royal Military College of Canada, his MBA in 1980 from the University of Western Ontario, and a certified general accounting degree in 1985 from the Certified General Accountants Association of Ontario.


    All directors shall serve for a term of one year or until their respective successors have been duly elected. With the exception of Robert M. Rubin, outside directors of the Company will receive approximately $10,000 per year for acting in such capacities and will be reimbursed for all reasonable expenses incurred in connection with activities on behalf of the Company. Mr. Rubin received 50,000 shares of Common Stock in 1997 in consideration of services rendered in his capacity as a director of the Company. In addition, the Company granted Mr.Rubin an option to purchase up to 700,000 shares of Common Stock at US $.75 per share, which option was granted because of his extensive experience in the healthcare industry and his ability to assist the Company in identifying and evaluating potential acquisitions and joint ventures.


EXECUTIVE COMPENSATION

    The following table sets forth the cash compensation, as well as certain other compensation paid or accrued to the Company's Chairman, Chief Executive Officer and Chief Operating Officer for the fiscal years ended December 31, 1995, 1996 and 1997. No other executive officer has a total annual salary and bonus of more than U.S.$100,000 during the reporting periods.



                                                              ANNUAL COMPENSATION
                                                             ---------------------      OTHER
NAME AND PRINCIPAL POSITION                         YEAR       SALARY      BONUS    COMPENSATION
------------------------------------------------  ---------  ----------  ---------  -------------

Ramesh Zacharias................................       1997  $  204,000  $       0   $    13,064
Chief Executive Officer                                1996  $  169,462  $       0   $    19,582(1)
                                                       1995  $   73,000  $       0   $    83,004(1)
                                                                         $       0

Carl Pahapill...................................       1997  $  185,000  $       0   $         0
Chief Operating Officer, President                     1996  $  131,845  $  15,000   $     9,000(2)
                                                       1995  $        0  $       0   $    31,000(2)

All Officers and Directors as a Group                           519,013          0        13,064
  (9 people)....................................       1997  $           $           $
                                                       1996  $  454,686  $  17,500   $    28,582


------------------------

(1) In addition to being the Chief Executive Officer of the Company, Dr. Zacharias on occasion covers physician assignments that the Company is otherwise unable to fill. For each assignment that Dr. Zacharias covers, he is paid as an independent contracting physician. This amount represents fees paid to Dr. Zacharias for services rendered as a physician.

(2) Represents fees paid to Mr. Pahapill for acting as a consultant to the Company from September 1995 through December 1995.

EMPLOYMENT AGREEMENTS

    All of the Company's executive officers intend to devote their full business time to the affairs of the Company. The Company entered into employment agreements with both Dr. Zacharias and Mr. Pahapill. The agreements become effective upon the closing of this Offering. Dr. Zacharias' agreement provides that he will devote all of his business time to the Company in consideration of an annual salary of $204,000 for the first year increasing to $225,000 per year during the final year. The agreement is for a term of three years, but may be terminated by the Company for cause, or without cause with penalty. Mr. Pahapill's agreement is for a term of two years, but may be terminated by the Company for cause or without cause with penalty. The agreement provides that Mr. Pahapill devote all of his business time to the Company in consideration of an annual salary of $175,000. The Company has no current plans to enter into employment agreements with Ms. Gamble, Dr. Nimigan or Dr. Burk.

STOCK OPTION PLAN


    In April 1997, the Board of Directors and shareholders adopted and approved the Company's 1997 Stock Option Plan (the "Plan" or the "1997 Stock Option Plan"). The Plan is to be administered by the Board of Directors or by a committee appointed by the Board (the "Plan Administrator"). Pursuant to the Plan, options to acquire an aggregate of 638,000 shares of Common Stock may be granted, 229,300 of which have been granted. The Plan is to provide for grants to employees and directors of the Company. Of the 229,300 granted options, 65,000 were granted to Mr. Pahapill, 65,000 were granted to Dr. Zacharias and 15,000 were granted to each of Mr. Thomson, Ms. Gamble, Mr. Deeb, and 10,000 were granted to each of Mr. Nimigan and Mr. Burk. The remaining 34,300 were granted to key employees of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In December 1995, the Company purchased a 33.33% partnership interest in the Glenderry Medical Clinic from Dr. Zacharias for $27,208. Such partnership interest represented all of Dr. Zacharias' interest in the Glenderry Medical Clinic at the time of the purchase. Dr. Zacharias used the proceeds of such sale to repay the Company the amount of $27,208 outstanding on a non-interest bearing loan that the Company made to Dr. Zacharias as a shareholder advance.

    Between 1994 and 1996, the Company loaned, and such amount is currently outstanding, an aggregate of $137,719 to Dr. Zacharias and Victoria Zacharias and two of their affiliated companies. Of such loans, $48,224 was used to acquire a residence, $37,255 arose in connection with the transfer of shares of an unrelated company's stock from two of the Company's subsidiaries to two unrelated companies owned by the Zacharias', and $39,247 was loaned to satisfy tax liabilities of the Zacharias'. These loans are non-interest bearing with no specific repayment terms. The Company has agreed to repurchase, prior to the completion of the Offering, 37,456 shares of its common stock from Ramesh and Victoria Zacharias at a purchase price of US $2.75 per share. The US $2.75 price was based on what the Company believed to be an appropriate discount to the IPO price. The aggregate consideration payable by the Company will be used to repay all outstanding amounts owed by Dr. Zacharias and Victoria Zacharias and their affiliated companies.

    In January 1996, Dr. Zacharias and his wife Victoria Zacharias exchanged all of the capital stock of 927563 Ontario Inc. and 927564 Ontario Inc. for 2,333,333 shares of the Company's common stock.

    In January 1996, the Company sold an aggregate of 1,000,000 shares of its Common Stock and 1,000,000 warrants for gross proceeds of $1,000,000. Hampton House International Corp. ("Hampton House"), a company of which Peter Deeb is the CEO and a shareholder, purchased 60,000 shares. The 1,000,000 Warrants were subsequently returned to the Company as part of the Recapitalization (as such term is defined herein).

    In June 1996, the Company loaned $60,000 to Carl Pahapill, the Company's President, to purchase 100,000 shares of Common Stock in the Company. The loan is non-interest bearing, unsecured and repayable over a five year period with principal payments commencing two years from the effective date of his employment agreement.

    On November 1, 1996, in order to restructure the Company at the request of the Representative and decrease the outstanding capital of the Company, the Company effected a recapitalization (the "Recapitalization") whereby Dr. Zacharias, the Company's Chief Executive Officer and Director, and Victoria Zacharias, a Director of the Company, converted an aggregate of 2,203,333 shares of Common Stock into an aggregate of 500,000 shares of preferred stock. In October 1997, the Company and the Zacharias' voluntarily agreed to change the terms of the preferred stock to eliminate the redemption feature of the Preferred Stock which was treated as debt and resulted in the Company failing to meet the net tangible asset criteria for listing on Nasdaq. In connection therewith, in December 1997 the Company and the Zacharias' agreed to modify the conversion feature of the preferred stock. See "Description of Securities-- Preferred Stock" for a description of the terms of the preferred stock. As part of the Recapitalization, the Company issued Hampton House an aggregate of 610,000 shares of Common Stock, valued at $1,695,800, for past services rendered, including the identification of potential acquisition candidates, including the St. George's Medical Clinic, and assisting the Company in developing a strategic business plan. See "Business--November 1996 Recapitalization" for a description of the Recapitalization.


    On November 1, 1996, the Company granted Robert Rubin, a director, an option to purchase 700,000 shares of Common Stock at US$.75 per share and approved the issuance of 50,000 shares of Common Stock, all of which shares were issued in 1997 in consideration of services rendered to the Company as director. Mr. Rubin extended the Company a US$800,000 line of credit which bears interest at 2% above the prime rate. There is currently a US$250,000 outstanding balance under such line of credit, which is to be repaid out of the proceeds of the Offering.



    In connection with the Bridge Financing, the Company issued 8% promissory notes in the principal amount of US$500,000 and an aggregate of 125,000 shares of Common Stock to four investors for gross proceeds of US$500,000. Robert Rubin, a director of the Company, purchased a promissory note in the principal amount of US$150,000 and 37,500 shares of Common Stock. The National Association of Securities Dealers, Inc. ("NASD") is of the opinion that Mr. Rubin and another investor in the Company's January 1997 bridge financing were related persons of the Representative. Based upon this opinion, the NASD determined that the shares obtained by such investors in the bridge financing would be deemed underwriting compensation in connection with the Offering, and that, therefore, the NASD was of the opinion that the total underwriting compensation payable to the Underwriters would be unfair and unreasonable. Accordingly, although the Representative disagreed with this opinion, Mr. Rubin and the other investor agreed to surrender to the Company for cancellation without consideration an aggregate of 62,500 shares of Common Stock obtained in the bridge financing. The Company will remain obligated to repay the promissory notes issued to the two investors in the aggregate principal amount of $250,000, upon the closing of this Offering.



    In April 1997, the Company granted options to purchase an aggregate of 229,300 shares of Common Stock pursuant to the 1997 Stock Option Plan to certain of its directors, executive officers and employees. These options are exercisable at US$2.50 per share.


    Except with respect to the non-interest bearing loans made to the Zacharias' and Mr. Pahapill, the Company believes all previous transactions between the Company and its officers, directors or 5% stockholders, and their affiliates were made on terms no less favorable to the Company than those available from unaffiliated parties. See "Risk Factors--Transactions with Management and Principal Stockholders." In the future, the Company will present all proposed transactions with affiliated parties to the Board of Directors for its consideration and approval. Any such transaction will be approved by a majority of the disinterested directors.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth, as at the date of this Prospectus, certain information with respect to stock ownership of (i) all persons known by the Company to be beneficial owners of 5% or more of its outstanding shares of Common Stock; (ii) each director; and (iii) all directors and officers as a group, together with their respective percentage ownership of such shares before the Offering and as adjusted to reflect the sale of the 1,250,000 shares of Common Stock offered hereby. Unless otherwise indicated, the beneficial owners have sole voting and investment power over the shares of Common Stock listed below:


                                                                                           PERCENTAGE   PERCENTAGE
                                                                                            OWNERSHIP    OWNERSHIP
                                                                             SHARES OF       BEFORE        AFTER
NAME(1)                                                                     COMMON STOCK    OFFERING     OFFERING
-------------------------------------------------------------------------  --------------  -----------  -----------
1245841 Ontario Inc.(2)..................................................      1,080,000         40.3%        27.5%
Ramesh Zacharias(3)......................................................      1,145,000         41.8%        28.7%
  M.D., FRCSC
Victoria Zacharias(4)....................................................      1,145,000         41.8%        28.7%
Carl W. Pahapill(5)......................................................        165,000          8.3%         5.1%
  CA
Robert Rubin(6)..........................................................        750,000         28.5%        19.3%
Hampton House............................................................        410,000         21.3%        13.0%
  International(7)
Peter Deeb(8)............................................................        425,000         21.9%        13.3%
William Thomson, CA(9)...................................................         15,000        *            *
Kathryn Gamble, CA(9)....................................................         15,000        *            *
Patrick Michaud..........................................................              0        *            *
Ambrose Group............................................................        170,000          8.8%         5.4%
John H. Sununu...........................................................        130,000          6.7%         4.1%
All Officers and Directors as a group(3)(4)(5)(6)(8)(9)..................      2,515,000         68.8%        51.3%


------------------------

*   Less than 1%

(1) Unless otherwise indicated, the address is c/o Med-Emerg International, Inc., 2550 Argentia Road, Suite 205, Mississauga, Ontario L5N 5R1, Canada.

(2) 1245841 Ontario Inc. is a Canadian company in which the beneficial ownership is held by Ramesh and Victoria Zacharias.

(3) Includes (i) 165,000 shares owned by 1245841 Ontario Inc., which is owned by Dr. and Mrs. Zacharias (ii) 65,000 shares issuable upon exercise of currently exercisable options granted under the Company's 1997 Stock Option Plan, and (iii) 750,000 shares of Common stock issuable upon conversion of up to 500,000 shares of Convertible Preferred Stock, such preferred stock currently held by 1245841 Ontario Inc., which is owned by Dr. and Mrs. Zacharias. For a period of ten years from issuance, each share of preferred stock is convertible into 1.5 shares of Common Stock and thereafter into such number of shares of Common Stock as is equal to U.S.$4,500,000 divided by the then current market price of the Common Stock on the date of conversion. For purposes of the above chart, the number of shares of Common Stock issuable upon conversion of the Preferred Stock was calculated by assuming a one for one and one-half conversion. See "Description of Securities." Dr. Zacharias disclaims beneficial ownership of the shares owned by his wife.

(4) Includes (i) 165,000 shares owned by 1245841 Ontario Inc., which is owned by Dr. and Mrs. Zacharias, (ii) 65,000 shares issuable upon exercise of currently exercisable options granted under the Company's 1997 Stock Option Plan, all of which are owned by Dr. Zacharias, and (iii) 750,000 shares of Common stock issuable upon conversion of up to 500,000 shares of Convertible Redeemable Preferred Stock such preferred stock currently held by 1245841 Ontario Inc., which is owned by Dr. and Mrs. Zacharias. For a period of ten years from issuance, each share of preferred stock is convertible into 1.5 shares of Common Stock, and thereafter into such number of shares of Common Stock as is equal to U.S.$4,500,000 divided by the then current market price on the date of conversion. For purposes of the above chart, the number of shares of Common Stock issuable upon conversion of the Preferred Stock was calculated by assuming a one for one and one-half conversion. Mrs. Zacharias disclaims beneficial ownership of the shares owned by her husband.


(5) Includes 65,000 shares issuable upon exercise of currently exercisable options granted under the Company's 1997 Stock Option Plan.



(6) Includes 700,000 shares of Common Stock currently issuable upon exercise of options and 50,000 shares of Common Stock for acting as director. See "Management."


(7) These shares may be deemed to be owned by Peter Deeb, a director of the Company. Mr. Deeb owns 75% of Hampton House and is its Chairman and Chief Executive Officer.

(8) Includes (i) 410,000 shares of Common Stock held in the name of Hampton House, and (ii) 15,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the Company's 1997 Stock Option Plan.

(9) Represents shares of Common Stock issuable upon exercise of currently exercisable options issued under the Company's 1997 Stock Option Plan.

                       SELLING ALLOTMENT SECURITYHOLDERS

    The table below sets forth with respect to each Selling Allotment Securityholder (i) the number of shares of Common Stock beneficially owned by each Selling Allotment Securityholder prior to the Offering, (ii) the number of shares of Common Stock included for sale in this Prospectus in connection with the Underwriters' Over-Allotment Option, and (iii) the number of shares beneficially owned immediately after the offering and the sale of such shares.


                                                    SHARES OWNED
                                                       BEFORE                                SHARES/PERCENT OWNED
SELLING ALLOTMENT STOCKHOLDER                      OVER-ALLOTMENT     SHARES OFFERED HEREBY  AFTER OVER-ALLOTMENT
----------------------------------------------  --------------------  ---------------------  --------------------
1245841 Ontario Inc.**........................         1,080,000               46,875          1,033,125/26.0%
Hampton House Int'l...........................           410,000               31,625            378,375/11.79%
I. Boulos Bou Dib.............................           100,000               20,000             80,000/2.50%
Nadim Jebara..................................            60,000               10,000             50,000/1.57%
Jane Kingswood................................            80,000               12,000             68,000/2.13%
W. David Wood.................................            50,000               12,000             38,000/1.19%
Glen Shelton..................................            70,000               10,000             60,000/1.88%
Husein El Dada................................            30,000                8,000             22,000/*
Robert Moskofian..............................            40,000                8,000             32,000/1.01
Mark Wilder...................................            20,000                6,000             14,000/*
Peter J. Tanous...............................            20,000                5,000             15,000/*
Thomas Nassif.................................            20,000                5,000             15,000/*
Elizabeth Huntly-Harmen.......................            20,000                4,000             16,000/*
Issa Baconi...................................            20,000                5,000             15,000/*
Ramzi Bishuti.................................            10,000                4,000              6,000/*


 *  Represents less than 1% of the outstanding Common Stock.

**  1245841 Ontario Inc. is owned by Dr. and Mrs. Zacharias.

                           DESCRIPTION OF SECURITIES

    The total authorized capital stock of the Company consists of an unlimited number of shares of Common Stock, with no par value, and unlimited number of Preferred Stock, with no par value per share. The following descriptions contain all material terms and features of the Securities of the Company, are qualified in all respects by reference to the Certificate of Incorporation and Bylaws of the Company, copies of which are filed as Exhibits to the Registration Statement of which this Prospectus is a part.

    As of the date of this Prospectus, the outstanding shares of Common Stock were beneficially held by 25 people and the 500,000 shares of Convertible Preferred Stock held by 1245841 Ontario Inc., a company beneficially owned and controlled by Dr. Zacharias and Vicki Zacharias.

COMMON STOCK

    The holders of outstanding shares of Common Stock are entitled to share ratably on a share-for-share basis with respect to any dividends when, as an if declared by the Board of Directors out of funds legally available therefor. Each holder of Common Stock is entitled to one vote for each share held of record and are not entitled to cumulative voting rights. The Common Stock is not entitled to conversion or preemptive rights and is not subject to redemption. There are no limitations on the right of nonresident or foreign owners to hold or vote the Company's Common Stock. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in the net assets legally available for distribution to stockholders after payment of all obligations of the Company and after provision has been made with respect to each class of stock,if any, having preference over the Common Stock. Holders of shares of Common Stock do not have subscription rights. The shares of Common Stock presently outstanding are, and the shares of Common Stock offered hereby will be, upon issuance and payment therefor, validly issued, fully paid and non-assessable. All outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will upon issuance be, fully paid and non-assessable.


    Of the 1,927,500 shares of Common Stock outstanding as of the date of this Prospectus (after giving effect to the surrender for cancellation without consideration of 62,500 shares of Common Stock to the Company by certain investors in the Company's January 1997 private offering), 682,500 (35.4%) are held in the United States by nine record holders.


WARRANTS


    Each Warrant entitles its holder to purchase one share of Common Stock at an exercise price of price of $4.50, subject to adjustment in certain
circumstances, for a period of four years commencing on       , 1999 (one year
after the Effective Date). The Common Stock and Warrants may only be purchased as Units in the Offering, but are separately tradeable immediately upon issuance.


    The Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") among the Company, the Representative and Continental Stock Transfer & Trust Company, the warrant agent, and will be evidenced by warrant certificates in registered form.

    The exercise price of the Warrants and the number and kind of Common Stock or other securities and property issuable upon the exercise of the Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or capitalization of the Common Stock and for any issuance of Common Stock for less than the lesser of the market price of a share of Common Stock or the exercise price of the Warrants. Additionally, an adjustment will be made upon the sale of all or substantially all of the assets of the Company in order to enable holders of Warrants to purchase the kind and number of shares or other securities or property (including cash) receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon exercise of the Warrants.

    The Warrants do not confer upon the holder any voting or other rights of a stockholder of the Company. Upon notice to the holders of the Warrants, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants.

    Warrants may be exercised upon surrender of the warrant certificate evidencing those Warrants on or prior to the respective expiration date (or earlier redemption date) of the Warrants at the offices of the warrant agent, with the form of "Election to Purchase" on the reverse side of the warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified check payable to the order of the warrant agent) for the number of the Warrants being exercised.

    No Warrant will be exercisable unless at the time of exercise the Company has filed with the Commission a current prospectus covering the issuance of Common Stock issuable upon the exercise of the Warrant and the issuance of shares has been registered or qualified or is deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of the Warrant. The Company has undertaken to use its best efforts to maintain a current prospectus relating to the issuance of shares of Common Stock upon the exercise of the Warrants until the expiration of the Warrants, subject to the terms of the Warrant Agreement. While it is the Company's intention to maintain a current prospectus, there is no assurance that it will be able to do so. See "Risk Factors--Current Prospectus and State Blue Sky Registration Required to Exercise Warrants."

    No fractional shares will be issued upon exercise of the Warrants. However, if a holder of a Warrant exercises all Warrants then owned of record, the Company will pay to that holder, in lieu of the issuance of any fractional share which would be otherwise issuable, an amount in cash equal to such fractional interest based on the market value of the Common Stock on the last trading day prior to the exercise date.


    The Warrants are redeemable by the Company commencing       , 2000, two
years from the Effective Date (or sooner with the consent of the Representative) at a redemption price of $0.10 per Warrant on not less that 30 days written notice, provided that the closing bid price per share of Common Stock, if traded on NASDAQ, or the last sale price, if listed on a national exchange, for 20 consecutive trading days ending on the third business day prior to the date of redemption notice, is at least $8.00 (subject to adjustment for certain events). The Warrants shall be exercisable until the close of the business day preceding the date fixed for redemption. In addition, subject to the rules of the NASD, the Company has agreed to engage the Representative as its exclusive warrant solicitation agents, in connection with which the Representative would be entitled to a 5% fee upon exercise of the Warrants. See "Underwriting."


PREFERRED STOCK

    The Company has 500,000 shares of Preferred Stock outstanding, all of which are held in the name of 1245841 Ontario Inc., which is owned by Ramesh and Victoria Zacharias. Each share of Preferred Stock entitles the holder to eight votes per share until the Company engages in a public offering of its securities at which time each share of Preferred Stock shall entitle the holder to one vote per share. Each share of Preferred Stock entitles the holder to an annual cumulative dividend of US $.27 per share commencing on the date the Company consummates an initial public offering, payable quarterly at the Board of Directors discretion in cash or Common Stock. Commencing November 1, 2006, the holders of the Preferred Stock may convert the Preferred Stock for an amount of shares of Common stock as is equal to U.S.$4,500,000 divided by the then current market price of the Company's Common Stock. In addition, the holders of the Preferred Stock have the immediate right to convert the Preferred Stock into Common Stock on a basis of one share of Preferred Stock for one and one half shares of Common Stock. The Preferred Stock contains a provision which prohibits the payment of any Common Stock dividends until all cumulative dividends on the Preferred Stock have been paid.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The Bylaws of the Company provide for indemnification of each director and officer or former director or officer or any other person who may have served at the request of the Company as a director or officer of another corporation in which the Company owns shares of capital stock or is a creditor. The Company will indemnify against reasonable costs and expenses incurred in connection with any action, suit or proceeding to which any of the individuals described above were made a party by reason of his or her being or having been such a director or officer, unless such director has been adjudicated to have been liable for negligence or misconduct in his or her corporate duties. As of the date of this Prospectus, the Company is not aware of any existing or pending litigation involving a former or current director that will require the indemnification of the Company.

    Notwithstanding the foregoing indemnification provisions of the Company's Bylaws, the Company has been informed that, in the opinion of the Commission, indemnification for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

TRANSFER AGENT, REGISTRAR AND REDEEMABLE WARRANT AGENT

    The transfer agent, registrar and warrant agent for the Common Stock and Warrants is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10005.

                          TAX ASPECTS OF THE OFFERING

    INVESTORS CONSIDERING THE PURCHASE OF COMMON STOCK OR WARRANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX CODE AS WELL AS TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAX JURISDICTION.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS--PERSONS RESIDENT IN CANADA

    NO DISCLOSURE IS OR IS DEEMED TO BE MADE IN THE PROSPECTUS AS TO INCOME TAX CONSEQUENCES APPLICABLE TO A RESIDENT OF CANADA AS TO ACQUIRING, HOLDING, CONVERTING OR DISPOSING OF COMMON STOCK OR WARRANTS.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS--PERSONS NOT RESIDENT IN CANADA

    In the opinion of Borden & Elliot, special Canadian counsel to the Company, the following are the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the "Canadian Act"), the administrative practices of Revenue Canada, Customs, Excise & Taxation and proposed amendments to the Canadian Act and the regulations thereunder publicly announced by the Minister of Finance prior to the date hereof generally applicable to acquiring, holding and disposing of Common Stock and Warrants. There is no assurance that any proposed amendments to the Tax Act or the regulations thereunder will be enacted as proposed, if at all. It is assumed that at all material times the Common Stock and Warrants will be listed on NASDAQ, or some other Canadian or foreign stock exchange. Currently, neither NASDAQ nor any other foreign stock exchange is prescribed for the purpose of section 115 of the Canadian Act. Proposals in former Bill C-69 which if enacted will have effect from April 29, 1995 will prescribe NASDAQ and certain other foreign stock exchanges for the purposes of section 115 of the Canadian Act. Comment is restricted to prospective investors (each an "Investor") who for the purposes of the Canadian Act are not resident in Canada, hold all such Common Stock and Warrants and will hold all Common Stock acquired on exercise thereof, solely as capital property, who deal at arm's length with the Company and whose warrants and Common Stock will not at any material time constitute "taxable Canadian property" for the purpose of the Canadian Act. Generally, neither a share of Common Stock, nor a Warrant will constitute "taxable Canadian property" of an Investor provided, among other things, that the Company is a public company in that at least one class of its shares are listed on a prescribed stock exchange in Canada. However, the Ministry of Finance proposes that after April 26, 1995 shares listed on certain U.S. stock exchanges, including NASDAQ, will not be "taxable Canadian property" provided either that the Investor did not hold such security as capital property used in carrying on a business in Canada, or that neither the Investor nor persons with whom the Investor did not deal at arm's length alone or together owned 25% or more of the issued shares of any class of the Company at any time in the five years immediately preceding a disposition of the Common Stock or Warrants. For these purposes, a right or option to acquire a share, including on exercise of a Warrant, is considered to be equivalent to a share.

    This opinion does not take into account any provincial or foreign income tax legislation or considerations nor does it take into account or anticipate any changes in law or administrative practice including by way of judicial decision or legislative action.

    This opinion is of a general nature and is not, and should not be construed as, advice to any particular Investor as to Canadian Tax consequences applicable to the Investor. Each Investor is urged to consult with the Investor's legal professional advisors regarding tax and other legal consequences applicable to the Investor's particular circumstances.

EXERCISE OF WARRANT

    An Investor will not incur liability for Canadian tax upon exercise of a Warrant. The cost of the Investor of Common Stock acquired on exercise of a Warrant will equal the adjusted cost base of the Warrant so exercised, plus any amount paid by the Investor to exercise the Warrant.

DIVIDENDS ON COMMON STOCK

    An Investor will be liable to pay Canadian withholding tax equal to 25% (or such lesser rate as may be provided under an applicable tax treaty) of the gross amount of any dividend actually or deemed to have been paid or credited to the Investor on the Investor's Common Stock. An Investor who is a resident of the United States for purposes of the Canada-U.S. Income Tax Convention is subject to a lesser tax of 15% of the gross amount of any dividend actually or deemed to have been paid or credited to the Investor on the investor's Common Stock if the Investor holds less than 10% of the voting stock of the Company, or 5% if the Investor holds 10% or more of the voting stock of the Company. The Company will be required to withhold the tax from the gross amount of the dividend, and to remit the tax to the Receiver General of Canada for the account of the Investor. Investors who are entitled to reduced withholding tax under an applicable treaty must provide appropriate evidence of that entitlement satisfactory to the Company.

DISPOSING OF COMMON STOCK

    An Investor will not incur liability for Canadian tax upon disposing of Common Stock except where the Common Stock is redeemed or repurchased by the Company, in which case a dividend could be deemed to result (see Dividends on Common Stock above).

                        SHARES ELIGIBLE FOR FUTURE SALE


    Of the 1,927,500 shares of Common Stock of the Company outstanding as of the date of this Prospectus (after giving effect to the surrender for cancellation without consideration of 62,500 shares of Common Stock to the Company by certain investors in the Company's January 1997 private offering), 1,865,000 are "restricted securities." Of this amount, 840,000 are owned by "affiliates" of the Company, as those terms are defined in Rule 144 promulgated under the Securities Act. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted shares of Common Stock for at least one year is entitled to sell in brokerage transactions, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the Common Stock is quoted on NASDAQ or a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. Rule 144 also permits a person who presently is not and who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least two years to sell such shares without regard to any of the volume limitations as described above. An aggregate of 62,500 shares of Common Stock are being registered concurrently with this Offering. Robert Rubin, a Director, owns, holds options to purchase an aggregate of 700,000 shares of Common Stock. In the event Mr. Rubin exercises such options, the shares will be eligible for resale under Rule 144 commencing one year after he exercises the option, subject to the volume limitations. All of the Company's existing securityholders, have agreed not to sell or otherwise dispose of any of their shares of Common stock now owned or issuable upon the exercise of currently exercisable warrants for a period of two years from the date of this Prospectus, without the prior written consent of the Representative, except for holders of an aggregate of 500,000 shares of Common Stock who have agreed to an identical restriction for a period of one year. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices of the Company's securities prevailing from time to time. The possibility that substantial amounts of Common Stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital in the future through the sale of equity securities. See "Shares Eligible for Future Sale."


RESTRICTIONS ON SALE IN CANADA

    None of the securities including the Common Stock, the Warrants, or the Common Stock issuable upon or exercise of the Warrants (together, the "Securities") has been qualified for sale in any of the provinces of Canada or to any person who is a resident in any of the provinces of Canada.

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell, and the Underwriters named below have agreed severally but not jointly to purchase from the Company on a "firm commitment" basis, 1,250,000 shares of Common Stock and 1,250,000 Redeemable Common Stock Purchase Warrants. The Underwriters have committed to purchase, on a "firm commitment" basis, the number of shares of Common Stock and Warrants set forth below opposite each such Underwriter's name:

                                                               NUMBER OF SHARES
UNDERWRITER                                                     OF COMMON STOCK   NUMBER OF WARRANTS
-------------------------------------------------------------  -----------------  -------------------
Network 1 Financial Securities, Inc.

                                                               -----------------       ----------
                                                                    1,250,000           1,250,000
                                                               -----------------       ----------
                                                               -----------------       ----------

    The Representative has advised the Company that the Underwriters propose initially to offer the Common Stock and Warrants to the public at the prices set forth on the cover page of this Prospectus and to certain dealers at such prices
less concessions not in excess of $    per share of Common Stock and $   per
Warrant.

    The Underwriters have informed the Company that they do not expect to make sales to discretionary accounts.

    The Company and certain of its stockholders have granted to the Underwriters an option, exercisable during the 45 calendar day period after the closing of the Offering, to purchase from the Company and such stockholders at the initial public offering price less underwriting discounts and the non-accountable expense allowance, up to an aggregate of 187,500 shares of Common Stock (all of which are being offered by the Selling Allotment Securityholders) and 187,500 Warrants for the sole purpose of covering over-allotments, if any.

    The Company has agreed to pay to the Representative a non-accountable expense allowance of 3% of the gross proceeds of this Offering (US $50,000 of which has been paid). Further, the Company has agreed to reimburse the Representative for certain accountable expenses relating to this Offering.

    All of the Company's stockholders (other than holders of 500,000 shares as described in the next sentence) have agreed not to sell or otherwise dispose of any of their shares of Common Stock for a period of twenty-four (24) months from the date of this Prospectus without the prior written consent of the Representative, which consent, with respect to certain holders of an aggregate of 62,500 shares of Common Stock, may not be granted during the first 12 month period from the date of this Prospectus. Holders of an aggregate of 500,000 shares of Common Stock have agreed to identical lock-ups except that they shall be for a period of twelve 12 months and not subject to any consensual sale by the Representative. Notwithstanding these lock-up agreements, all such persons may make private transfers, provided that the transferees agree to be bound by the same restrictions. An appropriate legend will be marked on the face of certificates representing all such securities.

    The Company has agreed, if requested by the Representative at any time within three years after the Effective Date, to designate an individual to serve, as a non-voting advisor to the Company's Board of Directors. The Representative has not advised the Company whether it will exercise such right or, if it does so, whom it will designate. The Representative's designee will receive the same compensation, if any, for such service as other outside directors of the Board.

    The Company has also agreed to retain the Representative, pursuant to a consulting agreement (the "Consulting Agreement"), as the Company's financial consultants at an aggregate monthly rate of US $5,000 for two year period commencing on the Effective Date, all of which (US $120,000) is payable at the closing of this Offering. Pursuant to the Consulting Agreement, the Representative will render certain financial advisory and investment banking services to the Company, including advice as to the Company's financial public relations, internal operations, corporate finance matters, and other related matters.

    In connection with the Offering, the Company has agreed to sell to the Underwriters, for nominal consideration, a warrant to purchase from the Company 125,000 shares of Common Stock and 125,000 warrants, each at 150% of the offering price (the "Underwriters' Warrants"). The shares of Common Stock and warrants issuable upon exercise of the Underwriters' Warrant will be identical to the shares of Common Stock and Warrants being offered hereby, except that the exercise price of such warrants shall be US$6.75 instead of US$4.50. The Underwriters' Warrant contains anti-dilution provisions providing for adjustment of the exercise price upon the occurrence of certain events.


    The Underwriters' Warrants may not be sold, transferred, assigned, pledged or hypothecated for a period of one year from the date of this Prospectus, except to officers of the Underwriters, members of the selling group and their respective officers and partners. The holder(s) of the Underwriters' Warrant will have no voting, dividend or other rights of shareholders of the Company until such time as the Underwriters' Warrant is exercised. Any gain from the sale of the Underwriters' Warrant or the securities issuable upon exercise thereof may be deemed to be additional underwriting compensation.


    At the request of a majority of the holders of the Underwriters' Warrants and/or underlying securities during the four-year period commencing one year after the date of this Prospectus, the Company has agreed to file, at its expense and on one occasion, and to use its best efforts to cause to become effective, a new registration statement or prospectus required to permit the public sale of the securities underlying the Underwriter's Warrant. In addition, if at any time during the four-year period commencing one year after the date of this Prospectus, the Company registers any of its securities or exempts such securities from registration under the provisions of Regulation A or any equivalent thereto, the holders of the Underwriters' Warrants will have the right, subject to certain conditions, to include in such registration statement at the Company's expense, all or any part of the securities underlying the Underwriters' Warrants.

    A new registration statement will be required to be filed and declared effective before distribution to the public of the securities underlying the Underwriters' Warrants. The Company will be responsible for the cost of preparing such a registration statement.

    During the term of the Underwriters' Warrants, the holders of the Underwriters' Warrants are given the opportunity to profit from a rise in the market price of the Common Stock and Warrants. To the extent that the Underwriters' Warrants are exercised, dilution of the interests of the Company's stockholders will occur. The Underwriters and their transferee(s) may be deemed to be "underwriters" under the Securities Act with respect to the sale of the Common Stock and Warrants to be received upon exercise of the Underwriters' Warrants, and any profit realized upon such sale may be deemed to be additional underwriting compensation. Further, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holder of the Underwriters' Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Underwriters' Warrants.

    In addition, subject to the rules of the NASD, the Company has agreed to engage the Representative as its warrant solicitation agent, in connection with which it would be entitled to a 5% fee upon exercise of the Warrants. In accordance with NASD Notice to Members 81-38, no fee shall be paid: (i) upon the exercise where the market price of the underlying Common Stock is lower than the exercise price; (ii) for the exercise of Warrants held in any discretionary account; (iii) upon the exercise of Warrants where disclosure of compensation arrangements has not been made and documents provided to customers both as part of the original Offering and at the time of exercise; (iv) upon the exercise of Warrants in unsolicited transactions; or (v) unless the soliciting NASD member is designated in writing. Notwithstanding the foregoing, no fees will be paid to the Representative or any other NASD members upon exercise of the Warrants within the first twelve months after the Effective Date. The certificates representing the Warrants provide a space where a holder must affirmatively identify the NASD member who solicited the exercise of such Warrant. Pursuant to the Warrant Agreement, the Warrant Agent is responsible for determining when the fee is owed. The Company has agreed not to engage any other firm as a warrant solicitation agent.

    In connection with this Offering, the Underwriters' and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock and Warrants. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock or Warrants for the purpose of stabilizing their respective market prices. An Underwriter also may create a short position for the account of such Underwriter by selling more shares of Common Stock or Warrants in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase shares of Common Stock or Warrants in the open market following completion of the Offering to cover all or a portion of such short position. An Underwriter may also cover all or a portion of such short position by exercising the Over-Allotment Option. In addition, an Underwriter may impose "penalty bids" under contractual arrangements with such Underwriter whereby it may reclaim from an Underwriter (or dealer participating in the Offering) for the account of other Underwriter, the selling concession with respect to shares of Common Stock and Warrants that are distributed in the Offering but subsequently purchased for the account of the Underwriter in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock and Warrants at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken they may be discontinued at any time.

    The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain liabilities in connection with the Registration Statement of which this Prospectus forms a part, including liabilities under the Securities Act. To the extent this section may purport to provide exculpation from possible liabilities arising under the Federal securities laws, it is the opinion of the Commission that such indemnification is against public policy and is therefore unenforceable.

    The foregoing is a summary of the principal terms of the Underwriting Agreement, the Underwriters' Warrant, and the Consulting Agreement and does not purport to be complete. Reference is made to the copies of the Underwriting Agreement, the Underwriters' Warrant Agreement, the Warrant Agreement and the Consulting Agreement which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.


    The National Association of Securities Dealers, Inc. ("NASD") has advised the Representative that it is not currently issuing any opinion with respect to the disposition of any securities owned by Robert Rubin and that prior to the release of Mr. Rubin's lock-up, which runs for a period of two years from the effective date of the Offering, no NASD member would be able to participate in a distribution of Mr. Rubin's securities without first receiving an opinion from the NASD as to the fairness of the terms of the proposed sale. As a result, Mr. Rubin may be subject to delays or limitations which will affect the liquidity of his securities.



    The Representative has given a representation to the NASD that in the event that the Representative enters into any arrangement or intends to sell any of Mr. Rubin's securities, that the Representative will make a filing with the NASD disclosing the detail the proposed terms and arrangements of the contemplated transaction in a timely manner so as to permit the NASD ample time to review and render an opinion as to the reasonableness of the terms and arrangements of the transaction, including any additional disclosure the NASD may deem necessary. There are no assurances that the NASD will issue an opinion that it has no objections to the underwriting compensation to be received or any other terms or arrangements of the transaction. Therefore, absent such an opinion, no NASD member, including the Representative, would be permitted to participate in a transaction with respect to Mr. Rubin's securities during the two-year term of the lock-up.


    Prior to the Offering, there has been no public market for the Common Stock and the Warrants offered hereby. Consequently, the initial public offering price of the Common Stock and the Warrants and the exercise prices and other terms of the Warrants have been determined by the Company and the Representative and is not related to the Company's asset value, earnings, book value or other such criteria of value. Factors considered in determining the initial public offering price of the Common Stock and the Warrants and the exercise price of the Warrants include primarily the prospects for the industry in which the Company operates, the Company's management, the general condition of the securities markets and the demand for securities in similar industries.

                    SERVICE AND ENFORCEMENT OF LEGAL PROCESS

    Service of process upon the Company, its directors and the experts named herein, most of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, since substantially all of the Company's and such persons' assets are outside the United States, any judgment obtained in the United States against the Company or such person may not be collectible within the United States. The Company has appointed Gersten, Savage, Kaplowitz & Fredericks, LLP as its agent to receive service of process in any action against the Company in any federal court or court in the State of New York arising out of the offering make hereby or any purchase or sale of securities in connection therewith.

                                 LEGAL MATTERS

    The validity of the securities which are being offered hereby will be passed upon for the Company by Borden & Elliott (Canadian counsel) and Gersten, Savage, Kaplowitz & Fredericks, LLP (U.S. counsel), 101 East 52nd Street, New York, New York 10022. Gersten Savage has in the past represented Network 1 Financial Securities, Inc. and may continue to do so in the future. Certain legal matters will be passed upon for the Underwriters by Snow Becker Krauss P.C., 605 Third Avenue, New York 10158-0125.

                                    EXPERTS

    The financial statements of the Company as of December 31, 1996, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1996, have been included herein and in the registration statement in reliance upon reports of KPMG and Zaritsky Penny, chartered accountants, appearing elsewhere herein, and upon the authority of said firms as experts in accounting and auditing.

                                    INDEX TO
                       CONSOLIDATED FINANCIAL STATEMENTS

Report of KPMG, Chartered Accountant..................................................        F-2
Report of Zaritsky Penny, Chartered Accountant........................................        F-3
Consolidated Balance Sheets...........................................................        F-4
Consolidated Statements of Operations and Retained Earnings...........................        F-5
Consolidated Statements of Changes in Financial Position..............................        F-6
Notes to Consolidated Financial Statements............................................        F-7

                       AUDITORS' REPORT TO THE DIRECTORS

    We have audited the consolidated balance sheets of Med-Emerg International, Inc. as at December 31, 1996 and 1995 and the consolidated statements of operations and retained earnings (deficit) and changes in financial position for each of the years in the two year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Med-Emerg International, Inc. as at December 31, 1996 and 1995 and the results of its operations and the changes in its financial position for each of the years in the two year period ended December 31, 1996 in accordance with accounting principles generally accepted in Canada.

    Under date of March 26, 1997 we expressed an unqualified opinion on the Company's consolidated financial statements as at December 31, 1996 and for the year then ended. As discussed in note 2, subsequent to March 26, 1996, material adjustments have been reflected in the attached consolidated financial statements as at December 31, 1996 and for the year then ended. Because of the material effect of these adjustments, we hereby withdraw our previously issued report dated March 26, 1997.

    Accounting principles generally accepted in Canada vary in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected results of operations for each of the years in the two-year period ended December 31, 1996 and the shareholders' equity as of December 31, 1996 and 1995, to the extent summarized in note 18 to the consolidated financial statements.

    The consolidated balance sheet of Med-Emerg, Inc. (a wholly owned subsidiary of Med-Emerg International, Inc.) as at December 31, 1994 and the consolidated statements of earnings and changes in financial position for the year then ended, were audited and reported on separately by other auditors who expressed an opinion without reservation on those statements in their report dated March 15, 1995. We have audited the statements of earnings and changes in financial position of Med-Plus Health Centres Ltd. (a wholly owned subsidiary of Med-Emerg International, Inc.) for the year ended December 31, 1994. The contribution of Med-Plus Health Centres Ltd. to revenues and net income of Med-Emerg International, Inc. for the year ended December 31, 1994 represented 14% and 17% of the respective restated totals. We also audited the combination of the accompanying consolidated statements of operations and retained earnings (deficit) and changes in financial position of Med-Emerg International, Inc. for the year ended December 31, 1994. In our opinion, such consolidated statements have been properly combined on the basis described in note 1(a) of the notes to the consolidated financial statements.

                                          /s/ KPMG

                                          KPMG
                                          Chartered Accountants


Mississauga, Canada
March 26, 1997, except for Notes 2, 11, 12 and 19 for which the date is January 27, 1998.

                       AUDITORS' REPORT TO THE DIRECTORS

    We have audited the consolidated balance sheet of Med-Emerg, Inc. as at December 31, 1994 and the consolidated statements of operations and retained earnings and changes in financial position for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1994 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles.

                                          /s/ Zaritsky Penny

                                          ZARITSKY PENNY
                                          Chartered Accountants

London, Ontario
March 15, 1995

                         MED-EMERG INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS

                             (IN CANADIAN DOLLARS)

                     YEARS ENDED DECEMBER 31, 1996 AND 1995
    (INFORMATION RELATING TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 IS
                                   UNAUDITED)

                                                                     JUNE 30                   DECEMBER 31
                                                           ---------------------------  --------------------------
                                                               1997           1996          1996          1995
                                                           -------------  ------------  ------------  ------------
                                                                   (UNAUDITED)           (RESTATED)
                                        ASSETS
Current assets:
  Cash...................................................        340,000  $    --       $     75,135  $      5,035
  Accounts receivable....................................      1,778,156     2,356,318     2,108,139     2,223,808
  Prepaid and other......................................        236,441       121,888        63,109       156,304
  Loan receivable (Note 5)...............................         69,382       --            --            --
                                                           -------------  ------------  ------------  ------------
                                                               2,423,979     2,478,206     2,246,383     2,385,147
Loans to shareholders and directors (note 6).............         87,471        87,471        87,471        50,268
Due from affiliates (note 7).............................         50,248        36,724        52,227        37,255
Loan to officer (note 8).................................         60,000       --             60,000       --
Capital assets (note 9)..................................        288,443       169,403       246,520       154,357
Deferred taxes...........................................        142,562        60,232       146,554       --
Other assets (note 10)...................................      1,279,234        83,215       700,668        72,342
                                                           -------------  ------------  ------------  ------------
                                                           $   4,331,937  $  2,915,251  $  3,539,823  $  2,699,369
                                                           -------------  ------------  ------------  ------------
                                                           -------------  ------------  ------------  ------------
                  LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
  Bank indebtedness (note 11)............................      1,432,917  $  1,228,782  $  1,308,940  $  1,225,295
  Accounts payable and accrued liabilities...............      1,510,644     1,526,008     1,986,352     1,613,008
  Income taxes payable...................................       --             --            --             27,319
  Promissory note payable (notes 3 and 12)...............        894,742       --            143,732       --
                                                           -------------  ------------  ------------  ------------
                                                               3,838,303     2,754,790     3,439,024     2,865,622
Shareholders' equity:
  Capital stock (note 12)................................      8,521,839       844,765     8,140,979           189
  Contributed surplus (note 12)..........................      1,246,000       --          1,246,000       --
  Deficit................................................     (9,274,205)     (684,304)   (9,286,180)     (166,442)
                                                           -------------  ------------  ------------  ------------
                                                                 493,634       160,461       100,799      (166,253)
Commitments and contingencies (notes 11, 15 and 19)......
                                                           -------------  ------------  ------------  ------------
                                                           $   4,331,937  $  2,915,251  $  3,539,823  $  2,699,369
                                                           -------------  ------------  ------------  ------------
                                                           -------------  ------------  ------------  ------------

          See accompanying notes to consolidated financial statements.

                         MED-EMERG INTERNATIONAL, INC.

     CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)
                             (IN CANADIAN DOLLARS)

                                        SIX MONTHS ENDED JUNE 30              YEARS ENDED DECEMBER 31
                                       ---------------------------  -------------------------------------------
                                           1997           1996          1996           1995           1994
                                       -------------  ------------  -------------  -------------  -------------
                                               (UNAUDITED)           (RESTATED)
Revenue..............................  $   5,543,346  $  5,288,293  $  10,817,048  $  10,983,553  $  10,474,754
Physician fees and other direct
  costs..............................      4,014,092     4,151,324      8,554,396      8,406,631      7,977,679
                                       -------------  ------------  -------------  -------------  -------------
                                           1,529,254     1,136,969      2,262,652      2,576,922      2,497,075
Expenses:
  Salaries and benefits..............        735,055       713,504      1,450,320      1,327,912      1,394,181
  Occupancy costs and supplies.......        176,648       175,053        355,603        375,071        340,289
  General and administration.........        290,224       250,961        469,721        335,943        319,367
  Travel and marketing...............         60,029       127,765        142,909        109,176        118,570
  Stock compensation (note 12).......       --             --           2,941,800       --             --
  Depreciation and amortization......         61,143        27,000         78,379         49,342         46,013
  Write-off of deferred start-up
    costs (note 4)...................       --             408,166        509,337        663,448       --
                                       -------------  ------------  -------------  -------------  -------------
                                           1,323,099     1,702,449      5,948,069      2,860,892      2,218,420
                                       -------------  ------------  -------------  -------------  -------------
Income (loss) before interest, bridge
  financing and dividends............        206,155      (565,480)    (3,685,417)      (283,970)       278,655
Interest, bridge financing and
  dividend income (expense), net.....       (190,188)      (12,614)       (55,461)        54,930        (51,879)
                                       -------------  ------------  -------------  -------------  -------------
Income (loss) before income taxes....         15,967      (578,094)    (3,740,878)      (229,040)       226,776
Income taxes (recovery)..............          3,992       (60,232)      (146,554)        71,447         52,245
                                       -------------  ------------  -------------  -------------  -------------
Net income (loss)....................         11,975      (517,862)    (3,594,324)      (300,487)       174,531
Retained earnings (deficit),
  beginning of period................     (9,286,180)     (166,442)      (166,442)       338,051        163,520
Dividends............................       --             --            --              (80,383)      --
Excess of redemption price over
  issuance price of preference shares
  (note 12(a)).......................       --             --          (5,525,414)      --             --
Excess of redemption price over
  issuance price of common shares
  (note 12)..........................       --             --            --             (123,623)      --
                                       -------------  ------------  -------------  -------------  -------------
Retained earnings (deficit), end of
  period.............................  $  (9,274,205) $   (684,304) $  (9,286,180) $    (166,442) $     338,051
                                       -------------  ------------  -------------  -------------  -------------
Basic earnings (loss), per share
  (note 17)..........................  $        0.01  $      (0.16) $       (1.18) $       (0.13) $        0.07
                                       -------------  ------------  -------------  -------------  -------------
                                       -------------  ------------  -------------  -------------  -------------

          See accompanying notes to consolidated financial statements.

                         MED-EMERG INTERNATIONAL, INC.

            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION

                             (IN CANADIAN DOLLARS)

                                                             SIX MONTHS ENDED JUNE
                                                                       30                 YEARS ENDED DECEMBER 31
                                                             ----------------------  ----------------------------------
                                                                1997        1996        1996        1995        1994
                                                             ----------  ----------  ----------  -----------  ---------
                                                                  (UNAUDITED)        (RESTATED)
Cash provided by (used for):
Operations:
  Net income (loss)........................................  $   11,975  $ (517,862) $(3,594,324) $  (300,487) $ 174,531
  Items not involving cash: Depreciation and
    amortization...........................................      61,143      27,000      78,379       49,342     46,013
  Items not involving cash: Amortization of bridge
    financing costs........................................     123,931          --          --           --         --
  Deferred income taxes....................................       3,992     (60,232)   (146,554)          --         --
  Stock compensation.......................................          --          --   2,941,800           --         --
Changes in non-cash operating working capital:
  Accounts Receivable......................................     329,983     (85,815)    235,367     (883,474)  (440,753)
  Prepaid and other........................................    (173,332)     37,420      98,340      (71,887)   (62,299)
  Accounts payable and accrued liabilities.................    (475,708)   (123,652)     65,824      793,848    174,710
  Income taxes payable.....................................          --     (27,319)    (27,319)       7,036     93,418
                                                             ----------  ----------  ----------  -----------  ---------
                                                               (118,016)   (750,460)   (348,487)    (405,622)   (14,380)

Investing:
  Acquisition (note 3).....................................          --     (40,606)   (324,863)          --         --
  Additions to capital assets..............................     (81,687)    (36,556)    (94,794)     (63,291)   (34,979)
  Loan receivable..........................................     (69,382)         --          --           --         --
  Loans to shareholders and directors......................          --     (37,203)    (37,203)     (43,915)    (1,650)
  Loan to officer..........................................          --          --     (60,000)          --         --
  Other assets.............................................    (723,876)     11,196    (196,534)      15,000      3,512
                                                             ----------  ----------  ----------  -----------  ---------
                                                               (874,945)   (103,169)   (713,394)     (92,206)   (33,117)

Financing:
  Issuance of common shares................................     380,860     844,576     919,576           --          2
  Issuance of promissory note payable (notes 3 and 12).....     816,000          --     193,732           --
  Repayment of promissory note payable (notes 3 and 12)....     (64,990)         --     (50,000)          --         --
  Dividends................................................          --          --          --      (80,383)        --
  Due from affiliates......................................       1,979         531     (14,972)     (37,255)    46,532
  Redemption of shares.....................................          --          --          --     (123,640)        --
                                                             ----------  ----------  ----------  -----------  ---------
                                                              1,133,849     845,107   1,048,336     (241,278)    46,534
                                                             ----------  ----------  ----------  -----------  ---------
                                                             ----------  ----------  ----------  -----------  ---------
Increase (decrease) in cash position.......................     140,888      (8,522)    (13,545)    (739,106)      (963)
Cash position, beginning of period.........................  (1,233,805) (1,220,260) (1,220,260)    (481,154)  (480,191)
                                                             ----------  ----------  ----------  -----------  ---------
Cash position, end of period...............................  $(1,092,917) $(1,228,782) $(1,233,805) $(1,220,260) $(481,154)
                                                             ----------  ----------  ----------  -----------  ---------
                                                             ----------  ----------  ----------  -----------  ---------
Cash position is defined as:
  Cash.....................................................  $  340,000  $   --      $   75,135  $     5,035  $   4,961
  Bank indebtedness........................................  (1,432,917) (1,228,782) (1,308,940)  (1,225,295)  (486,115)
                                                             ----------  ----------  ----------  -----------  ---------
                                                             $(1,092,917) $(1,228,782) $(1,233,805) $(1,220,260) $(481,154)
                                                             ----------  ----------  ----------  -----------  ---------
                                                             ----------  ----------  ----------  -----------  ---------

          See accompanying notes to consolidated financial statements.

                          MED-EMERG INTERNATIONAL, INC
                   Notes to Consolidated Financial Statements
                             (in Canadian dollars)
                  Years ended December 31, 1996, 1995 and 1994
    (information relating to the six months ended June 30, 1997 and 1996 is unaudited)

    On January 22, 1996, the newly incorporated Med-Emerg International, Inc. (the "Company") acquired all of the shares of two related companies, 927563 Ontario Inc. and 927564 Ontario Inc., in exchange for 2,333,333 shares of the Company and has been recorded at the acquired companies aggregate net book values of $(166,253).

    The Company and its wholly owned subsidiaries, 927563 Ontario Limited, 927564 Ontario Limited, and their wholly owned subsidiaries, Med-Emerg Inc. and Med-Plus Health Centres Ltd. and Urgent Care Centres Inc. respectively are incorporated under the Ontario Business Corporations Act. The Companies operate under the trade name Med-Emerg International, in two areas of emergency related healthcare, the providing of Emergency Medical Services and the providing of Clinical Operations, in both the Canadian and international marketplace.

1. SIGNIFICANT ACCOUNTING POLICIES:

    (a) Basis of consolidation:

    The formation of the Company and the transfer to it of the shares of 927563 Ontario Inc. and 927564 Ontario Inc. constituted the combination of companies under common control; accordingly, these transactions have been recorded in a manner similar to a pooling of interest and the consolidated balance sheet of the Company as of the date of acquisition of the numbered companies reflects the combination of the book values of the assets and liabilities of the predecessor companies. The consolidated statements of operations for periods prior to the formation of the Company reflect the combination of the historical results of operations of the predecessor entities for all years presented.

    (b) Principles of consolidation:

    The consolidated statements include the accounts of Med-Emerg International, Inc. and its subsidiaries (collectively called the "Company").

    Investments in jointly controlled partnerships are accounted for using the proportionate consolidation method whereby the Company's proportionate share of revenues, expenses, assets and liabilities is recorded in the accounts.

    Significant intercompany accounts and transactions have been eliminated on consolidation.

    (c) Development and start-up costs:

    Direct costs incurred, net of any revenue, during the development and start-up period for a new clinic are deferred until the clinic reaches a commercial level of activity, and amortized on a straight-line basis over three years. If a subsequent decision is made to discontinue the clinic, or if there is no longer reasonable assurance that the amounts deferred are recoverable from operations of the clinic, the unamortized balance is written off.

    (d) Use of estimates:

    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                          MED-EMERG INTERNATIONAL, INC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN CANADIAN DOLLARS)
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
    (INFORMATION RELATING TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 IS
                                   UNAUDITED)

1. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    (e) Capital assets:

    Capital assets are stated at cost. Depreciation is provided on the carrying values of the assets using the following methods and annual rates:

ASSET                                      BASIS                                      RATE
-----------------------------------------  -----------------------------------------  ---------
Furniture and fixtures                     Declining balance                          20%
Computer software                          Declining balance                          100%
Computer hardware                          Declining balance                          30%
Leasehold improvements                     Straight line                              5 years

    (f) Goodwill:

    Goodwill is recorded at cost and is being amortized over a period of 10 years. The Company assesses the recoverability of goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through projected future operating results. Impairment, if any, is measured based upon an estimate of the fair value of the goodwill. The assessment of the recoverability of goodwill will be impacted if estimated future operating results are not achieved.

    (g) Revenue recognition:

    The Company provides emergency department physician staffing and administrative support services to hospitals pursuant to contracts under which the Company's services are provided on a monthly fee basis or on a per shift basis. The Company recognizes revenues under its contracts with hospitals as its services are rendered, based on an accrual of the monthly fee or actual shifts worked, in accordance with the terms of the contracts. The Company's fees are based on the individual requirements of each hospital as it relates to the hours of coverage, the patient volume, the hospital's location and the availability of a local physician pool. In addition, the Company recognizes revenues as medical services are rendered by physicians under contract with the Company, in accordance with the Ontario Health Insurance Plan (OHIP). The Company bills and collects from OHIP all fees relating to medical services rendered by the physician. The Company then pays the physician for the medical services provided based on the terms of the contract between the Company and the physician. The Company's gross margin on hospital contracts is comprised of approximately 8% to 20% of OHIP billings plus the administrative fees charged to the hospital.

    The Company's clinical operations and urgent care centres provide family practice and walk-in medical services to patients. The Company recognizes revenues as medical services are rendered and billed in accordance with the Ontario Health Insurance Plan. The Company's physician contracts are entered into between the Company and individual physicians and are either part-time or full-time. In general, each contracted physician will be placed in a functioning facility by the Company and the Company bills and collects from OHIP all fees relating to medical services rendered by the physician. The Company then pays the physician for the medical services provided based on the terms of the contract between the Company and the physician. The Company's gross margin on such physician's medical services ranges from 35% to 43%.

                          MED-EMERG INTERNATIONAL, INC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN CANADIAN DOLLARS)
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
    (INFORMATION RELATING TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 IS
                                   UNAUDITED)

2. REVISION AND RESTATEMENT OF 1996 CONSOLIDATED FINANCIAL STATEMENTS:

    During 1996, the Company undertook a capital restructuring, as described in
Note 12 to the financial statements. The Company recorded the issuance of these shares or agreements to issue shares and options at the ascribed value of $1.00 per share in the December 31, 1996 financial statements. In 1997, the Company determined that the ascribed value of $1.00 per share used to record these transactions was an inappropriate measure of fair value of the shares, accordingly the financial statements for the year ended December 31, 1996 have been restated. The transactions have been measured at a value of $2.78 Cdn. ($2.05 U.S.) per share.

    The impact of the restatement of the 1996 consolidated financial statements for these issuances of shares is an increased loss of $2,331,800, for the year ended December 31, 1996 compared to the amount previously presented.

3. ACQUISITIONS:

    Effective August 1, 1996, the Company purchased certain assets and assumed certain liabilities of the St. George Medical Clinic, a Health Services Organization ("HSO"), for cash of $15,525 a non-interest bearing promissory note payable of $193,732, payable in 15 equal monthly instalments and 75,000 common shares of the Company valued at $75,000.

    Effective January 1, 1996, the Company purchased a 33-1/3% interest in Glenderry Medical Clinic, Partnership for consideration of $27,208.

    The following is a summary of assets purchased and liabilities assumed:

                                                                              ST. GEORGE   GLENDERRY      TOTAL
                                                                              -----------  ----------  -----------
Total assets................................................................  $   127,588  $   55,189  $   182,777
Goodwill....................................................................      427,537      22,069      449,606
Less liabilities assumed....................................................     (270,868)    (36,652)    (307,520)
                                                                              -----------  ----------  -----------
                                                                                  284,257      40,606      324,863
Cash........................................................................           --     (13,398)     (13,398)
                                                                              -----------  ----------  -----------
                                                                              $   284,257  $   27,208  $   311,465
                                                                              -----------  ----------  -----------

    Summarized unaudited balance sheet information of the Company's proportionately consolidated 33-1/3% interest in Glenderry Medical Clinic, Partnership at June 30, 1997 and December 31, 1996 are as follows:

                                                                                           JUNE 30,   DECEMBER 31,
                                                                                             1997         1996
                                                                                          ----------  ------------
Current assets..........................................................................  $   42,756   $   58,222
Capital assets, net.....................................................................       1,663        1,747
Current liabilities.....................................................................     (41,914)     (50,861)
                                                                                          ----------  ------------
Equity..................................................................................  $    2,505   $    9,108
                                                                                          ----------  ------------

                          MED-EMERG INTERNATIONAL, INC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN CANADIAN DOLLARS)
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
    (INFORMATION RELATING TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 IS
                                   UNAUDITED)

3. ACQUISITIONS: (CONTINUED)
    Summarized unaudited results of operations and cash flow information of the Company's proportionately consolidated partnership interest for the six months ended June 30, 1997 and December 31, 1996 are as follows:

                                                                                          JUNE 30,   DECEMBER 31,
                                                                                            1997         1996
                                                                                         ----------  ------------
Revenue................................................................................  $  109,966   $  253,117
Expenses...............................................................................     116,569      250,243
                                                                                         ----------  ------------
Net (loss) income......................................................................  $   (6,603)  $    2,874
Changes in non-cash components of working capital......................................       3,993       (4,705)
                                                                                         ----------  ------------
Cash flows from operations.............................................................      (2,610)      (1,831)
Cash flow from investing activities....................................................        (102)        (393)
                                                                                         ----------  ------------
Increase (decrease) in cash position...................................................  $   (2,712)  $   (2,224)
                                                                                         ----------  ------------
                                                                                         ----------  ------------

    The proportionate taxable income or loss of the partnership is included in the taxable income of the respective partners. Accordingly, no provision for income taxes on this entity is included in the above amounts.

4. WRITE-OFF OF DEFERRED START-UP COSTS:

                                                                                   JUNE 30               DECEMBER 31
                                                                           -----------------------  ----------------------
                                                                              1997         1996        1996        1995
                                                                              -----     ----------  ----------  ----------

                                                                                 (UNAUDITED)
Write-off of deferred start-up project costs.............................   $      --   $  365,291  $  466,462  $  663,448
Write-off of advances relating to Malaysia project.......................          --       42,875      42,875          --
                                                                                  ---   ----------  ----------  ----------
                                                                            $      --   $  408,166  $  509,337  $  663,448
                                                                                  ---   ----------  ----------  ----------
                                                                                  ---   ----------  ----------  ----------


                                                                              1994
                                                                              -----

Write-off of deferred start-up project costs.............................   $      --
Write-off of advances relating to Malaysia project.......................          --
                                                                                  ---
                                                                            $      --
                                                                                  ---
                                                                                  ---

    Effective September 18, 1995, the Company acquired 60% of the outstanding shares of Canadian Medical Centres s.r.o., a medical clinic in Prague, Czech Republic by agreeing to fund development and start-up costs. The remaining 40% of the shares were acquired by December 31, 1995 as part of the continued funding.

    Subsequent to the acquisition, the Company determined that there was no reasonable assurance that the deferred development and start-up costs would be recovered from future operations. Deferred development and start-up costs totalling $663,448 have been written off at December 31, 1995. Additional costs incurred subsequent to the acquisition in the year ended December 31, 1996 in the amount of $466,462, and in the six months ended June 30, 1996 in the amount of $365,291, have been written off.

    The Company is no longer providing funding for the clinic in Prague.

5. LOAN RECEIVABLE:

    The loan to Emergency Care Specialist Inc. in the amount of US $50,000 bears interest at prime plus 1% and is due November 19, 1997, and is secured by all of the assets of Emergency Care Specialist Inc.

                          MED-EMERG INTERNATIONAL, INC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN CANADIAN DOLLARS)
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
    (INFORMATION RELATING TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 IS
                                   UNAUDITED)

6. LOANS TO SHAREHOLDERS AND DIRECTORS:

                                                                              JUNE 30             DECEMBER 31
                                                                        --------------------  --------------------
                                                                          1997       1996       1996       1995
                                                                        ---------  ---------  ---------  ---------

                                                                            (UNAUDITED)
Loans to shareholders and directors, unsecured, non-interest bearing, no specific terms of repayment......................................  $  87,471  $  87,471  $  87,471  $  50,268
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------

    Concurrent with the initial public offering disclosed in note 16, the Company will repurchase 37,456 common shares held by directors, as consideration for the repayment of loans to directors and shareholders totalling $87,471, as well as amounts due from affiliates totalling $50,248.

    The purchase of the 33-1/3% partnership interest in Glenderry Medical Clinic, as described in note 3, was purchased from a director, the Chief Executive Officer of the Company.

    The proceeds of the sale were used to repay a loan from the Company to the Chief Executive Officer.

7. DUE FROM AFFILIATES:

    The amounts due from affiliates are non-interest bearing and due on demand. Repayment of these amounts is described in note 6 above.

8. LOAN TO OFFICER:

                                                                                       JUNE 30               DECEMBER 31
                                                                                ----------------------  ----------------------
                                                                                  1997        1996        1996        1995
                                                                                ---------     -----     ---------     -----

                                                                                     (UNAUDITED)
Loan to officer, unsecured, non-interest bearing, repayable over a five-year
  period with principal repayments commencing December 1998...................  $  60,000   $      --   $  60,000   $      --
                                                                                ---------         ---   ---------         ---
                                                                                ---------         ---   ---------         ---

                          MED-EMERG INTERNATIONAL, INC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN CANADIAN DOLLARS)
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
    (INFORMATION RELATING TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 IS
                                   UNAUDITED)

9. CAPITAL ASSETS:

                                                                                                 JUNE 30 (UNAUDITED)
                                                                                                ----------------------
                                                                                                   1997        1996
                                                                                                ----------  ----------
                                                                                  ACCUMULATED    NET BOOK    NET BOOK
                                                                         COST     DEPRECIATION    VALUE       VALUE
                                                                      ----------  ------------  ----------  ----------
Furniture and fixtures..............................................  $  234,078   $  123,373   $  110,705  $   74,298
Computer software...................................................      80,609       75,696        4,913       1,405
Computer hardware...................................................     302,875      183,130      119,745      85,580
Leasehold improvements..............................................     134,658       81,578       53,080       8,120
                                                                      ----------  ------------  ----------  ----------
                                                                      $  752,220   $  463,777   $  288,443  $  169,403
                                                                      ----------  ------------  ----------  ----------

                                                                                                DECEMBER 31,
                                                                                           ----------------------
                                                                                              1996        1995
                                                                                           ----------  ----------
                                                                             ACCUMULATED    NET BOOK    NET BOOK
                                                                    COST     DEPRECIATION    VALUE       VALUE
                                                                 ----------  ------------  ----------  ----------
Furniture and fixtures.........................................  $  205,049   $  113,493   $   91,556  $   58,133
Computer software..............................................      79,925       65,216       14,709       1,834
Computer hardware..............................................     287,768      166,287      121,481      88,210
Leasehold improvements.........................................      97,791       79,017       18,774       6,180
                                                                 ----------  ------------  ----------  ----------
                                                                 $  670,533   $  424,013   $  246,520  $  154,357
                                                                 ----------  ------------  ----------  ----------

10. OTHER ASSETS:

                                                                            JUNE 30               DECEMBER 31
                                                                    -----------------------  ---------------------
                                                                        1997        1996        1996       1995
                                                                    ------------  ---------  ----------  ---------
                                                                          (UNAUDITED)
Goodwill (note 3) (net of accumulated amortization of $39,193
  ($17,814 at December 31, 1996)).................................  $    410,415  $  22,069  $  431,792  $      --
Deferred start-up costs...........................................        72,359      1,705      58,574         --
Deferred charges relating to proposed financing (note 16).........       427,396         --     153,907         --
Loan to Preventative Health Innovations Inc., unsecured,
  non-interest bearing, with no specific repayment terms..........        36,895     54,441      48,895     42,342
Deferred financing charges relating to bridge note financing (net
  of accumulated amortization of $123,931)........................       322,169         --          --         --
Other.............................................................        10,000      5,000       7,500     30,000
                                                                    ------------  ---------  ----------  ---------
                                                                    $  1,279,234  $  83,215  $  700,668  $  72,342
                                                                    ------------  ---------  ----------  ---------

11. BANK INDEBTEDNESS:

    The bank indebtedness forms part of the Company's bank credit facilities totalling $1,200,000 which may be drawn on by demand loans at the bank's prime rate plus 1-1/2%. Both the bank indebtedness and the bank loan are secured by a general security agreement over all of the Company's assets.

                          MED-EMERG INTERNATIONAL, INC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN CANADIAN DOLLARS)
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
    (INFORMATION RELATING TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 IS
                                   UNAUDITED)

11. BANK INDEBTEDNESS: (CONTINUED)

    The terms of the banking agreement contain, among other provisions, requirements for maintaining defined levels of net worth and financial ratios. At June 30, 1997 and December 31, 1996, the Company did not comply with the net worth covenant and one of its financial ratio covenants. As a result of these defaults, the bank is in a position to demand repayment of its loan. On December 12, 1997, the Company agreed with its bank to reduce its line of credit to $950,000 and to further reduce to $850,000 on January 15, 1998, $750,000 on
February 15, 1998, with repayment of its entire bank indebtedness on March 1, 1998. As of January 28, 1998, the Company had an outstanding balance on its line of credit of $696,993.


12. CAPITAL STOCK:

                                                                            JUNE 30                 DECEMBER 31
                                                                    ------------------------  -----------------------
                                                                        1997         1996         1996        1995
                                                                    ------------  ----------  ------------  ---------

                                                                          (UNAUDITED)
Authorized:
  Unlimited number of preference shares...........................
  Unlimited number of Class "A", redeemable retractable,
    non-cumulative preferred shares...............................
  Unlimited number of Class "B", redeemable, retractable,
    non-cumulative preferred shares...............................
  Unlimited number of common shares...............................
Issued:
  500,000 preference shares, convertible and having a cumulative
    dividend of US$0.27 per share.................................  $  6,120,000  $       --  $  6,120,000  $      --
  1,952,000 common shares.........................................     2,401,839     844,765     2,020,979        189
                                                                    ------------  ----------  ------------  ---------
                                                                    $  8,521,839  $  844,765  $  8,140,979  $     189
                                                                    ------------  ----------  ------------  ---------

                                                                                              COMMON SHARES
                                                                                        -------------------------
                                                                                          NUMBER        AMOUNT
                                                                                        -----------  ------------
Balance, December 31, 1994............................................................          200  $        206
Share redemption......................................................................          (17)          (17)
                                                                                        -----------  ------------
Balance, December 31, 1995............................................................          183           189

Shares redeemed on reorganization.....................................................         (183)         (189)
Issuance of shares upon reorganization................................................    2,333,333           189
Shares issued on private placement....................................................    1,000,000       844,576
                                                                                        -----------  ------------
Balance, June 30, 1996................................................................    3,333,333       844,765

Shares issued on purchase of St. George Medical Clinic, Partnership...................       75,000        75,000
Share exchange........................................................................   (2,203,333)     (594,586)
Shares issued in connection with past services........................................      610,000     1,695,800
                                                                                        -----------  ------------
Balance, December 31, 1996............................................................    1,815,000     2,020,979

Shares issued related to bridge financing in January 1997.............................      125,000       347,500
Shares issued to director as compensation.............................................       12,000        33,360
                                                                                        -----------  ------------
Balance, June 30, 1997................................................................    1,952,000  $  2,401,839
                                                                                        -----------  ------------
                                                                                        -----------  ------------

                          MED-EMERG INTERNATIONAL, INC
             Notes to Consolidated Financial Statements (Continued)
                             (in Canadian dollars)
                  Years ended December 31, 1996, 1995 and 1994
    (information relating to the six months ended June 30, 1997 and 1996 is unaudited)

12. CAPITAL STOCK: (CONTINUED)

    In connection with the acquisition of all of the common shares of 927563 Ontario Inc. and 927564 Ontario Inc. as described in note 1(a), the Company issued as consideration 2,333,333 common shares.

    In 1995, 927563 Ontario Inc. and 927564 Ontario Inc. redeemed and cancelled an aggregate 17 shares from the controlling shareholders for cash consideration of $123,640. The consideration paid approximated $0.57 per share taking into consideration the retroactive effect of the capital restructuring that occurred.

    On January 22, 1996, the Company completed a private stock offering, issuing 1,000,000 common shares for net proceeds of $844,576 after deducting issue costs of $155,424, and 1,000,000 warrants to acquire common shares at $2.00 per share, expiring in January 1999.

    In connection with the acquisition of St. George Medical Clinic, Partnership described in note 3, on August 1, 1996, the Company issued 150,000 common shares at an ascribed value of $1.00 per share. In connection with the capital restructuring, the shareholder contributed 75,000 shares of such common stock to the share capital of the Company (See note 19; Legal Proceedings).

    On November 1, 1996, the Board of Directors authorized the following capital restructuring:

        (a) The controlling shareholders exchanged 2,203,333 common shares for 500,000 voting preferred shares, having an ascribed value of US$4,500,000 at the date of issuance. Each share entitles the holder to eight votes per share until the Company engages in a public offering of its securities at which time each share will be entitled to one vote per share. Each preferred share is convertible into one and one-half shares of common stock of the Company at the option of the holder for a ten year period from the date of issuance. At the end of the ten year period, the Preferred Shares are convertible at the option of the holder into such number of shares of the Company's Common Stock as is equal to the ascribed value of US$4,500,000 divided by the then current market value of the Common Stock.

        The preferred shares are entitled to receive a cumulative dividend of US$0.27 per share payable in cash or equivalent common shares based on their then quoted market value.

        The issuance of the preferred shares was recorded in the amount of $6,120,000 based on the value ascribed to the shares, translated at the exchange rate in effect at the date of issuance, and resulted in a charge of $5,525,414 to retained earnings, which represents the excess of the value ascribed to the preferred shares issued over the carrying value of the common shares cancelled.


        In the event that the initial public offering contemplated by the letter of intent dated September 5, 1996 (see note 15) has not closed by February 13, 1998, the holders of any preferred shares of the Company, shall have the right to convert such preferred shares into common shares in the capital of the Company as will result in such holders owning common shares of the Company in the same percentage as the original holders of preferred shares owned at September 5, 1996.


        (b) The Company issued of 610,000 common shares to a shareholder in consideration of past services rendered including the identification of potential acquisition candidates and assisting the Company in developing a strategic business plan. The issuance of the common shares was recorded at

                          MED-EMERG INTERNATIONAL, INC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN CANADIAN DOLLARS)
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
    (INFORMATION RELATING TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 IS
                                   UNAUDITED)

12. CAPITAL STOCK: (CONTINUED)
    an ascribed value determined at $2.78 per share or $1,695,800 as a charge to compensation expense in the Company's 1996 consolidated statement of operations.

        (c) All of the common share purchase warrants issued by the Company on January 22, 1996 were surrendered. No consideration was paid.


        In the event that the initial public offering contemplated by the letter of intent dated September 5, 1996 has not closed by February 13, 1998, the Company will return as soon as reasonably practicable, common share purchase warrants with substantially the same terms to holders of the surrendered warrants.


    In January 1997, the Company completed a private offering and sale of promissory notes ("Bridge Notes") with a principal amount of US$500,000. The promissory notes bear interest at a rate of 8% and are due on the earlier of 18 months from the date of issuance or receipt by the Company of at least US$4,000,000 from the sale of its debt and/or equity securities in a public or private financing. The Bridge Note holders also received 125,000 common shares having an ascribed value of $2.78 per common share. The value ascribed to the common shares was accounted for as a financing cost and is being deferred and charged to income over the term to maturity of the Bridge Notes.


    In April 1997, the Board of Directors obtained shareholder approval of the Company's Stock Option Plan (the "Plan"). Pursuant to the Plan, options to acquire an aggregate of 638,000 shares of common stock may be granted. The Plan is to provide for grants to employees, consultants and directors of the Company to enable them to purchase shares. The Company has granted options to purchase an aggregate of 229,300 shares of Common Stock at an exercise price of US$2.50 per share.



    At June 30, 1997, the Company had issued 12,000 common shares to Mr. Rubin for services rendered in his capacity as a director of the Company. The issuance of these shares was accounted for as compensation expense as the related services are rendered by Mr. Rubin. The Company subsequently issued an additional 38,000 shares on December 23, 1997.


    Under a stock option plan, Mr. Robert Rubin was granted an option on November 1, 1996 to purchase 700,000 common shares of the Company at an exercise price of US$.75 per share. The difference of $1,246,000 between the fair market value of $2.78 CDN ($2.05 US) per share and the exercise price of $1.00 CDN ($.75 US) per share has been charged to earnings and contributed surplus.


    In addition, Mr. Robert Rubin has extended the Company a US$800,000 line of credit which bears interest at 2% above the prime rate. As of June 30, 1997, US$100,000 (CDN$136,000) is outstanding under this line of credit, which has been reflected in promissory notes payable. An additional US$50,000 was advanced in July 1997 and US$100,000 in January 1998 under this line of credit.


13. FAIR VALUE OF FINANCIAL INSTRUMENTS:

    The carrying values of cash, accounts receivable and accounts payable approximate the fair values because of the short-term nature of these instruments.

                          MED-EMERG INTERNATIONAL, INC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN CANADIAN DOLLARS)
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
    (INFORMATION RELATING TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 IS
                                   UNAUDITED)

13. FAIR VALUE OF FINANCIAL INSTRUMENTS: (CONTINUED)
    Other financial instruments held or issued by the Company include non-interest bearing amounts due from related parties and a promissory note payable. The Company does not have plans to sell these financial instruments to third parties and will realize or settle them in the ordinary course of business. The fair value of these instruments cannot be reasonably estimated because no active and liquid market exists for these instruments, and a market rate of interest (for instruments having similar terms and characteristics) required to use estimation techniques such as discounted cash flow analysis cannot reasonably be determined due to the unusual related party aspects of these instruments.

14. INCOME TAXES:

                                                               JUNE 30                     DECEMBER 31
                                                        ----------------------  ---------------------------------
                                                          1997        1996         1996        1995       1994
                                                        ---------  -----------  -----------  ---------  ---------

                                                             (UNAUDITED)
Current...............................................  $  --      $   --       $   --       $  71,447  $  52,245
Deferred..............................................      3,992      (60,232)    (146,554)    --         --
                                                        ---------  -----------  -----------  ---------  ---------
                                                        $   3,992  $   (60,232) $  (146,554) $  71,447  $  52,245
                                                        ---------  -----------  -----------  ---------  ---------
                                                        ---------  -----------  -----------  ---------  ---------

    The effective rate of income taxes provided in the statement of operations varies from the combined federal and provincial statutory income rates as follows:

                                                                                        JUNE 30             DECEMBER 31
                                                                                  --------------------  --------------------
                                                                                    1997       1996       1996       1995
                                                                                  ---------  ---------  ---------  ---------

                                                                                      (UNAUDITED)           %          %
Income tax expense (recovery) computed at statutory income tax rate.............       44.6      (44.6)     (44.6)     (44.6)
Reduction for small business deduction..........................................      (19.6)      22.0       22.0       22.0
Write-off of non-deductible start-up costs......................................     --           12.2       12.2       66.0
Stock compensation..............................................................     --         --            6.5     --
Other...........................................................................     --         --         --          (12.3)
                                                                                  ---------  ---------  ---------  ---------
                                                                                       25.0      (10.4)      (3.9)      31.1
                                                                                  ---------  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------  ---------


                                                                                    1994
                                                                                  ---------
                                                                                      %
Income tax expense (recovery) computed at statutory income tax rate.............       44.3
Reduction for small business deduction..........................................      (21.3)
Write-off of non-deductible start-up costs......................................     --
Stock compensation..............................................................     --
Other...........................................................................     --
                                                                                  ---------
                                                                                       23.0
                                                                                  ---------
                                                                                  ---------

    At June 30, 1997, the Company has non-capital losses available for carryback of $420,000, computed at the statutory income tax rate. These losses expire in 2003. In addition, the Company has capital loss carryforwards of approximately $766,000, which may be applied against future taxable capital gains. No accounting recognition has been given to these capital loss carryforwards.

                          MED-EMERG INTERNATIONAL, INC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN CANADIAN DOLLARS)
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
    (INFORMATION RELATING TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 IS
                                   UNAUDITED)

15. COMMITMENTS:

    The Company is committed to payments under operating leases for certain of its premises and equipment totalling $838,000. Annual payments for the next five years are as follows:

1997..............................................................................  $ 195,000
1998..............................................................................    167,000
1999..............................................................................    172,000
2000..............................................................................    150,000
2001 and thereafter...............................................................    154,000
                                                                                    ---------
                                                                                    $ 838,000
                                                                                    ---------
                                                                                    ---------

    Rent expense charged to operations at June 30, 1997 was $94,244 (December 31, 1996--$208,050; June 30, 1996--$102,615; December 31, 1995--$214,744;
December 31, 1994--$234,024).

16. SUBSEQUENT EVENTS:

    The Company has entered into a letter of intent dated September 5, 1996 with an underwriting firm and is proceeding to complete an initial public offering of 1,250,000 shares of Common Stock and 1,250,000 Class A Redeemable Common Stock Purchase Warrants for an aggregate public offering of US$5,437,500. Each warrant entitles the holder to purchase one share of common stock at a price of US$4.50 for a four year period commencing one year from the date of completion of the offering. Upon successful completion of the offering, the Company will apply to have its stock listed on NASDAQ.


    Upon the closing of the Offering, certain investors in the Company's January 1997 private offering, as described in Note 12, will surrender for cancellation an aggregate of 62,500 common shares. The effect of this event is a reduction in shareholders' equity of $173,750 and an equal reduction in other assets. After giving effect to the surrender, the number of common shares outstanding is 1,927,500.


17. EARNINGS (LOSS) PER SHARE:

    Basic earnings (loss) per share immediately prior to the initial public offering described in note 16 is calculated based on the weighted average number of common shares outstanding during the period. Fully diluted earnings per share are $0.01 at June 30, 1997. Fully diluted earnings per share for prior periods has not been presented because stock options and warrants outstanding are anti-dilutive due to the losses incurred by the Company.

                          MED-EMERG INTERNATIONAL, INC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN CANADIAN DOLLARS)
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
    (INFORMATION RELATING TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 IS
                                   UNAUDITED)

18. CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES:

    Consolidated statements of operations:

    If United States GAAP were employed, net income (loss) for the period would be adjusted as follows:

                                                                  JUNE 30                       DECEMBER 31
                                                          -----------------------  --------------------------------------
                                                             1997        1996          1996          1995         1994
                                                          ----------  -----------  -------------  -----------  ----------

                                                                (UNAUDITED)
Net income (loss) based on Canadian GAAP................  $   11,975  $  (517,862) $  (3,594,324) $  (300,487) $  174,531
Deferred charges........................................     (13,785)      (1,705)       (58,574)     --           --
                                                          ----------  -----------  -------------  -----------  ----------
Net income (loss) based on United States GAAP...........  $   (1,810) $  (519,567) $  (3,652,898) $  (300,487) $  174,531
                                                          ----------  -----------  -------------  -----------  ----------
Primary earnings (loss) per share.......................  $    (0.00) $     (0.22) $       (1.51) $     (0.13) $     0.08
                                                          ----------  -----------  -------------  -----------  ----------
                                                          ----------  -----------  -------------  -----------  ----------

    If United States GAAP were employed, retained earnings (deficit) for the period would be adjusted as follows:

                                                     JUNE 30                           DECEMBER 31
                                           ----------------------------  ----------------------------------------
                                                1997           1996           1996           1995         1994
                                           ---------------  -----------  ---------------  -----------  ----------

                                                   (UNAUDITED)

Retained earnings (deficit) based on
  Canadian GAAP..........................  $    (9,274,205) $  (684,304) $    (9,286,180) $  (166,442) $  338,051
Deferred charges.........................          (72,359)      (1,705)         (58,574)     --           --
                                           ---------------  -----------  ---------------  -----------  ----------
Retained earnings (deficit) based on
  United States GAAP.....................  $    (9,346,564) $  (686,009) $    (9,344,754) $  (166,442) $  338,051
                                           ---------------  -----------  ---------------  -----------  ----------
                                           ---------------  -----------  ---------------  -----------  ----------

    (a) Deferred income taxes:

    The Company follows the "deferral method" of accounting for deferred income taxes under Canadian GAAP pursuant to which the Company records deferred income taxes on "timing differences" (differences between accounting and tax treatment of revenues and expenses), using rates effective for the year in which the timing differences arise.

    In addition, the Company did not recognize future tax benefits in connection with capital losses carried forward because the Company did not have virtual certainty that it would realize these tax benefits.

    Under U.S. GAAP, the Company is required to follow Statement of Financial Accounting Standards (SFAS No. 109) "Accounting for Income Taxes", which requires the use of the "asset and liability method" of accounting for deferred income taxes, which gives recognition to deferred taxes on all "temporary differences" (differences between accounting basis and tax basis of the Company's assets and liabilities, such as the non-deductible values attributed to assets in a business combination) using current enacted tax rates. In addition, SFAS No. 109 requires the Company to record all deferred tax assets, including future tax benefits of capital losses carried forward, and to record a "valuation allowance" for any deferred tax assets where it is more likely than not that the asset will not be realized.

                          MED-EMERG INTERNATIONAL, INC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN CANADIAN DOLLARS)
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
    (INFORMATION RELATING TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 IS
                                   UNAUDITED)

18. CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES: (CONTINUED)
    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                                    JUNE 30                      DECEMBER 31
                                                             ----------------------  -----------------------------------
                                                                1997        1996        1996         1995        1994
                                                             ----------  ----------  -----------  ----------  ----------

                                                                  (UNAUDITED)
Deferred tax assets:
  Net operating loss available for carryback...............  $  162,004  $  105,000  $   258,000  $   --      $   --
Bridge financing loan costs................................      18,000      --          --           --          --
                                                             ----------  ----------  -----------  ----------  ----------
                                                                180,004     105,000      258,000
Less:
  Valuation allowance......................................     (37,442)    (44,768)    (111,446)     --          --
                                                             ----------  ----------  -----------  ----------  ----------
                                                                142,562      60,232      146,554      --          --

Deferred tax liabilities:
  Goodwill.................................................     (50,000)     --          (52,000)     --          --
                                                             ----------  ----------  -----------  ----------  ----------
Net deferred tax...........................................  $   92,562  $   60,232  $    94,554  $   --      $   --
                                                             ----------  ----------  -----------  ----------  ----------
                                                             ----------  ----------  -----------  ----------  ----------

    The balance sheet effect of applying SFAS No. 109 would be as follows:

                                                                        JUNE 30                   DECEMBER 31
                                                                 ---------------------  --------------------------------
                                                                    1997       1996        1996       1995       1994
                                                                 ----------  ---------  ----------  ---------  ---------

                                                                      (UNAUDITED)
Deferred tax asset (as previously shown).......................  $  142,562  $  60,232  $  146,554  $  --      $  --
Adjustments to deferred taxes as a result of additional
  goodwill arising on acquisition..............................     (50,000)    --         (52,000)    --         --
                                                                 ----------  ---------  ----------  ---------  ---------
Deferred taxes--U.S. GAAP......................................  $   92,562  $  60,232  $   94,554  $  --      $  --
                                                                 ----------  ---------  ----------  ---------  ---------
                                                                 ----------  ---------  ----------  ---------  ---------

CONSOLIDATED BALANCE SHEETS

    DEFERRED TAXES:

    As a result of adopting Statement 109, at June 30, 1997, net deferred income tax assets would have been reduced by $50,000 (December 31, 1996--$52,000) with an offsetting debit to goodwill of $50,000 (December 31, 1996--$52,000).

    (b) Deferred start-up costs:

    Under Canadian GAAP, development and start-up costs, which meet certain criteria, are deferred and amortized. Under United States GAAP, development and start-up costs are expensed as incurred.

                          MED-EMERG INTERNATIONAL, INC
             Notes to Consolidated Financial Statements (Continued)
                             (in Canadian dollars)
                  Years ended December 31, 1996, 1995 and 1994
    (information relating to the six months ended June 30, 1997 and 1996 is unaudited)

18. CANADIAN AND UNITED STATES ACCOUNTING DIFFERENCES: (CONTINUED)

    (c) Earnings per share

    United States GAAP requires common shares and warrants to purchase common shares, issued or exercisable at prices below the initial public offering ("IPO") price and which were issued within one year prior to the initial filing of the registration statement relating to the IPO, to be treated as if the common shares were outstanding from the beginning of the period in the calculation of weighted average number of common shares outstanding and loss per share, even where such inclusion is anti-dilutive. Primary earnings per common share is determined using the weighted average number of shares outstanding during the year, adjusted to reflect the application of the treasury stock method for outstanding options and warrants in accordance with United States GAAP.

    (d) Stock compensation:

    Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), was issued by the Financial Accounting Standards Board in October, 1995. SFAS 123 establishes financial accounting and reporting standards for transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, as well as stock-based employee compensation plans. All transactions in which goods or services are the consideration received for the issuance of equity instruments are to be accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

    For those transactions described in note 12 and under SFAS 123:

    - the issuance of 610,000 shares to a shareholder (note 12(b)) has resulted in a charge to income equal to $1,695,800 in 1996 denoted as stock compensation based on $2.05 US ($2.78 CDN) per share;

    - the issuance of 125,000 common shares to promissory note holders resulted in a charge to income (finance expense) over the term of the related promissory note payable, at $2.05 US ($2.78 CDN) per share equal to $347,500, of which $123,931 has been charged to earnings in the six months ending June 30, 1997;

    - the issuance of 50,000 shares to a director for services to be rendered in the forthcoming year will be accounted for as compensation expense. To June 30, 1997, 12,000 shares had been issued, resulting in a charge to compensation expense of $33,360 in the six month period ended June 30, 1997;

    - the issuance of an option on November 1, 1996 to Mr. Rubin to acquire 700,000 shares (note 12) has resulted in a charge to income equal to $1,246,000 in 1996 based on $2.05 US ($2.78 CDN) per share, and the "minimum value" method of calculation permitted under SFAS 123 for non-public entities.

    As allowed by SFAS 123, the Company has decided to continue to use Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" in accounting for the Company's Stock Option Plan (the "Plan") for US GAAP purposes, pursuant to which there is no significant difference between US and Canadian GAAP in the accounting for the granting of options under the Plan.

    (e) Shareholders' equity:

    Under U.S. GAAP, loans issued to officers to acquire stock are presented as a deduction from shareholders' equity (deficit).

                          MED-EMERG INTERNATIONAL, INC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN CANADIAN DOLLARS)
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
    (INFORMATION RELATING TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 IS
                                   UNAUDITED)

18. CANADIAN AND UNITED STATES ACCOUNTING DIFFERENCES: (CONTINUED)
    Under Canadian GAAP, the detachable stock purchase warrants issued as in conjunction with the private stock offering on January 22, 1996 and subsequently surrendered, all as described in note 12, have been given no recognition in the financial statements.

    Under U.S. GAAP, detachable stock purchase warrants are given separate recognition from the primary security issued. Upon initial recognition, the carrying amount of the two securities is allocated based on the relative fair values at the date of issuance. Under U.S. GAAP, based on an ascribed fair value of $.05 for each of the 1,000,000 share warrants issued, share capital would be lower by $50,000 and, given that the stock purchase warrants were cancelled during the year, the carrying amount of contributed surplus would be increased by $50,000.

    The effect on shareholders' equity would be as follows:

                                                                     JUNE 30                  DECEMBER 31
                                                            -------------------------  --------------------------
                                                                1997          1996         1996          1995
                                                            -------------  ----------  -------------  -----------

                                                                   (UNAUDITED)
Capital stock (as previously shown).......................  $   8,521,839  $  844,765  $   8,140,979  $       189
Adjustments to share capital:
Ascribed fair value of share purchase warrants issued.....        (50,000)    (50,000)       (50,000)          --
                                                            -------------  ----------  -------------  -----------
Capital stock--U.S. GAAP..................................      8,471,839     794,765      8,090,979          189
Share purchase loan to officer............................        (60,000)         --        (60,000)          --
                                                            -------------  ----------  -------------  -----------
Net capital stock--U.S. GAAP..............................      8,411,839     794,765      8,030,979          189
Contributed surplus (as previously shown).................      1,246,000          --      1,246,000           --
Share purchase warrants...................................         50,000      50,000         50,000           --
                                                            -------------  ----------  -------------  -----------
Contributed surplus--U.S. GAAP............................      1,296,000      50,000      1,296,000           --
Deficit--U.S. GAAP........................................     (9,346,564)   (686,009)    (9,344,754)    (166,442)
                                                            -------------  ----------  -------------  -----------
Shareholders' equity (deficit)--U.S. GAAP.................  $     361,275  $  158,756  $     (17,775) $  (166,253)
                                                            -------------  ----------  -------------  -----------
                                                            -------------  ----------  -------------  -----------

    (f) Consolidated statement of changes in financial position:

    Under United States GAAP, bank indebtedness would not be included as a component of cash position in the consolidated statement of changes in financial position. Accordingly, the $123,977 increase (decrease) at June 30, 1997 (December 31, 1996--$83,645; June 30, 1996--$3,487; December 31, 1995--
$739,180; December 31, 1994--$5,276 increase) would be presented as a financing activity for each year.

    In addition, under United States GAAP, the acquisition of the St. George Medical Clinic (note 3) would be reported on a cash basis in the consolidated statement of changes in financial position. Accordingly, under investing activities, acquisitions of $324,863, reported as of December 31, 1996 would be reduced by $268,732, with reductions under financing activities to Issuance of Promissory Notes of $193,732 and issuance of common shares of $75,000.

                          MED-EMERG INTERNATIONAL, INC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN CANADIAN DOLLARS)
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
    (INFORMATION RELATING TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 IS
                                   UNAUDITED)

19. CONTINGENCIES:

    LEGAL PROCEEDINGS:


    The Company is presently party to one legal proceeding which was commenced on July 4, 1997. This proceeding relates to the November 1996 restructuring (see note 12), in which the Estate of Dr. Donald Munro ("Estate") contributed 75,000 shares of its 150,000 shares of Common Stock to the capital of the Company. The Estate, the applicant in the proceeding, has taken the position that it continues to be the beneficial owner of 150,000 shares of Common Stock. The Company disagrees with the Estate's position and intends to defend this action vigorously. However, in the event that the Company is unsuccessful in its action, the Company will be required to return to this Estate, the 75,000 shares which were previously surrendered in the November 1996 recapitalization. No amount has been accrued in the accounts in respect of this matter. In the event that the initial public offering contemplated by the letter of intent dated September 5, 1996 has not closed by February 13, 1998, the Company will return, as soon as reasonably practicable, the 75,000 contributed common shares to the shareholder.


    REVENUE:

    The Company's operations are subject to extensive federal and provincial government regulation. Substantially all of the Company's operating revenue is derived from government funded and administered programs. In Canada, the health care system is publicly administered and is largely considered not-for-profit. A large for-profit health care sector nevertheless co-exists within the non-profit section. Ontario Health Insurance Plan fee for service over the past three years has been "clawed back" to ensure a total spending freeze of $3.8 billion per year in Ontario.

    Clawback adjustments for prior periods, and management's best estimates of clawback adjustments for the current year have been reflected as a liability and are charged to operations. Management's best estimates of clawback adjustments recoverable from physicians and hospitals are recorded in accounts receivable and offset the amount of clawback charged to operations.

                                                               JUNE 30                     DECEMBER 31
                                                        ----------------------  ---------------------------------
                                                           1997        1996        1996        1995       1994
                                                        ----------  ----------  ----------  ----------  ---------

                                                             (UNAUDITED)
Clawback Liability....................................  $  590,229  $  710,738  $  724,713  $  379,468  $  61,471
Clawback Receivable...................................     448,983     487,321     510,475     471,681         --
Clawback Expense......................................          --      84,701     143,261     176,949    124,546

    PARTNERSHIP INTEREST:

    The Company may become contingently liable for some or all of the obligations of the partnership in which it has a direct interest. However, against this contingent liability, the Company would have a claim upon the assets of the partnership and, in certain limited cases, their partners.

                          MED-EMERG INTERNATIONAL, INC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN CANADIAN DOLLARS)
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
    (INFORMATION RELATING TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 IS
                                   UNAUDITED)

19. CONTINGENCIES: (CONTINUED)
    CONTRACTS WITH PHYSICIANS:

    The Company contracts with physicians as independent contractors, rather than employees, to fulfill its contractual obligations to hospitals. Therefore, the Company did not historically, and the Company does not currently, withhold income taxes, make Employment Insurance and Canada Pension Plan payments, or provide Workers' Compensation Insurance with respect to such independent contractors. The payment of applicable taxes is regarded as the responsibility of such independent contractors. A determination by taxing authorities that the Company is required to treat the physicians as employees could have an adverse effect on the Company and its operations.

    Due to the nature of its business, the Company and certain physicians who provide services on its behalf may be the subject of medical malpractice claims, with the attendant risk of substantial damage awards. The most significant source of potential liability in this regard includes the alleged negligence of physicians placed by the Company at contract hospitals and liabilities in connection with medical services provided at the clinics. Physicians staffed by the Company maintain their own malpractice insurance. To the extent such physicians may be regarded as agents of the Company in the practice of medicine, there can be no assurance that a patient would not sue the Company for any medical negligence of such physicians. The Company does not believe it could be held liable for an act of a physician staffed by it unless it could be shown that the Company was negligent in assessing the qualifications of such physician. In addition, in the event that the Company becomes liable, there can be no assurance that its current insurance policy will be adequate to cover any liability.

    FINANCING:


    The Company believes, although there can be no assurance, that the proceeds of the public offering discussed in note 16 and operating revenues will provide sufficient capital to finance the Company's anticipated growth during the 12 months following completion of the offering. If the Company encounters unexpected expenses during such period, or if after such period, revenues from operations are not sufficient to fund operations or growth, the Company may require additional financing. There can be no assurance that the Company will be able to obtain the requisite additional financing on acceptable terms, that the Company will be able to sell any securities or obtain bank borrowings or other debt financing, or what the terms of the equity transactions or borrowings might be. The Company intends to repay the outstanding balance on its credit facility as noted in Note 11 out of the proceeds of the Offering, at which time the line of credit will be discontinued. Although the Company intends to secure a new line of credit, from a bank, there can be no assurance thereof.


20. SEGMENTED INFORMATION:

    The Company operates in two areas of emergency related healthcare, the providing of Emergency Medical Services and the providing of Clinical Operations.

    The Emergency Medical Services operations involve providing physician staffing and administrative support to emergency departments and physician recruitment services to hospitals and emergency physician groups.

                          MED-EMERG INTERNATIONAL, INC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN CANADIAN DOLLARS)
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
    (INFORMATION RELATING TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 IS
                                   UNAUDITED)

20. SEGMENTED INFORMATION: (CONTINUED)
    Clinical operations include offering family practices, walk-in services and chiropractic and massage therapy to patients.

    Details are as follows:

                                                                        EMERGENCY
                                                                         MEDICAL       CLINICAL
JUNE 30, 1997                                                            SERVICES     OPERATIONS   CONSOLIDATED
---------------------------------------------------------------------  ------------  ------------  ------------
Revenue..............................................................  $  4,293,153  $  1,250,193   $5,543,346
Operating income.....................................................         4,950       201,205      206,155
Assets employed......................................................     3,477,895       854,042    4,331,937
Depreciation.........................................................        30,200        30,943       61,143
Capital expenditures.................................................        73,057         8,630       81,687

                                                                         EMERGENCY
                                                                          MEDICAL      CLINICAL
JUNE 30, 1996                                                             SERVICES    OPERATIONS   CONSOLIDATED
----------------------------------------------------------------------  ------------  -----------  ------------
Revenue...............................................................  $  4,407,713   $ 880,580    $5,288,293
Operating loss........................................................       (88,985)   (476,495)     (565,480)(i)
Assets employed.......................................................     2,495,180     420,071     2,915,251
Depreciation..........................................................        19,830       7,170        27,000
Capital expenditures..................................................        35,884         672        36,556

                                                                      EMERGENCY
                                                                       MEDICAL       CLINICAL
DECEMBER 31, 1996                                                      SERVICES     OPERATIONS   CONSOLIDATED
-------------------------------------------------------------------  ------------  ------------  -------------
Revenue............................................................  $  8,783,309  $  2,033,739  $  10,817,048
Operating loss before Stock Compensation...........................      (332,644)     (410,973)      (743,617)(i)
Stock Compensation.................................................            --            --     (2,941,800)
                                                                                                 -------------
Operating loss.....................................................                                 (3,685,417)
Assets employed at year-end........................................     2,621,707       918,116      3,539,823
Depreciation.......................................................        40,679        37,700         78,379
Capital expenditures...............................................        85,304         9,490         94,794

                                                                      EMERGENCY
                                                                       MEDICAL       CLINICAL
DECEMBER 31, 1995                                                      SERVICES     OPERATIONS   CONSOLIDATED
-------------------------------------------------------------------  ------------  ------------  -------------
Revenue............................................................  $  9,505,619  $  1,477,934  $  10,983,553
Operating income (loss)............................................       357,158      (641,128)      (283,970)(i)
Assets employed at year-end........................................     2,358,583       340,786      2,699,369
Depreciation.......................................................        36,906        12,436         49,342
Capital expenditures...............................................        59,266         4,025         63,291

                                                                      EMERGENCY
                                                                       MEDICAL       CLINICAL
DECEMBER 31, 1994                                                      SERVICES     OPERATIONS   CONSOLIDATED
-------------------------------------------------------------------  ------------  ------------  -------------
Revenue............................................................  $  8,997,127  $  1,477,627  $  10,474,754

                          MED-EMERG INTERNATIONAL, INC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN CANADIAN DOLLARS)
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
    (INFORMATION RELATING TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 IS
                                   UNAUDITED)

20. SEGMENTED INFORMATION: (CONTINUED)

Operating income...................................................       248,907        29,748        278,655
Assets employed at year-end........................................     1,405,015       258,800      1,663,815
Depreciation.......................................................        32,280        13,733         46,013
Capital expenditures...............................................        34,019           960         34,979

(i) Operating profit of the Clinical Operations Division for the six months ended June 30, 1996, as well as the years ended December 31, 1996 and December 31, 1995, include the non-recurring write-off of startup costs in the amount of $408,166, $509,337 and $663,448 respectively.

    Total operating loss for the year ended December 31, 1996 includes a $2,941,800 general corporate charge for Stock Compensation costs paid to an investment advisor and stock options granted to a director below fair market value.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO UNDERWRITER, DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE AND REPRESENTATIONS OTHER THAN THOSE CON-TAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                  ---------
Prospectus Summary..............................          3
Risk Factors....................................          9
Use of Proceeds.................................         17
Dilution........................................         19
Capitalization..................................         21
Dividends.......................................         21
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................         22
Business........................................         32
Management......................................         42
Certain Relationships and Related
  Transactions..................................         46
Principal Stockholders..........................         48
Selling Allotment Securityholders...............         49
Description of Securities.......................         50
Shares Eligible for Future Sale.................         54
Underwriting....................................         55
Service and Enforcement of Legal Process........         58
Legal Matters...................................         58
Experts.........................................         58
Financial Statements............................        F-1


                            ------------------------

    UNTIL            , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. IN ADDITION, DEALERS ARE OBLIGATED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTION.

                                   MED-EMERG
                              INTERNATIONAL, INC.
                        1,250,000 SHARES OF COMMON STOCK
                          1,250,000 REDEEMABLE COMMON
                            STOCK PURCHASE WARRANTS.

                                   NETWORK 1
                           FINANCIAL SECURITIES, INC.

                                          , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 136(1) of the Business Corporations Act of Ontario (the "OBCA") provides that, except in respect of an action by or on behalf of a corporation or body corporate to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if:

        (a) he acted honestly and in good faith with a view to the best interests of the corporations; and

        (b) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

    Section 136(2) of the OBCA provides that a corporation may with the approval of a court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in paragraphs (1)(a) and (b) above.

    Part VII, Section 7.02 of the Registrant's by-laws provides that, subject to the OBCA, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant's requests as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or body corporate, if:

        (a) he acted honestly and in good faith with a view to the best interests of the Registrant; and

        (b) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty; he had reasonable grounds for believing that his conduct was lawful.

    The Registrant shall also indemnify such persons in such other circumstances as the OBCA permits or requires. Nothing contained in said Section 7:02 shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of said Section.

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following tab sets forth the various statement of the estimated expenses (other than underwriting discounts and commissions) to be paid by the Company in connection with the issuance and distribution of the securities being registered. With the exception of the SEC Registration Fee and the NASD Filing Fee, all amounts shown are estimates (all stated in US dollars):

SEC Registration Fee.....................................................  $ 4,660.99
NASD Filing Fee..........................................................    1,916.25
Nasdaq Listing Fees and Expenses.........................................  *10,000.00
Printing Expenses........................................................  *75,000.00
Legal Fees and Expenses (other than Blue Sky)............................  *100,000.00
Accounting Fees and Expenses.............................................  *50,000.00
Blue Sky Fees and Expenses (including legal and filing fees).............  *30,000.00
Transfer Agent and Registrar Fees and Expenses...........................   *3,500.00
Non-Accountable Expenses.................................................  163,125.00
                                                                           ----------
      Total..............................................................  $438,202.24
                                                                           ----------
                                                                           ----------

------------------------
*   Estimated

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    In the past three years, the Company has issued securities to a limited number of persons, as described below. Except as indicated, there were no underwriters involved in the transactions and there were no underwriting discounts or commissions paid in connection therewith.

    In January 1996, pursuant to an exemption provided by Rule 3(a)(10) under the Act, the Company issued an aggregate of 2,333,333 shares of Common Stock to Ramesh and Victoria Zacharias in exchange for all of the outstanding capital stock of 927563 Ontario Inc. and 927564 Ontario Inc.

    In January 1996, the Company sold to 15 investors an aggregate of 1,000,000 shares of Common Stock and 1,000,000 common stock purchase warrants for an aggregate consideration of $1,000,000. The warrants are exercisable to purchase 1,000,000 shares of Common Stock at $2.00 per share. The warrants were subsequently surrendered for cancellation. This transaction was exempt from registration pursuant to Section 4(2) of the Act.

    In November 1996, the Company granted Robert Rubin, a Director of the Company, an option to purchase 700,000 shares of Common Stock at US $.75 per share. This transaction was exempt from registration pursuant to Section 4(2) of the Act.


    In November 1996, the Company issued an aggregate of 500,000 shares of its Preferred Stock to Ramesh and Victoria Zacharias in exchange for 2,203,333 shares of Common Stock owned by the Zacharias'. The terms of the Preferred Stock were amended in October and December 1997. These transactions were each exempt from registration pursuant to Section 3(a)(9) of the Act.


    In November 1996, the Company issued 350,000 shares of Common Stock to Hampton House in consideration for services rendered. This transaction was exempt from registration pursuant to Section 4(2) of the Act.


    In January 1997, in a bridge financing wherein Network 1 Financial Securities, Inc. acted as placement Agent, the Company issued Notes in the principal amount of $500,000 and an aggregate of 125,000 shares of Common Stock to four investors for an aggregate consideration of $500,000. The total underwriting discounts and commissions for this bridge financing was $50,000. This transaction was exempt from registration pursuant to Rule 506 as promulgated under the Act. Prior to the Offering, 62,500 of these shares will be surrendered for cancellation without consideration.


    In March and August 1997, the Company issued options to purchase an aggregate of 228,500 and 15,800 shares of common stock, respectively, under its 1997 Stock Option Plan, to individuals whom are all affiliated with the Company. These transactions were exempt from registration pursuant to Section 4(2) of the Act.


    In June and December 1997, the Company issued 12,000 shares and 38,000 shares, respectively, to Robert Rubin in consideration of services rendered by Mr. Rubin as a director of the Company. This transaction was exempt from registration pursuant to Section 4(2) of the Act.

ITEM 16. EXHIBITS


    NUMBER                                                DESCRIPTION
-----------  ------------------------------------------------------------------------------------------------------

       1.1*  Form of Underwriting Agreement

       1.2*  Form of Advisory and Investment Banking Agreement Between the Company and Network 1 Financial
             Securities, Inc.

       1.3*  The Selling Shareholder Irrevocable Power of Attorney Custody Agreement and Lock-up Agreement

       3.1*  Certificate of Incorporation and Amendments thereto of the Company

       3.2*  By-laws of the Company

       4.1*  Form of Underwriters' Warrant Agreement

       4.2*  Form of Warrant Agreement

       4.3*  Specimen Common Stock Certificate

       4.4*  Specimen Warrant Certificate

       5.1   Opinion of Gersten, Savage, Kaplowitz & Fredericks, LLP, counsel to the Company.

       8.1*  Short form tax opinion of Borden & Elliot, Canadian counsel to the Company.

      10.1*  Employment Agreement between the Company and Ramesh Zacharias

      10.2*  Employment agreement between the Company and Carl Pahapill
      10.3*  Operating lease covering the Company's facilities

      10.4*  1997 Stock Option Plan

      10.5*  Consulting Agreement with the Northwest Territories

      10.6*  Loan Agreement between the Company and Carl Pahapill.

      10.7*  Loan Agreement between the Company and Ramesh and Victoria Zacharias.

      10.8*  Corporate Resolution Regarding November Recapitalization.

      10.9*  Agreement between the Company and Toronto-Dominion Bank.

     10.10*  Form of Hospital Contract

     10.11*  Form of Physician Contract for Clinical Operations

     10.12*  Form of Physician Contract for Emergency Services.

     10.13*  Schedule of Contracts for Clinical Operations, Emergency Services and Hospitals.

     10.14   Letter of Credit Agreement dated April 17, 1997 between the Company and Robert Rubin.

     10.15   Amendment to April 17, 1997 Letter of Credit Agreement between the Company and Robert Rubin dated
             January 30, 1998.

      21.1*  List of Subsidiaries

      23.1   Consent of Gersten, Savage, Kaplowitz & Fredericks, LLP (to be included in Exhibit 5.1 to this
             Registration Statement)

      23.2   Consent of KPMG, Chartered Accountants

      23.3   Consent of Zaritsky Penny Chartered Accountants

      23.4*  Consent of Borden & Elliot, Canadian counsel to the Company (included in Exhibit 8.1 to this
             Registration Statement).

      24.1*  Power of Attorney (included on the signature page of this Registration Statement)


------------------------

 *  Previously filed

ITEM 17. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to any charter provision, by-law contract arrangements statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned small business issuer hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to suit information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h), under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

    (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement at that time as the initial bona fide offering of those securities.

    (6) To provide to the Underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

    (7) To file a post-effective amendment to this Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. The financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the Prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (7) and other information necessary to ensure that all other information in the Prospectus is at least as current as the date of these financial statements.

                                   SIGNATURES


    Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form F-1 and has duly caused this Amendment No. 6 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on January 30, 1998.


                                MED-EMERG INTERNATIONAL, INC.

                                BY:  /S/ CARL PAHAPILL
                                     -----------------------------------------
                                     Carl Pahapill, President

                                By:  /s/ KATHRYN GAMBLE
                                     -----------------------------------------
                                     Kathryn Gamble
                                     Chief Financial Officer/Principal
                                     Accounting Officer

    Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

              *                 Chief Executive Officer,
------------------------------    Director                    January 30, 1998
Ramesh Zacharias, M.D., Frcsc

     /s/ CARL W. PAHAPILL       Chief Operating Officer,
------------------------------    President and Director      January 30, 1998
       Carl W. Pahapill

    /s/ KATHRYN GAMBLE, CA      Vice President of Finance,
------------------------------    Chief Financial Officer,    January 30, 1998
      Kathryn Gamble, CA          Secretary

              *                 Chairman of the Board
------------------------------                                January 30, 1998
     William Thomson, CA

              *                 Director
------------------------------                                January 30, 1998
          Peter Deeb

              *                 Director
------------------------------                                January 30, 1998
      Victoria Zacharias

              *                 Director
------------------------------                                January 30, 1998
       Robert M. Rubin

              *                 Director
------------------------------                                January 30, 1998
       Patrick Michaud

/s/ ARTHUR MARCUS               Authorized U.S.
------------------------------    Representative
Gersten, Savage, Kaplowitz &                                  January 30, 1998
Fredericks, LLP
By Arthur Marcus, Partner

           /s/ CARL W. PAHAPILL
           --------------------------------------
*By:       By Virtue of Power-of-Attorney

                                 EXHIBIT INDEX


    NUMBER                                             DESCRIPTION                                               PAGE
-----------  ------------------------------------------------------------------------------------------------  ---------

       1.1*  Form of Underwriting Agreement

       1.2*  Form of Advisory and Investment Banking Agreement Between the Company and Network 1 Financial
             Securities, Inc.

       1.3*  The Selling Shareholder Irrevocable Power of Attorney Custody Agreement and Lock-up Agreement

       3.1*  Certificate of Incorporation and Amendments thereto of the Company

       3.2*  By-laws of the Company

       4.1*  Form of Underwriters' Warrant Agreement

       4.2*  Form of Warrant Agreement

       4.3*  Specimen Common Stock Certificate

       4.4*  Specimen Warrant Certificate

       5.1   Opinion of Gersten, Savage, Kaplowitz & Fredericks, LLP, counsel to the Company.

       8.1*  Short form tax opinion of Borden & Elliot, Canadian counsel to the Company.

      10.1*  Employment Agreement between the Company and Ramesh Zacharias

      10.2*  Employment agreement between the Company and Carl Pahapill
      10.3*  Operating lease covering the Company's facilities

      10.4*  1997 Stock Option Plan

      10.5*  Consulting Agreement with the Northwest Territories

      10.6*  Loan Agreement between the Company and Carl Pahapill.

      10.7*  Loan Agreement between the Company and Ramesh and Victoria Zacharias.

      10.8*  Corporate Resolution Regarding November Recapitalization.

      10.9*  Agreement between the Company and Toronto-Dominion Bank.

     10.10*  Form of Hospital Contract

     10.11*  Form of Physician Contract for Clinical Operations

     10.12*  Form of Physician Contract for Emergency Services.

     10.13*  Schedule of Contracts for Clinical Operations, Emergency Services and Hospitals.

     10.14   Letter of Credit Agreement dated April 17, 1997 between the Company and Robert Rubin.

     10.15   Amendment to April 17, 1997 Letter of Credit Agreement between the Company and Robert Rubin dated January 30, 1998.

      21.1*  List of Subsidiaries

      23.1   Consent of Gersten, Savage, Kaplowitz & Fredericks, LLP (to be included in Exhibit 5.1 to this
             Registration Statement)

      23.2   Consent of KPMG, Chartered Accountants

      23.3   Consent of Zaritsky Penny Chartered Accountants

      23.4*  Consent of Borden & Elliot, Canadian counsel to the Company (included in Exhibit 8.1 to this
             Registration Statement).

      24.1*  Power of Attorney (included on the signature page of this Registration Statement)


------------------------

*   Previously filed

            [Alternate Page for Selling Securityholders Prospectus]


      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED           , 1998


PROSPECTUS


                          MED-EMERG INTERNATIONAL INC.
                         62,500 SHARES OF COMMON STOCK



    This Prospectus relates to 62,500 shares of common stock, no par value (the "Common Stock") of MED-EMERG INTERNATIONAL INC. (the "Company") that may be sold by the selling securityholders named herein (the "Selling Securityholders"). See "Selling Securityholders." The 62,500 shares of Common Stock being offered hereby were issued in connection with a bridge financing completed by the Company in January 1997. The Company will not receive any proceeds from the sale of the Common Stock. The expenses in connection with the preparation of this Prospectus and the registration of the Common Stock will be paid by the Company. The Selling Securityholders have agreed not to sell or otherwise dispose of the Common Stock for two years from the date of this Prospectus without the prior written consent of Network 1 Financial Securities, Inc., the underwriter for a concurrent public offering of the Company's securities.


    The Selling Securityholders may sell the shares of Common Stock from time to time directly to purchasers, or through broker-dealers who may receive compensation in the form of discounts or commissions from the Selling Securityholders or purchasers. Sales of the shares of Common Stock may be effected by broker-dealers in ordinary brokerage transactions or block transactions on the Nasdaq SmallCap Market, through sales to one or more dealers who may resell as principals, in privately negotiated transactions or otherwise, at the market price prevailing at the time of sale, a price related to such prevailing market price or at a negotiated price. Usual and customary or specifically negotiated brokerage fees may be paid by the Selling Securityholders in connection therewith. To the Company's knowledge, none of the Selling Securityholders has entered into any underwriting agreements. The Company has offered, by separate Prospectus dated the date hereof, 1,250,000 shares of Common Stock and 1,250,000 Redeemable Common Stock Purchase Warrants (the "IPO"). Each of the Selling Securityholders has agreed not to sell or otherwise dispose of the Common Stock for two years from the date of this Prospectus without the prior written consent of Network 1 Financial Securities, Inc., the underwriter of the IPO.


    Prior to the Offering, there has been no public market for the Common Stock and Warrants and no assurance can be given that any such market will develop upon completion of the Offering. Application has been made to have the Common Stock and Warrants included for quotation on the NASDAQ SmallCap Market under the symbols "MEDEF" and "MEDWF," respectively and for listing on the Boston Stock Exchange under the symbols "MED" and "MEDW," respectively. The initial public offering price of the Common Stock and the Warrants and the exercise price and other terms of the Warrants have been determined by negotiation between the Company and the Underwriter and do not necessarily bear any relation to the Company's earnings, assets, book value, net worth or any other recognized criteria of value. See "Underwriting."


    AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS"
COMMENCING ON      AND DILUTION ON PAGE   .

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this Prospectus is             , 1998

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

    The Selling Securityholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act") and any profits realized by them may be deemed to be underwriting commissions. Any broker-dealers that participate in the distribution of the shares of Common Stock also may be deemed to be "underwriters," as defined in the Act, and any commissions or discounts paid to them, or any profits realized by them upon the resale of any securities purchased by them as principals, may be deemed to be underwriting commissions or discounts under the Act. The sale of the Common Stock by the Selling Securityholders is subject to the prospectus delivery requirements of the Act.

    The shares of Common Stock offered hereby have been registered pursuant to registration rights granted to the Selling Securityholders. The Selling Securityholders are responsible for payment of brokerage commissions and discounts incurred in connection with the sale of the Common Stock. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Act.

            [Alternate Page for Selling Securityholders Prospectus]

                     THE SELLING SECURITYHOLDERS' OFFERING


Securities Offered...........................  62,500 shares of Common Stock, no par value.
                                               See "Description of Securities."

Common Stock Outstanding(1)..................  3,177,500

Risk Factors.................................  The securities offered hereby involve a high degree of risk and immediate substantial
                                               dilution to public investors. See "Risk
                                               Factors" and "Dilution".

NASDAQ Symbol(2).............................  Common Stock:  MEDEF

BSE Symbols(2)...............................  Common Stock:  MED


------------------------


(1) Does not include 994,300 shares of Common Stock issuable upon exercise of outstanding options and 750,000 shares of Common Stock issuable upon conversion of 500,000 shares of Preferred Stock outstanding. See "Principal Stockholders" and "Management" and "Description of Securities."


(2) The proposed Nasdaq and Boston Stock Exchange trading symbols do not imply that a liquid and active market will be developed or sustained for the Common Stock upon completion of this Offering.

            [Alternate Page for Selling Securityholders Prospectus]

                       This page intentionally left blank

            [Alternate Page for Selling Securityholders Prospectus]

because certain restrictions may be placed upon the sale of the securities, unless such securities qualify for an exemption from the "penny stock" rules, such as listing on the Nasdaq Small Cap Market, some brokerage firms will not effect transactions in the Company's securities and it is unlikely that any bank or financial institution will accept such securities as collateral, which could have a materially adverse effect in developing or sustaining any market for the securities.


    For continued listing on The Nasdaq SmallCap Market, a company, among other things, must have (i) US$2,000,000 in net tangible assets, US$35,000,000 in market capitalization, or net income of US$500,000 in two of the last three years, (ii) US$1,000,000 in market value of public float, (iii) a minimum bid price of US$1.00 per share, and (iv) have a minimum of two (2) market makers. If the Company is listed on Nasdaq, and the Company is unable to satisfy the requirements for continued listing, trading, if any, in the Common Stock would be conducted in the "pink sheets" or on the NASD OTC Electronic Bulletin Board.



    PENNY STOCK REGULATION. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current prices and volume information with respect to transactions in such securities are provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this Offering may find it more difficult to sell their securities.



    NO DIVIDENDS. The Company does not intend to pay any dividends on its Common Stock in the foreseeable future. The Company currently intends to retain any earnings to finance the operations of the Company. In addition, the Company's Preferred Stock prohibits the payment of any dividends on the Common Stock until all accrued dividends have been paid on the Preferred Stock. Dividends on the Preferred Stock will accrue at a rate of US$135,000 per year. See "Dividend Policy" and "Description of Securities."



    SHARES ELIGIBLE FOR FUTURE SALE. Of the 3,139,500 shares of Common Stock of the Company outstanding as of the date of this Prospectus (after giving effect to the return to the Company upon closing of this Offering of 62,500 shares of Common Stock from certain investors in the Company's January 1997 private offering), 1,764,500 are "restricted securities," and 802,500 are owned by "affiliates" of the Company, as those terms are defined in Rule 144 promulgated under the Securities Act. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted shares of Common Stock for at least one year is entitled to sell in brokerage transactions, within any three-month period, a

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]


number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the Common Stock is quoted on NASDAQ or a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. Rule 144 also permits a person who presently is not and who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least two years to sell such shares without regard to any of the volume limitations described above. An aggregate of 62,500 shares of Common Stock are being registered concurrently with this Offering. Robert Rubin, a Director, holds options to purchase an aggregate of 700,000 shares of Common Stock. In the event Mr. Rubin exercises such options, the shares will be eligible for resale under Rule 144 commencing two years from the exercise of the options. All of the Company's existing securityholders have agreed not to sell or otherwise dispose of any of their shares of Common stock for a period of two years from the date of this Prospectus, without the prior written consent of the Representative, except for holders of an aggregate of 500,000 shares of Common Stock who have agreed to an identical restriction for a period of one year. Options to purchase an additional 294,300 shares of Common Stock have been granted pursuant to the Company's 1997 Stock Option Plan. There can be no assurance that the Company will not issue additional options currently available for issuance. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices of the Company's securities prevailing from time to time. The possibility that substantial amounts of Common Stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital in the future through the sale of equity securities. See "Shares Eligible for Future Sale."



    POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS. The Warrants offered as part of the IPO are redeemable, in whole or in part, at a price of US$.10 per Warrant, commencing two years after the Effective Date (or earlier with the consent of the Representative) and prior to their expiration; provided that (i) prior notice of not less than 30 days is given to the Warrantholders; (ii) the closing bid price of the Common Stock on each of the 20 consecutive trading days ending on the third business day prior to the date on which the Company gives notice of redemption has been at least US$8.00; and (iii) Warrantholders shall have exercise rights until the close of the business day preceding the date fixed for redemption. Notice of redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, or to sell the Warrants at the current market price when they might otherwise wish to hold them, or to accept the redemption price, which may be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities--Warrants."



    REQUIREMENTS OF CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION IN CONNECTION WITH THE EXERCISE OF THE WARRANTS. The Warrants offered hereby are not exercisable unless, at the time of exercise, (i) there is a current prospectus relating to the Common Stock issuable upon the exercise of the Warrants under an effective registration statement filed with the Securities and Exchange Commission, and (ii) such Common Stock is then qualified for sale or exempt therefrom under applicable state securities laws in the jurisdictions in which the various holders of Warrants reside. There can be no assurance, however, that the Company will be successful in maintaining a current registration statement. After a registration statement becomes effective, it may require updating by the filing of a post-effective amendment. A post-effective amendment is required (i) any time after nine months subsequent to the effective date when any information contained in the prospectus is over sixteen months old, (ii) when facts or events have occurred which represent a fundamental change in the information contained in the registration statement, or (iii) when any material change occurs in the information relating to the plan of distribution of the securities registered by such registration statement. The Company anticipates that this Registration Statement will remain effective for at least nine months following the date of this Prospectus or until
            , 1998, assuming a post-effective amendment is not filed by the Company. The Warrants will be separately tradeable and separately transferable from the Common Stock offered hereby immediately commencing on the date of this Prospectus. The Company intends to qualify the Warrants and the shares of Common Stock issuable upon exercise of the Warrants in a limited number of states, although certain

            [Alternate Page for Selling Securityholders Prospectus]

                                USE OF PROCEEDS

    The Company will not receive any of the proceeds from the sale of the shares of Common Stock.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

                       This page intentionally left blank

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

                       This page intentionally left blank

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

                       This page intentionally left blank

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

                       This page intentionally left blank

            [Alternate Page for Selling Securityholders Prospectus]

   such preferred stock currently held by 1245841 Ontario Inc., which is owned by Dr. and Mrs. Zacharias. For a period of ten years from issuance, each share of preferred stock is convertible into 1.5 shares of Common Stock, and thereafter into such number of shares of Common Stock as is equal to U.S.$4,500,000 divided by the then current market price on the date of conversion. For purposes of the above chart, the number of shares of Common Stock issuable upon conversion of the Preferred Stock was calculated by assuming a one for one and one-half conversion. Mrs. Zacharias disclaims beneficial ownership of the shares owned by her husband.


(5) Includes 65,000 shares issuable upon exercise of currently exercisable options granted under the Company's 1997 Stock Option Plan.



(6) Includes 700,000 shares of Common Stock currently issuable upon exercise of options. See "Management."


(7) These shares may be deemed to be owned by Peter Deeb, a director of the Company. Mr. Deeb owns 75% of Hampton House and is its Chairman and Chief Executive Officer.

(8) Includes (i) 410,000 shares of Common Stock held in the name of Hampton House, and (ii) 15,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the Company's 1997 Stock Option Plan.

(9) Represents shares of Common Stock issuable upon exercise of currently exercisable options issued under the Company's 1997 Stock Option Plan.

            [Alternate Page for Selling Securityholders Prospectus]

                        SHARES ELIGIBLE FOR FUTURE SALE


    Of the 3,177,500 shares of Common Stock outstanding upon completion of the IPO, 1,802,500 shares are "restricted securities." Of such amount, 840,500 are owned by "affiliates" of the Company, as those terms are defined in Rule 144 promulgated under the Securities Act. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted shares of Common Stock for at least two years is entitled to sell in brokerage transactions, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the Common Stock is quoted on NASDAQ or a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. Rule 144 also permits a person who presently is not and who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least three years to sell such shares without regard to any of the volume limitations as described above. An aggregate of 62,500 shares of Common Stock are being registered herein. Robert Rubin, a Director, owns, holds options to purchase an aggregate of 700,000 shares of Common Stock. In the event Mr. Rubin exercises such options, the shares will be eligible for resale under Rule 144 commencing two years after he exercises the option. An aggregate of 294,300 shares of Common Stock are issuable upon exercise of options issued under the Company's 1997 Stock Option Plan. All of the Company's existing securityholders have agreed not to sell or otherwise dispose of any of their shares of Common stock now owned or issuable upon the exercise of currently exercisable warrants for a period of two years from the date of this Prospectus, without the prior written consent of the Underwriter, except for holders of an aggregate of 500,000 shares of Common Stock who have agreed to an identical restriction for a period of one year. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices of the Company's securities prevailing from time to time. The possibility that substantial amounts of Common Stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital in the future through the sale of equity securities.


RESTRICTIONS ON SALE IN CANADA

    The Common Stock has not been qualified for sale in any of the provinces of Canada or to any person who is a resident in any of the provinces of Canada.

            [Alternate Page for Selling Securityholders Prospectus]

                       This page intentionally left blank

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

                       This page intentionally left blank

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]


                       This page intentionally left blank

            [Alternate Page for Selling Securityholders Prospectus]

                              CONCURRENT OFFERING


    Concurrently with this Offering, 1,250,000 shares of Common Stock and 1,250,000 Redeemable Common Stock Purchase Warrant (not including the underwriter's over-allotment option) have been registered by the Company under the Act, pursuant to the Company Prospectus included within the Registration Statement of which this Prospectus forms a part. The Common Stock offered hereby may not be sold prior to twenty-four months from the date of this prospectus without the consent of the underwriter of the IPO.


                                 LEGAL MATTERS


    The validity of the securities which are being offered hereby will be passed upon for the Company by Borden & Elliot (Canadian counsel) and Gersten, Savage, Kaplowitz & Fredericks, LLP (U.S. Counsel), 101 East 52nd Street, New York, New York 10022.


                                    EXPERTS

    The financial statements of the Company as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995, have been included herein and in the registration statement in reliance upon reports of KPMG and Zaritsky Penny & Associates, independent chartered accountants, appearing elsewhere herein, and upon the authority of said firms as experts in accounting and auditing.

            [Alternate Page for Selling Securityholders Prospectus]

                SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION

    The table below sets forth with respect to each Selling Securityholder the number of shares of Common Stock beneficially owned by each Selling Securityholder and the number of such securities included for sale in this Prospectus. Although there can be no assurance that the Selling Securityholders will sell any or all of the shares of Common Stock offered hereby, the following table assumes that each of the Selling Securityholders will sell all shares of Common Stock offered by this Selling Securityholder Prospectus.


                                                    BENEFICIAL                            BENEFICIAL
                                                OWNERSHIP OF COMMON     SHARES OF     OWNERSHIP OF COMMON
                                                       STOCK          COMMON STOCK           STOCK
                                                 PRIOR TO SALE(1)      TO BE SOLD         AFTER SALE
                                                -------------------  ---------------  -------------------
SELLING SECURITYHOLDER
----------------------------------------------
Aleph Mad Family
    Limited Partnership.......................          12,500             12,500                  0
Whitechapel Management
  Limited.....................................          50,000             50,000                  0


------------------------


(1) Each of these shares of Common Stock were acquired in connection with the Company's January 1997 private placement.


    The shares of Common Stock may be sold by one or more of the following methods: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissioner discounts from Selling Securityholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Act in connection with such sales.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO UNDERWRITER, DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE AND REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                  ---------
Prospectus Summary..............................
Risk Factors....................................
Use of Proceeds.................................
Dividend........................................
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................
Business........................................
Management......................................
Certain Relationships and Related
  Transactions..................................
Principal Stockholders..........................
Description of Securities.......................
Shares Eligible for Future Sale.................
Legal Matters...................................
Experts.........................................
Selling Securityholders and Plan of
  Distribution..................................
Financial Statements............................        F-1


                            ------------------------


    UNTIL            , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. IN ADDITION, DEALERS ARE OBLIGATED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTION.


                                MED-EMERG, INC.


                         62,500 SHARES OF COMMON STOCK


                      NETWORK 1 FINANCIAL SECURITIES, INC.


                                         , 1998


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------